UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No. 2)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to 240.14a-12

NATIONAL FUEL GAS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NATIONAL FUEL GAS COMPANY

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting of Stockholders

to be held on

February 21, 2008

NATIONAL FUEL GAS COMPANY
6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

January 11, 2008

Dear Stockholders of National Fuel Gas Company:

We are pleased to invite you to join us at the Annual Meeting of Stockholders of National Fuel Gas Company. The meeting will be held at 11:00 a.m. local time on February 21, 2008, at Houston Oaks Golf and Country Club, 22602 Hegar Road, Hockley, Texas 77447. The matters on the agenda for the meeting are outlined in the enclosed Notice of Meeting and Proxy Statement.

This year’s Annual Meeting will be a particularly important one, and YOUR vote is extremely important.

As you may know, New Mountain Vantage, L.P., a Delaware hedge fund (“New Mountain”), together with its affiliates New Mountain Vantage (California), L.P., New Mountain Vantage (Texas), L.P. and New Mountain Vantage Holdco Ltd., and other members of its group (collectively, “New Mountain Group”), have acquired an approximate 9.6% position in the Company, and are now asking you to elect up to three people they have indicated that they intend to nominate as directors. National Fuel strongly urges you to reject their request. We believe New Mountain Group would seek to have the Board pursue an agenda that: is not the right strategic course for the Company, is flawed by inadequate analysis, and is contrary to your best interests as a shareholder of National Fuel. For a detailed explanation of the reasons for our position, we encourage you to read the Board of Directors’ letter to New Mountain dated December 11, 2007, in which the Board addresses business issues raised by New Mountain in a September 11, 2007 letter to the Board. The Board’s letter to New Mountain is available as Exhibit 99.1 to the second of two Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on December 12, 2007. That second Current Report filed on December 12, 2007, which is hereby incorporated by reference in this proxy statement, is available at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.nationalfuelgas.com.

The Board of Directors and management firmly believe that, given New Mountain Group’s flawed agenda, there is no place for the New Mountain Group proposed directors inside the National Fuel boardroom. New Mountain Group does not need board representation for its voice to be heard, and its voice deserves no special preference over the voices of all other National Fuel stockholders. The National Fuel Board of Directors consists of strong, independent leaders who are uniquely qualified, with deep experience in natural gas pipelines, utilities, and exploration and production including Appalachia, and who represent the long-term interests of all National Fuel stockholders.

Further, your Board and management stand by their record. Over the past fiscal year, three years, five years and ten years, shareholders have enjoyed overall total returns of 32%, 83%, 185% and 214%, respectively, which far exceed returns of the S&P 500 of 16%, 45%, 105% and 89%, respectively, over those same time periods.

Your vote is extremely important, and we urge you to vote your shares to elect the National Fuel Board’s nominees and ensure representation of your interests at the Annual Meeting. The preferred methods of voting are either by telephone or by Internet as described on the WHITE proxy card. These methods are both convenient for you and reduce the expense of soliciting proxies for the Company. If you prefer not to vote by telephone or the Internet, please complete, sign and date your WHITE proxy card and mail it in the envelope provided. The Proxies are committed by law to vote your proxy as you designate.

If you plan to be present at the Annual Meeting, you may so indicate when you vote by telephone or the Internet, or you can check the “WILL ATTEND MEETING” box on the WHITE proxy card. Even if you plan to be present, we encourage you to promptly vote your shares either by telephone or the Internet, or to complete, sign, date and return your WHITE proxy card in advance of the meeting. If you later wish to vote in person at the Annual Meeting, you can revoke your proxy by giving written notice to the Secretary of the Annual Meeting and/or the Trustee (as described on the first page of this proxy statement), and/or by casting your ballot at the Annual Meeting.

We urge you to read this proxy statement carefully, and to vote for your Board’s nominees — who are your committed and experienced representatives and fellow National Fuel stockholders — and to reject the New Mountain Group proposed directors. Do NOT sign any color proxy card they may send to you.

Coffee will be served at 10:30 a.m. and I look forward to meeting with you at that time.

Please review the proxy statement and take advantage of your right to vote.

Sincerely yours,

Philip C. Ackerman
Chairman of the Board of Directors,
and Chief Executive Officer

NATIONAL FUEL GAS COMPANY
6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on February 21, 2008

To the Stockholders of National Fuel Gas Company:

Notice is hereby given that the Annual Meeting of Stockholders of National Fuel Gas Company will be held at 11:00 a.m. local time on February 21, 2008, at Houston Oaks Golf and Country Club, 22602 Hegar Road, Hockley, Texas 77447. The doors to the meeting will open at 10:30 a.m. local time. At the meeting, action will be taken with respect to:

(1) the election of three directors to three-year terms;

(2) the appointment of an independent registered public accounting firm;

and such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on December 26, 2007, will be entitled to vote at the meeting.

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY THE HEDGE FUND NEW MOUNTAIN VANTAGE, L.P. AND ITS DOMESTIC AND FOREIGN AFFILIATES

By Order of the Board of Directors

Anna Marie Cellino
Secretary

January 11, 2008

***CAUTION***

NATIONAL FUEL GAS COMPANY HAS RECEIVED A NOTICE FROM NEW MOUNTAIN VANTAGE, L.P., AND CERTAIN OF ITS AFFILIATES, THAT THEY INTEND TO NOMINATE MESSRS. F. FOX BENTON, DAVID DIDOMENICO AND FREDERIC SALERNO FOR ELECTION TO NATIONAL FUEL GAS COMPANY’S BOARD OF DIRECTORS AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS AND MANAGEMENT FIRMLY BELIEVE THAT THE NEW MOUNTAIN GROUP’S AGENDA IS THE WRONG STRATEGIC COURSE FOR THE COMPANY AND CONTRARY TO YOUR BEST INTERESTS AS A SHAREHOLDER.

Whether or not you plan to attend the meeting, and whatever the number of shares you own, please vote your shares either by telephone or the Internet as described on the enclosed WHITE proxy/voting instruction card and reduce National Fuel Gas Company’s expense in soliciting proxies. Alternatively, you may complete, sign, date and promptly return the enclosed WHITE proxy/voting instruction card. Please use the accompanying envelope, which requires no postage if mailed in the United States.

THE BOARD URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY THE NEW MOUNTAIN GROUP. IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY THE NEW MOUNTAIN GROUP, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

If you have any questions or need assistance in voting your shares of National Fuel Gas Company’s common stock, please call Morrow & Co., LLC at (800) 252-1959.

NATIONAL FUEL GAS COMPANY
6363 MAIN STREET
WILLIAMSVILLE, NEW YORK 14221

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to the holders of National Fuel Gas Company (the “Company”) common stock (the “Common Stock”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on February 21, 2008, or any adjournment or postponement thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about January 11, 2008.

Only stockholders of record at the close of business on December 26, 2007, will be eligible to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, 83,946,575 shares of Common Stock were issued and outstanding. The holders of 41,973,288 shares will constitute a quorum at the meeting.

Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the Annual Meeting. All shares that are represented by effective proxies received by the Company in time to be voted shall be voted at the Annual Meeting or any adjournment or postponement thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes will be included in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and therefore will have no effect on the outcome of the votes.

Pursuant to the rules of the New York Stock Exchange (“NYSE”), if you hold your shares in street name through a broker, your broker is permitted to vote your shares on Proposal 1 below (election of directors) only if you give your broker specific instructions as to how to vote. If you are a street name holder and do not provide instructions to your broker on Proposal 1 below, your shares will count toward a quorum but your broker cannot vote your shares on this matter (a “broker non-vote”). A broker non-vote will have no effect on the outcome of the vote on Proposal 1.

Pursuant to the rules of the NYSE, if you are a street name holder and do not provide instructions to your broker on Proposal 2 below, your broker can vote your shares at its discretion on this matter.

The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any stockholder proposal omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s (the “SEC”) proxy rules, and (v) all matters incident to the conduct of the meeting.

Revoking a Proxy

Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by:

•	mailing a revocation to Anna Marie Cellino at the above address with a later date than your WHITE PROXY CARD;

•	delivering a second signed proxy card dated later than the first signed WHITE PROXY CARD;

•	voting at a later time by telephone;

•	by filing written revocation at the meeting with Mrs. Cellino, secretary of the meeting, or

•	by casting a ballot at the meeting.

If you are an employee stockholder, you may revoke voting instructions given to the Trustee by following the instructions under “Employee Stockholder” in this proxy statement.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

Proposal 1 — Election of Directors

Each outstanding share of our stock is entitled to one vote for as many separate nominees as there are directors to be elected. The Board of Directors has nominated Robert T. Brady, Rolland E. Kidder and John F. Riordan for election to the three available seats on the Board of Directors. Messrs. Brady, Kidder and Riordan are currently directors of the Company. If you do not wish your shares to be voted for a particular nominee on the enclosed WHITE PROXY CARD, you may withhold your vote as provided on the proxy form or withhold authority as prompted during the telephone voting instructions. The Board of Directors recommends that you vote FOR the election of each of the Board’s nominees for director on the enclosed WHITE PROXY CARD.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

          Ratification of the appointment of PricewaterhouseCoopers LLP to audit the Company’s financial statements for 2008 requires the favorable vote of a majority of the shares present at the meeting (in person or by proxy) and entitled to vote. The Audit Committee, as required by law, is directly responsible for appointing the Company’s independent registered public accounting firm. Its appointment of PricewaterhouseCoopers LLP for 2007 will not be affected by the outcome of this vote. However, the Audit Committee will consider these voting results when selecting the Company’s independent auditor for 2008. The Board of Directors recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2008.

How to Vote Your Shares

Voting shares you hold through a nominee

If you hold shares through someone else, such as a stockbroker, bank or nominee, you will receive material from that firm asking you for instructions on how your shares should be voted. You can complete that firm’s voting instruction form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting form will contain instructions on how to access those voting methods.

Returning a signed proxy without voting instructions

If you do return a signed WHITE PROXY CARD without providing voting instructions, your shares will be voted in favor of each of the director candidates nominated by the Board of Directors, in favor of the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2008, and in the discretion of the Proxies on any other matters that may come before the Annual Meeting or any adjournment or postponement thereof.

If You Plan to Attend the Meeting

Please note that attendance will be limited to stockholders as of the record date. Admission will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact Morrow & Co., LLC at (800) 252-1959 to obtain directions to the site of the Annual Meeting. The doors to the meeting will open at 10:30 a.m. local time and the meeting will begin at 11:00 a.m. local time.

Voting in person

If you are a registered shareholder, you may vote your shares in person by ballot at the Annual Meeting, which will be held at Houston Oaks Golf and Country Club, 22602 Hegar Road, Hockley, Texas 77447.

If you hold your shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting along with a properly completed ballot.

Confidential Voting

At the Annual Meeting, officers or employees of IVS Associates, Inc. will serve as inspectors of election. Due to New Mountain’s intention to nominate its own candidates for election as directors at the Annual Meeting, there will not be confidential voting at the Annual Meeting.

Employee Stockholders

If you are a participant in at least one of the Company’s Employee Stock Ownership Plans or Tax-Deferred Savings Plans, you will receive a separate voting instruction form to instruct the Trustee as to how to vote your shares. All shares of Common Stock for which the Trustee has not received timely directions shall be voted by the Trustee in the same proportion as the shares of Common Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. If the voting instruction form is returned signed but without directions marked for one or more items, regarding the unmarked items you are instructing the Trustee and the Proxies to vote FOR Proposals 1 and 2. Participants in the Plan(s) may also provide those voting instructions by telephone. Those instructions may be revoked by written notice to Vanguard Fiduciary Trust Company, Trustee for the Company’s Tax-Deferred Savings Plans and the Employee Stock Ownership Plan, on or before February 15, 2008 at the following address:

National Fuel Gas Company
c/o Corporate Election Services
P.O. Box 1150
Pittsburgh, PA 15230

Multiple Copies of Proxy Statement

The Company has adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, stockholders of record who have the same address and last name can choose to receive only one copy of the proxy statement. If you would like to receive just one set of these materials, follow the telephone prompts while you vote, or check the box at the bottom of the WHITE PROXY CARD and return the card in the pre-addressed postage-paid envelope. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate WHITE PROXY CARDS. Householding will not affect your dividend check mailings.

For additional information on householding, please see “IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS” in this proxy statement.

Other Matters

The Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Proxies will vote in their discretion on such matter.

Annual Report

Mailed herewith is a copy of the Company’s Annual Report for the fiscal year ended September 30, 2007, which includes financial statements. The Company will furnish any exhibit to the Form 10-K upon request to the Secretary at the Company’s principal office, and upon payment of $5 per exhibit.

This year’s vote at the Annual Meeting is extremely important for the future of National Fuel Gas Company.

In addition to voting on the nominees being recommended by your current Board of Directors, you may be solicited for support for a dissident slate of director candidates chosen by the Delaware hedge fund New Mountain and its foreign and domestic affiliates. National Fuel Gas Company strongly urges you not to support their efforts and, instead, to vote for the incumbent slate of directors on the Company’s WHITE proxy card.

PROPOSAL 1. ELECTION OF DIRECTORS
(Proposal 1 on WHITE proxy card)
PLEASE USE THE WHITE PROXY CARD ONLY

Three directors are to be elected at this Annual Meeting. The nominees for the three directorships are: Robert T. Brady, Rolland E. Kidder and John F. Riordan. Messrs. Brady, Kidder and Riordan are currently directors of the Company.

The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, and that these three classes shall be as nearly equal in number as possible. (A class of directors is the group of directors whose terms expire at the same annual meeting of stockholders.) Accordingly, Messrs. Brady, Kidder and Riordan have been nominated for terms of three years.

It is intended that the Proxies will vote for the election of Messrs. Brady, Kidder and Riordan as directors, unless they are otherwise directed by the stockholders. Although the Board of Directors has no reason to believe that any of the nominees will be unavailable for election or service, stockholders’ proxies confer discretionary authority upon the Proxies to vote for the election of another nominee for director in the event any nominee is unable to serve or for good cause will not serve. Messrs. Brady, Kidder and Riordan have consented to being named in this proxy statement and to serve if elected.

The affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock entitled to vote is required to elect each of the nominees for director.

Refer to the following pages concerning the three nominees for director, as well as the seven incumbent directors of the Company whose current terms will continue after the 2008 Annual Meeting, including information with respect to their principal occupations and certain other positions held by them.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Last year, all of the directors attended the Annual Meeting of Stockholders, and they are expected to do so again this year.

The Board of Directors Recommends a Vote FOR the Election of
Messrs. Brady, Kidder and Riordan on the WHITE proxy card.

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Nominees for Election as Directors For Three-Year Terms to Expire in 2011
ROBERT T. BRADY 1995	67	Chairman of Moog Inc. since February 1996. Moog is a worldwide designer, manufacturer and integrator of precision control components and systems with a total return of 27%, 82% and 250% for the one, three and five year periods ending September 30, 2007. President and Chief Executive Officer of Moog Inc. since 1988 and Board member since 1984. Director of Astronics Corporation, M&T Bank Corporation and Seneca Foods Corporation. Chairs the regular executive sessions of non-management directors, and is the designated contact for shareholders to communicate with the non-management directors on the Board.
ROLLAND E. KIDDER 2002	67	Executive Director of the Robert H. Jackson Center, Inc., in Jamestown, New York, from 2002 until 2006. Founder of Kidder Exploration, Inc., an independent Appalachian oil and gas company; Chairman and President from 1984 to 1994. Mr. Kidder is also a former Director of the Independent Oil and Gas Association of New York and the Pennsylvania Natural Gas Associates — both Appalachian-based energy associations. An elected member of the New York State Assembly from 1975 to 1982. Former Trustee of the New York Power Authority. On the Dean’s Advisory Council of the University at Buffalo School of Law from 1996 to 2001. Vice President and investment advisor for P.B. Sullivan & Co., Inc. from 1994 until 2001.
JOHN F. RIORDAN 1995	72	President and CEO from April 2000 to December 2005 of GTI (the Gas Technology Institute), the leading research, development and training organization serving the natural gas industry, Des Plaines, Illinois. President and CEO of MidCon Corporation, a company engaged in interstate and intrastate natural gas transportation as well as wholesale marketing of natural gas, from October 1988 to January 1998. In 1998, Mr. Riordan directed Occidental Petroleum Corporation’s divestiture and sale of MidCon to KN Energy, Inc. Vice Chairman of KN Energy from February 1998 to February 1999. Director of Nicor Inc. since 2001. Twice chairman of the Interstate Natural Gas Association of America (INGAA). Former President of the commodity chemical business at Occidental Petroleum and former President of the natural gas liquids business at Cities Service Company. Former director of Occidental Petroleum and former director of Chicago Bridge & Iron Company. Former Trustee of Niagara University.

(1)	As of February 21, 2008.

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Directors Whose Terms Expire in 2009
R. Don Cash 2003	65	Chairman Emeritus since May 2003, and Board Director since May 1978, of Questar Corporation (Questar), an integrated natural gas company headquartered in Salt Lake City, Utah. Chairman of Questar from May 1985 to May 2003. Chief Executive Officer of Questar from May 1984 to May 2002 and President of Questar from May 1984 to February 1, 2001. Director of Zions Bancorporation since 1982 and Associated Electric and Gas Insurance Services Limited since 1993. Director of Texas Tech Foundation since November 2003 and TODCO (The Offshore Drilling Company) from May 2004 until July 2007. Former trustee, until September 2002, of the Salt Lake Organizing Committee for the Olympic Winter Games of 2002.
Stephen E. Ewing 2007	63	Vice Chairman of DTE Energy, a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide, from November 1, 2005 until December 31, 2006. Group President, Gas Division, DTE Energy from June 1, 2001 until November 1, 2005. Former president and chief operating officer of MCN Energy Group, Inc. Former president and Chief Executive Officer of Michigan Consolidated Gas Co. (MichCon), a natural gas utility. MichCon is a principal operating subsidiary of DTE Energy as a result of the 2001 merger of DTE Energy and MCN Energy Group, Inc. Chairman of the Board of Directors of the American Gas Association for 2006 and past chairman of the Midwest Gas Association and the Natural Gas Vehicle Coalition.
George L. Mazanec 1996	71	Former Vice Chairman, from 1989 until October 1996, of PanEnergy Corporation, Houston, Texas, a diversified energy company (now part of Spectra). Advisor to the Chief Operating Officer of Duke Energy Corporation from August 1997 to 2000. Director of TEPPCO, LP from 1992 to 1997, Director of Northern Border Pipeline Company Partnership from 1993 to 1998 and Director of Westcoast Energy Inc. from 1998 to 2002. Director of Dynegy Inc. since May 2004. Director of the Northern Trust Bank of Texas, NA and Associated Electric and Gas Insurance Services Limited. Former Chairman of the Management Committee of Maritimes & Northeast Pipeline, L.L.C. Member of the Board of Trustees of DePauw University since 1996.

(1)	As of February 21, 2008.

Name and Year
Became a Director
of the Company	Age(1)	Principal Occupation

Directors Whose Terms Expire in 2010
Philip C. Ackerman 1994	64	Chief Executive Officer of the Company since October 2001. Appointed as Chairman of the Board effective January 3, 2002. President of the Company from July 1999 until February 2006. Senior Vice President of the Company from June 1989 until July 1999 and Vice President from 1980 to June 1989. President of National Fuel Gas Distribution Corporation (2) from October 1995 until July 1999 and Executive Vice President from June 1989 to October 1995. Executive Vice President of National Fuel Gas Supply Corporation (2) from October 1994 to March 2002. President of Seneca Resources Corporation (2) from June 1989 to October 1996. President of Horizon Energy Development, Inc. (2) since September 1995 and certain other non-regulated subsidiaries of the Company since prior to 1992.
Craig G. Matthews 2005	64	Former President, CEO and Director of NUI Corporation, a diversified energy company acquired by AGL Resources Inc. on November 30, 2004, from February 2004 until December 2004. Vice Chairman, Chief Operating Officer and Director of KeySpan Corporation (previously Brooklyn Union Gas Co.) from March 2001 until March 2002. Director of Hess Corporation (formerly Amerada Hess Corporation) since 2002. Chairman of the Board of Trustees, Polytechnic University, and Director since 1996. Board member of Republic Financial Corporation since May 2007.
Richard G. Reiten 2004	68	Chairman from September 2000 through February 2005 and Director since March 1996 of Northwest Natural Gas Company, a natural gas local distribution company headquartered in Portland, Oregon. Chief Executive Officer of Northwest Natural Gas Company from January 1997 until December 2002 and President from January 1996 through May 2001. Director of Associated Electric and Gas Insurance Services Limited since 1997. Director of US Bancorp since 1998, Building Materials Holding Corp. since 2001 and IDACORP Inc. since January 2004.
David F. Smith 2007	54	President and Chief Operating Officer of the Company since February 2006, Vice President from April 2005 until February 2006. President of National Fuel Gas Supply Corporation (2) since April 2005, Senior Vice President from June 2000 until April 2005. President of National Fuel Gas Distribution Corporation (2) from July 1999 to April 2005, Senior Vice President from January 1993 until July 1999. Also president of Empire State Pipeline (2) and various non-regulated subsidiaries of the Company. Board member of the Interstate Natural Gas Association of America (INGAA), the INGAA Foundation, American Gas Foundation and Chairman of the Northeast Gas Association.

(1)	As of February 21, 2008.

(2)	Wholly-owned subsidiary of the Company.

Solicitation of Proxies by Certain of the Company’s Stockholders

In the fall of 2006, the Company received certain communications from foreign and domestic affiliates of New Mountain regarding, among other things, New Mountain’s views with respect to the Company’s stock price and strategic initiatives. Included with these communications was a summary of a report prepared by Schlumberger Data & Consulting Services (“Schlumberger”) and others (the “Schlumberger Report”) for New Mountain. Based on the Schlumberger Report and its own analysis, New Mountain expressed its belief that the Company’s shallow conventional oil and gas assets in the Appalachian basin had not been fully analyzed or developed by the Company. New Mountain also communicated its belief that the Company’s Appalachian acreage may contain exploration and development opportunities in deeper formations including the Devonian shale formation.

On December 12, 2006, representatives of the Company’s senior management met with representatives of New Mountain to discuss the issues raised by New Mountain. At this meeting, the Company discussed its views on the portions of the Schlumberger Report shared by New Mountain, as well as the Company’s strategy with respect to its Appalachian assets. At this meeting, New Mountain encouraged the Company to speak directly to Schlumberger and to retain Schlumberger to perform a similar review of the Company’s Appalachian reserves as that performed for New Mountain. The Company indicated to New Mountain that it (i) possessed serious concerns about New Mountain’s analysis and conclusions regarding its Appalachian reserves and (ii) believed in the validity of its own existing strategy for its Appalachian assets. However, the Company indicated that it would take New Mountain’s suggestions under advisement. The Company asked for a copy of the Schlumberger Report.

On February 15, 2007, representatives of New Mountain addressed all of the Company’s directors and the others attending the Company’s 2007 Annual Meeting of Stockholders.

On September 7, 2007, representatives of New Mountain again met with representatives of the Company to discuss the Company’s Appalachian oil and gas assets, strategic focus and certain governance issues expressed by New Mountain. The Company again asked for a copy of the Schlumberger Report.

On September 11, 2007, New Mountain sent a letter to the Board of Directors containing four requests that would, in the opinion of New Mountain, “unlock substantial value for all of” the Company’s stockholders if implemented. These requests included developing a new greatly accelerated strategic plan for the Company’s Appalachian assets, retaining an investment bank to explore the disposition of certain of the Company’s assets and a spin-off of certain others into one or more master limited partnerships, redeeming the Company’s stockholder rights plan and eliminating its classified board of directors.

On September 12, 2007, the Company sent a letter to New Mountain indicating that it would carefully consider the suggestions made by New Mountain and again requesting that New Mountain provide copies of the full Schlumberger Report and supporting documentation to allow the Company to fully analyze the basis for the conclusions expressed in that report.

On September 14, 2007, New Mountain sent a letter to the Company that reviewed certain of the materials provided to and communications with the Company to that point.

On September 18, 2007, the Company sent a letter to New Mountain reiterating its request for a copy of the full Schlumberger Report.

On October 11, 2007, the Company issued a press release reporting the results of a study performed by Netherland, Sewell & Associates, Inc., independent engineers, regarding the Company’s undeveloped reserves in Appalachia. The results of this study were furnished on the Company’s Form 8-K, dated October 12, 2007.

On October 17, 2007, the Company received notice from New Mountain Group of their intention to nominate the following three candidates for election at the Annual Meeting: F. Fox Benton, III, David M. DiDomenico and Frederic V. Salerno.

On November 1, 2007, the Company sent letters to New Mountain and its director nominees again requesting copies of the full Schlumberger Report, which the Company has yet to receive as of the date of this proxy statement.

As of January 2, 2008, the entities and individuals making up New Mountain Group were the beneficial owners of 8,076,206 shares of Common Stock, or approximately 9.6% of the Common Stock outstanding as of December 26, 2007.

As of January 11, 2008, New Mountain continues to refuse to produce a copy of the full Schlumberger Report.

After careful consideration, the Board believes that the suggestions made by New Mountain are flawed by inadequate analysis and are not in the best interests of National Fuel’s shareholders at this time.

Appalachian E&P

•	National Fuel has an aggressive and well thought-out long-term strategy for developing its Appalachian properties that relies on our experience and proprietary knowledge of our acreage.

•	A significant modification to that plan, as suggested by New Mountain, would provide no short-term bonanza for investors, and would ultimately erode the long-term value of the assets.

Master Limited Partnership (MLP) Assessment

•	New Mountain’s suggestions to restructure National Fuel by financially engineering its Exploration and Production assets, and/or its Pipeline and Storage assets, into MLPs are similarly founded on insufficient analysis of incomplete data.

•	After a thorough analysis of real data, we have concluded — with the concurrence of our top tier financial advisor — that MLPs are not an attractive financial or strategic alternative for National Fuel at this time.

Additional Asset Review

•	National Fuel has undertaken a review of those assets that New Mountain views as “non-core.”

•	The Company has concluded that New Mountain’s suggestions would result in no significant incremental benefit to National Fuel’s shareholders and has determined (1) not to sell its core energy marketing segment, (2) to hold its timber assets available for the right potential opportunity, and (3) to actively consider the future of its small landfill gas business.

Director Independence

The Board of Directors has determined that directors Brady, Cash, Ewing, Kidder, Matthews, Mazanec, Reiten and Riordan are independent, and that Mr. Ackerman, Chairman and Chief Executive Officer of the Company, and Mr. Smith, President and Chief Operating Officer of the Company, are not. The Board’s determinations of director independence were made in accordance with the listing standards of the New York Stock Exchange (NYSE) and the Director Independence Guidelines adopted by the Board and included in this proxy statement as Appendix A. Generally, Appendix A provides that, in order for a director to be considered independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company or any subsidiary, after consideration of all relevant facts and circumstances not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation. Specifically, Appendix A sets out seven specific circumstances in which a director will not be considered independent, and three categorical types of commercial or charitable relationships that will not be considered material relationships for purposes of determining whether a director is independent. Appendix A also sets out four types of independence-related disclosures that the Company will continue to make.

Non-management directors meet at regularly scheduled executive sessions without management. The sessions are chaired by Robert T. Brady. The Board of Directors provides a process for shareholders to send communications to the Board or to certain directors. Communications to Mr. Brady, to the non-management directors as a group, or to the entire Board should be addressed as follows: Robert T. Brady, Moog, Inc., P.O. Box 18, East Aurora, New York 14052. For the present, all stockholder communications addressed in such manner will go directly to the indicated directors. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Company’s website at www.nationalfuelgas.com.

Meetings of the Board of Directors and Standing Committees

During the Company’s fiscal year ended September 30, 2007 (“fiscal 2007”), there were five meetings of the Board of Directors. In addition, certain directors attended meetings of standing or pro tempore committees. The Audit Committee held eight meetings, the Compensation Committee held seven meetings, the Executive Committee held one meeting, and the Nominating/Corporate Governance Committee held three meetings. During fiscal 2007, all incumbent directors attended at least 75% of the aggregate of meetings of the Board and of the committees of the Board on which they served.

The table below shows the number of meetings conducted in fiscal 2007 and the directors who currently serve on these committees.

BOARD COMMITTEES
Nominating/
DIRECTOR	Audit	Corporate Governance	Compensation	Executive

Philip C. Ackerman				X (Chair)
Robert T. Brady		X (Chair)	X	X
R. Don Cash	X	X	X
Stephen E. Ewing	X
Rolland E. Kidder	X
Craig G. Matthews	X (Chair)
George L. Mazanec	X		X (Chair)	X
Richard G. Reiten		X	X
John F. Riordan		X	X	X
David F. Smith				X

Number of Meetings in Fiscal 2007	8	3	7	1

Audit

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The Audit Committee held eight meetings during fiscal 2007, in order to review the scope and results of the annual audit, to receive reports of the Company’s independent registered public accounting firm and chief internal auditor, and to prepare a report of the committee’s findings and recommendations to the Board of Directors. The members of the committee are independent as independence for audit committee members is defined in the NYSE’s listing standards applicable to the Company, in SEC regulations, and in the Company’s Director Independence Guidelines. No Audit Committee member simultaneously serves on the audit committees of more than three public companies. The Board limits the audit committees on which an Audit Committee member can serve to three, unless the Board has determined that such simultaneous service would not impair the ability of such members to serve effectively. The Company’s Board of Directors has determined that the Company has at least two audit committee financial experts (as defined by SEC regulations) serving on its Audit Committee, namely Messrs. Matthews and Mazanec, both of whom are independent directors.

In connection with its review of the Company’s internal audit function, the Audit Committee in 2006 had a Quality Assessment performed by a consulting firm that concluded that the Company’s Audit Services Department conducts its audits in accordance with the Institute of Internal Auditors International Standards for the Professional Practice of Internal Auditing (the “Standards”). Under the Standards, external Quality Assessments should be conducted at least once every five years.

Further information relating to the Audit Committee appears in this proxy statement under the headings “Audit Fees” and “Audit Committee Report.” A current copy of the charter of the committee is included in this proxy statement as Appendix B, and is also available to security holders on the Company’s website at www.nationalfuelgas.com, and in print to stockholders who request a copy from the Company’s Secretary at its principal office.

Compensation

The Compensation Committee held seven meetings during fiscal 2007, in order to review and determine the compensation of Company executive officers, to review reports and to grant awards under the 1997 Award and Option Plan and the At Risk Program. The members of the committee are independent as independence is defined in the NYSE listing standards applicable to the Company, SEC regulations, and the Company’s Director Independence Guidelines. The committee also administers the Company’s 1993 Award and Option Plan, 1997 Award and Option Plan, Annual At Risk Compensation Incentive Program, and the National Fuel Gas Company Performance Incentive Program. A current copy of the charter of the committee is available to security holders on the Company’s website at www.nationalfuelgas.com and is available in print to stockholders who request a copy from the Company’s Secretary at its principal office.

As described in the Compensation Discussion and Analysis in this proxy statement, the Compensation Committee is responsible for various aspects of executive compensation, including approval of the base salaries and bonuses of the Company’s executive officers. The committee is authorized to evaluate director compensation and make recommendations to the full Board regarding director compensation. The committee may form subcommittees and delegate to those subcommittees such authority as the committee deems appropriate, other than authority required to be exercised by the committee as a whole. As described more fully in the Compensation Discussion and Analysis, the Company retains The Hay Group, an independent compensation consulting firm, to assist in approving executive compensation. In addition, as set forth in the Compensation Committee’s charter, the Chief Executive Officer may and does make, and the committee may and does consider, recommendations regarding the Company’s compensation and employee benefit plans and practices. The committee then approves executive compensation as it deems appropriate.

Executive

There was one meeting of the Executive Committee during fiscal 2007. The committee has and may exercise the authority of the full Board, except as may be prohibited by New Jersey corporate law (N.J.S.A.§14A:6-9).

Nominating/Corporate Governance

All the members of the Nominating/Corporate Governance Committee are independent, as independence for nominating committee members is defined in the NYSE listing standards applicable to the Company, SEC regulations, and the Company’s Director Independence Guidelines. The committee makes recommendations to the full Board on nominees for the position of director. The committee also has duties regarding corporate governance matters as required by law, regulation or NYSE rules. Stockholders may recommend individuals to the committee to consider as potential nominees. Procedures by which stockholders may make such recommendations are set forth in Exhibit B to the Company’s Corporate Governance Guidelines, described in the following paragraph. There have been no material changes to those procedures since the Board of Directors adopted the Company’s Corporate Governance Guidelines.

The committee’s charter provides for the committee to develop and recommend to the Board criteria for selecting new director nominees and evaluating unsolicited nominations, which criteria are included in this proxy statement as part of the Company’s Corporate Governance Guidelines (included in this proxy statement as Appendix C, available to security holders on the Company’s website at www.nationalfuelgas.com, and available in print to stockholders who request a copy from the Company’s Secretary at its principal office). A current copy of the charter of the committee is available to security holders on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request a copy from the Company’s Secretary at its principal office. Appendix C also addresses the qualifications and skills the committee believes are necessary in a director, and the committee’s consideration of stockholder recommendations for director. Stockholder recommendations identifying a proposed nominee and setting out his or her qualifications should be delivered to the Company’s Secretary at its principal office no later than September 15, 2008 in order to be eligible for consideration at the 2009 Annual Meeting of Stockholders.

Charitable Contributions by Company

Within the preceding three years, the Company did not make any charitable contributions to any charitable organization in which a director served as executive officer which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

Compensation Committee Interlocks and Insider Participation

There are no “Compensation Committee interlocks” or “insider participation” which SEC regulations or NYSE listing standards require to be disclosed in this proxy statement.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics is available on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request it from the Company’s Secretary at its principal office.

Related Person Transactions

The Company had no related person transactions in fiscal 2007. The Company’s Code of Business Conduct and Ethics (which is in writing and available to shareholders as described above) identifies the avoidance of any actual or perceived conflicts between personal interests and Company interests as an essential part of the responsibility of the Company’s directors, officers and employees. The Code provides that a conflict of interest may arise when a director, officer or employee receives improper personal benefits as a result of his or her position in the Company, or when personal situations tend to influence or compromise a director’s, officer’s or employee’s ability to render impartial business decisions in the best interest of the Company. Potential conflicts of interest under the Code would include but not be limited to related person transactions. The Audit Committee administers the Code as it relates to the Company’s directors and executive officers.

Directors’ Compensation

The Retainer Policy for Non-Employee Directors (the “Retainer Policy”), which replaced both the Board’s preexisting retainer policy and the Retirement Plan for Non-Employee Directors (the “Directors’ Retirement Plan”), was approved at the 1997 Annual Meeting of Stockholders. Directors who are not Company employees or retired employees do not participate in any of the Company’s employee benefit or compensation plans. Directors who are current employees receive no compensation for serving as directors. Only non-employee directors (including retired employee directors, if there were any) are covered by the Retainer Policy, under which directors are paid in money plus an amount of common stock adjusted from time to time.

Effective April 1, 2007, pursuant to the Retainer Policy, non-employee directors are each paid an annual retainer of $32,000 and 1,200 shares of Common Stock, payable in quarterly increments. Prior to April 1, 2007, non-employee directors were each paid an annual retainer of $26,000 and 1,200 shares of Common Stock. Common Stock issued to non-employee directors under the Retainer Policy is nontransferable until the later of two years from issuance or six months after the recipient’s cessation of service as a director of the Company.

Non-employee directors were each paid a fee of $2,000 for each Board meeting ($1,800 prior to April 1, 2007) and $2,000 for each Committee meeting ($1,800 prior to April 1, 2007) attended in person or by telephone. Non-employee directors were each paid an additional annual retainer fee of $7,500 if appointed as Chairman of any committee; accordingly, Messrs. Brady, Matthews and Mazanec each received an additional annual retainer fee of $7,500 during fiscal 2007.

Benefit accruals under the Directors’ Retirement Plan ceased for each current non-employee director on December 31, 1996. All such directors who were eligible were vested in their Directors’ Retirement Plan benefits at that time, and will receive their accrued Directors’ Retirement Plan benefits under its terms. People who first become directors after February 1997 are not eligible to receive benefits under the Directors’ Retirement Plan. The Directors’ Retirement Plan pays an annual retirement benefit equal to 10% of the annual retainer in effect on December 31, 1996 ($18,000 per year), multiplied by the number of full years of service prior to January 1, 1997, but not to exceed 100% of that annual retainer. The retirement benefit would begin upon the later of the date of the director’s retirement from the board or the date the director turns age 70, and would continue until the earlier of the expiration of ten years or the death of the director.

The following table sets forth the compensation paid to each non-employee director for service during fiscal 2007:

DIRECTOR COMPENSATION TABLE — FISCAL 2007

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash ($)	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(1)	($)(2)	($)	($)	(3) ($)	(4) ($)	($)

Robert T. Brady	66,900	48,906	None	None	0	10	115,816
R. Don Cash	72,600	48,906	None	None	N/A	10	121,516
Stephen E. Ewing	34,978	32,507	None	None	N/A	10	67,495
Rolland E. Kidder	53,600	48,906	None	None	N/A	10	102,516
Craig G. Matthews	64,900	48,906	None	None	N/A	10	113,816
George L. Mazanec	78,300	48,906	None	None	N/A	10	127,216
Richard G. Reiten	57,400	48,906	None	None	N/A	10	106,316
John F. Riordan	59,400	48,906	None	None	N/A	10	108,316

(1)	Represents the portion of the annual retainer paid in cash, plus meeting fees.

(2)	Represents the fair value as required by Statement of Financial Accounting Standards 123R, on the date of issuance, of the Common Stock issued pursuant to the current Retainer Policy. The average of the high and low stock price on each date of issuance was used to compute the fair value. The average prices were as follows: $36.44 for October 2, 2006, $38.735 for January 2, 2007, $43.835 for April 2, 2007 and $44.01 for July 2, 2007.

As of November 30, 2007, the aggregate number of shares paid under the Retainer Policy to Messrs. Brady, Cash, Ewing, Kidder, Matthews, Mazanec, Reiten and Riordan are 9,200, 5,833, 1,046, 6,290, 3,441, 9,200, 3,676 and 7,800 respectively.

(3)	Benefit accruals under the Directors Retirement Plan ceased for each current non-employee director on December 31, 1996. Mr. Brady is the only active director who has an accrued pension benefit under this plan. His retirement benefit will begin upon the later of the date of his retirement as a director or the date he turns age 70. His benefit is fixed at a set amount of $1,800 per year with no increase in future benefits. The Company expensed the present value of this future benefit in a prior fiscal year and continues to expense only the interest associated with this benefit. The fiscal 2007 interest expense to the Company was $679. The directors do not have a non-qualified deferred compensation plan or any other pension plan.

(4)	Represents premiums paid on a Blanket Travel Insurance Policy, which covers each Director up to a maximum benefit of $500,000. This insurance provides coverage in case of death or injury while on a trip for Company business.

AUDIT FEES

In addition to retaining PricewaterhouseCoopers LLP to report on the annual consolidated financial statements of the Company for fiscal 2007, the Company retained PricewaterhouseCoopers LLP to provide various non-audit services in fiscal 2007. The aggregate fees billed for professional services by PricewaterhouseCoopers LLP for each of the last two fiscal years were as follows:

	2006	2007

Audit Fees(1)	$1,213,093	$1,391,150
Audit-Related Fees(2)	$4,848	$20,000
Tax Fees
Tax advice and planning(3)	$5,500	$356,150
Tax compliance(4)	$86,949	$122,595
All Other Fees(5)	$1,500	$39,585

TOTAL	$1,311,890	$1,929,480

(1)	Audit Fees include audits of consolidated financial statements and internal control over financial reporting, reviews of financial statements included in quarterly Forms 10-Q, comfort letters and consents, and audits of certain of the Company’s wholly owned subsidiaries to meet statutory or regulatory requirements.

(2)	Audit-Related Fees include audits of certain of the Company’s wholly-owned subsidiaries not required by statute or regulation, and consultations concerning technical financial accounting and reporting standards and implementation of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

(3)	Tax advice and planning includes consultations on various federal, state and foreign tax matters.

(4)	Tax compliance includes tax return preparation and tax audit assistance.

(5)	All Other Fees relate to permissible fees other than those described above and include the software-licensing fee for an electronic audit software system and an accounting and financial reporting research tool.

The Audit Committee’s charter (included in this proxy statement as Appendix B and available on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request a copy from the Company’s Secretary at its principal office) references its pre-approval policies and procedures. The committee has pre-approved the use of PricewaterhouseCoopers LLP for specific types of services, including, among others, various audit and audit-related services and certain tax services. The chair of the committee and, in his absence, another specified member of the committee are authorized to pre-approve any audit or non-audit service on behalf of the committee. Each pre-approval is to be reported to the full committee at the first regularly scheduled committee meeting following such pre-approval. The Company’s Reporting Procedures for Accounting and Auditing Matters are included in this proxy statement as Appendix D.

For fiscal 2007, none of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee in reliance upon the “de minimus exception” contained in Section 202 of Sarbanes-Oxley and codified in Section 10A(i)(1)(B) of the Securities Exchange Act and in 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT COMMITTEE REPORT

The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board of Directors, a copy of which is included in this proxy statement as Appendix B and is also available on the Company’s website at www.nationalfuelgas.com and in print to stockholders who request a copy from the Company’s Secretary at its principal office.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2007 with management. The Audit Committee has also reviewed with management its evaluation of the Company’s internal control over financial reporting and reviewed management’s assessment about the effectiveness of the Company’s internal control over financial reporting, including any significant deficiencies in such internal control over financial reporting. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company and its affiliates is compatible with the independent registered public accounting firm’s independence.

Based on the review, discussions and considerations referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K (17 CFR 249.310) for the last fiscal year for filing with the SEC.

AUDIT COMMITTEE

Craig G. Matthews, Chairman
R. Don Cash
Stephen E. Ewing
Rolland E. Kidder
George L. Mazanec

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth for each current director, each nominee for director, each of the executive officers named in the Summary Compensation Table, and for all directors and officers as a group, information concerning beneficial ownership of Common Stock. The Common Stock is the only class of Company equity securities outstanding. Unless otherwise stated, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire through exercise of stock options but has not done so. All information is as of November 30, 2007, except as otherwise indicated.

			Shares Held in
Name of Beneficial	Exercisable Stock	Shares held	401(k)	Restricted	Shares Otherwise		Percent of
Owner	Options(1)	in ESOP(2)	Plan(3)	Stock(4)	Beneficially Owned(5)		Class(6)

Philip C. Ackerman	1,820,972	21,740	17,101	1,328	588,766	(7)	2.87%
Robert T. Brady	0	0	0	0	11,400		*
Matthew D. Cabell	0	0	95	15,000	0		*
R. Don Cash	0	0	0	0	9,833	(8)	*
Stephen E. Ewing	0	0	0	0	2,046		*
Rolland E. Kidder	0	0	0	0	24,390	(9)	*
Craig G. Matthews	0	0	0	0	5,581		*
George L. Mazanec	0	0	0	0	12,200	(10)	*
James D. Ramsdell	192,000	3,814	11,421	0	38,125	(11)	*
Richard G. Reiten	0	0	0	0	4,676		*
John F. Riordan	0	0	0	0	15,400		*
David F. Smith	325,000	1,764	12,328	0	116,174		*
Ronald J. Tanski	271,000	2,839	15,334	0	66,158	(12)	*
Directors and Executive Officers as a Group (18 individuals)	3,274,710	35,058	100,117	16,328	1,023,851		5.13%

*	Represents beneficial ownership of less than 1% of issued and outstanding Common Stock on November 30, 2007.

(1)	This column lists shares with respect to which each of the named individuals, and all current directors and executive officers as a group (18 individuals), have the right to acquire beneficial ownership within 60 days of November 30, 2007, through the exercise of stock options granted under the 1997 Award and Option Plan. Stock options, until exercised, have no voting power.

(2)	This column lists shares held in the Company and Subsidiaries Employee Stock Ownership Plan (“ESOP”). The beneficial owners of these shares have sole voting power with respect to shares held in the ESOP, but do not have investment power respecting most of those shares until they are distributed.

(3)	This column lists shares held in the Company Tax-Deferred Savings Plan for Non-Union Employees (“TDSP”), a 401(k) plan. The beneficial owners of these shares have sole voting and investment power with respect to shares held in the TDSP.

(4)	This column lists shares of restricted stock, certain restrictions on which had not lapsed as of November 30, 2007. Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

(5)	This column includes shares held of record and any shares beneficially owned through a bank, broker or other nominee.

(6)	This column lists the sum of the individual’s (or individuals’) stock options and shares shown on this table, expressed as a percent of the Company’s outstanding shares and that individual’s (or individuals’) exercisable stock options at November 30, 2007.

(7)	Includes 1,000 shares held by Mr. Ackerman’s wife in trust for her mother, as to which shares Mr. Ackerman disclaims beneficial ownership, and 220 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

(8)	Includes 3,000 shares held by the Don Kay Clay Cash Foundation, a Utah not-for-profit corporation, of which Mr. Cash, his wife, son and daughter-in-law are directors. Mr. Cash disclaims beneficial ownership of these shares.

(9)	Includes 11,100 shares owned by Mr. Kidder’s wife, as to which Mr. Kidder shares voting and investment power.

(10)	Includes 600 shares owned by Mr. Mazanec’s wife, as to which Mr. Mazanec shares voting and investment power.

(11)	Shares owned jointly with Mr. Ramsdell’s wife, as to which Mr. Ramsdell shares voting and investment power.

(12)	Includes 614 shares owned jointly with Mr. Tanski’s wife, as to which Mr. Tanski shares voting and investment power.

As of November 30, 2007, the Company knows of no one who beneficially owns in excess of 5% of the Company’s Common Stock, which is the only class of Company stock outstanding, except as set forth in the table below.

	Shares Held as
	Trustee for Company	Shares	Percent
	Employee Benefit	Otherwise	of
Name and Address of Beneficial Owner	Plans(1)	Beneficially Held	Class(2)

Vanguard Fiduciary Trust Company 100 Vanguard Boulevard Malvern, PA 19355	4,858,166	2,161,502 (3)	8.4%
New Mountain Vantage, GP L.L.C. 787 7th Avenue, 49th floor New York, NY 10091	0	8,076,206 (4)	9.6%

(1)	This column lists the shares held by Vanguard Fiduciary Trust Company in its capacity as trustee for certain employee benefit plans. Vanguard Fiduciary Trust Company held 4,858,166 shares on behalf of the plans as of November 30, 2007, all of which have been allocated to plan participants. The plan trustee votes the shares allocated to participant accounts as directed by those participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the Trustee in the same proportion as the shares of Common Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with provisions of Title I of ERISA. Vanguard Fiduciary Trust Company disclaims beneficial ownership of all shares held in trust by the trustee that have been allocated to the individual accounts of participants in the plans for which directions have been received, pursuant to Rule 13d-4 under the Securities Exchange Act.

(2)	This column lists the sum of the shares shown on this table, expressed as a percent of the Company’s outstanding shares at December 26, 2007.

(3)	The Vanguard Group, which is affiliated with Vanguard Fiduciary Trust Company, has sole investment and voting discretion with respect to these shares of Company common stock, according to its Form 13F for the period ended September 30, 2007.

(4)	As reported on Schedule 14A, filed with the SEC on January 8, 2008, by New Mountain Vantage GP, L.L.C., a Delaware limited liability company (“Vantage GP”), New Mountain Vantage, L.P., a Delaware limited partnership (“NMV”), New Mountain Vantage (California), L.P., a Delaware limited partnership (“NMVC”), New Mountain Vantage (Texas), L.P., a Delaware limited partnership (“NMVT”), New Mountain Vantage Advisers, L.L.C., a Delaware limited liability company (“NMV Advisers”), New Mountain Vantage (Cayman) Ltd., a Cayman Islands exempt limited company (“NMV Offshore”), New Mountain Vantage HoldCo Ltd., a Cayman Islands exempt limited company (“NMV Offshore HoldCo”), Mr. Steven B. Klinsky (collectively, the “NMV Entities”), NMV Special Holdings, LLC, a Delaware limited liability company (“NMVSH”), the California Public Employees’ Retirement System, a unit of the California State and Consumer Services Agency charged with oversight of the Public Employees’ Retirement Fund (“CalPERS”), (NMV Entities, NMVSH and CalPERS, collectively, the “Reporting Persons”), F. Fox Benton III, David M. DiDomenico and Frederic V. Salerno. The Reporting Persons consider themselves a “group” for purposes of Section 13(d) of the Securities Exchange Act. As reported by the Reporting Persons in their Schedule 13D, as amended, filed with the SEC,the principal business address of each of the Reporting Persons (other than NMV Offshore, NMV Offshore HoldCo and CalPERS) is 787 Seventh Avenue, 49th Floor, New York, NY 10019. The principal business address of each of NMV Offshore and NMV Offshore HoldCo is c/o Walkers SPV Limited, PO Box 908GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands. The principal business address of CalPERS is Lincoln Plaza, 400 Q Street, Sacramento, CA 95814. The Reporting Persons stated that they have entered into a joint filing agreement, dated as of October 30,

2006. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning him or it contained in the Schedule 13D, but is not responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. None of the Reporting Persons, except for CalPERS, has sole investment or voting discretion. As reported by the Reporting Persons in their Schedule 13D, CalPERS has sole investment and voting discretion with respect to 573,506 shares of Company common stock, and shared investment and voting discretion with respect to 2,677,000 shares of Company common stock. As reported by the Reporting Persons in their Schedule 13D, Vantage GP has shared investment and voting discretion with respect to 5,310,700 shares of Company common stock; NMV has shared investment and voting discretion with respect to 904,800 shares of Company common stock; NMVC has shared investment and voting discretion with respect to 909,100 shares of Company common stock; NMVT has shared investment and voting discretion with respect to 819,800 shares of Company common stock; NMV Advisers has shared investment and voting discretion with respect to 4,828,100 shares of Company common stock; NMV Offshore has shared investment and voting discretion with respect to 2,194,400 shares of Company common stock; NMV Offshore HoldCo has shared investment and voting discretion with respect to 2,194,400 shares of Company common stock; Mr. Steven B. Klinsky has shared investment and voting discretion with respect to 7,505,100 shares of Company common stock and NMVSH has shared investment and voting discretion with respect to 2,677,000 shares of Company common stock.

EQUITY COMPENSATION PLAN INFORMATION
As of September 30, 2007

			Number of securities
			remaining available for
	number of securities to be	Weighted-average exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities
	warrants and rights	rights	reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	7,410,041	$25.99	1,110,652	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	7,410,041	$25.99	1,110,652

(1)	Of the securities listed in column (c), 35,255 were reserved at September 30, 2007 for issuance pursuant to the Company’s Retainer Policy for Non-Employee Directors. The remaining 1,075,397 are available for future issuance under the 1997 Award and Option Plan.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee of the Board of Directors (the “Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

G. L. Mazanec, Chairman
R. T. Brady
R. D. Cash
R. G. Reiten
J. F. Riordan

Compensation Discussion and Analysis

OBJECTIVES

The Company’s executive compensation program is designed to:

•	Attract, motivate, reward and retain the management talent required to achieve Company objectives and contribute to our long-term success. Retention is encouraged by making a portion of the compensation package in the form of awards that either increase in value, or only have value, if the executive officer remains with the Company for specified periods of time.

•	Focus management efforts on both short-term and long-term drivers of shareholder value.

•	Tie a significant portion of executive compensation to Company long-term stock-price performance and thus shareholder returns by making a part of each executive officer’s potential compensation depend on the market price of the Company’s Common Stock.

Role of the Compensation Committee

The Compensation Committee sets the base salaries and bonuses of the Company’s executive officers. It also exercises authority delegated to it by the shareholders or the Board with respect to compensation plans. Plans under which shareholders have delegated authority to the Committee include the National Fuel Gas Company 1997 Award and Option Plan, as amended (the “1997 Award and Option Plan”), and the 2007 Annual At Risk Compensation Incentive Plan (the “At Risk Plan”). In addition, the Committee makes recommendations to the Board with respect to the development of incentive compensation plans and equity-based plans and administers the National Fuel Gas Company Performance Incentive Program (the “Performance Incentive Program”). The Committee is comprised of the five directors named above, all of whom have been determined by the Board to be independent. No member of the Committee is permitted to receive any award under any plan administered by the Committee.

Compensation Consultant

The Committee retains The Hay Group (“Hay”), an independent compensation consulting firm, to assist it in evaluating and setting officer compensation. Hay is a global management consultant who works with more than 7,000 clients on a worldwide basis. Hay provides compensation and benefit design advice, among other things, to businesses in a variety of business sectors, including utilities and energy. The Company has utilized Hay and the Hay system, since the early 1980s, with respect to compensation management in its regulated companies. The Committee believes that Hay’s base of information from multiple parent organizations (including approximately 50 energy organizations) and from multiple business units provides a reliable source of compensation information.

Each year, Hay compares Company compensation practices to energy industry and general industry market practices based on Hay’s proprietary databases. In addition, Hay makes an annual recommendation on incentive compensation target amounts for both a short-term incentive (cash bonuses as discussed below) and long-term incentive (stock options, restricted stock and the Performance Incentive Program target awards also discussed below). The Committee utilizes these recommendations in exercising its business judgment as to compensation matters.

In 2006, Hay also provided a proxy analysis for the top two officers (Messrs. Ackerman and Smith) based on 2006 proxy data for the Company and energy companies in a comparable group. Based on that proxy data, the companies in the ten-member peer group range in size from $10.7 billion in revenues to $1.12 billion in revenues. The median size of the peer group is $2.9 billion in revenues. The peer group is:

AGL Resources Inc.
Atmos Energy Corporation
Devon Energy Corporation
Energen Corporation
Energy East Corporation
Equitable Resources Inc.
Keyspan Corporation
New Jersey Resources Corporation
Peoples Energy Corporation
Questar Corporation

These companies were selected as members of the peer group because each participates in one or more of the business segments in which the Company participates. The Committee annually reviews the members of the peer group and makes adjustments, if warranted.

TOTAL COMPENSATION

Total compensation for executive officers is comprised of the following components:

•	Base salary;

•	Annual cash incentive compensation;

•	Long term cash incentive compensation;

•	Equity compensation — Restricted stock and/or stock option grants (or in the future stock-settled stock appreciation rights); and

•	Employee benefits, including retirement, health and welfare benefits.

The cash and equity components of total compensation are determined by the Committee, based on its business judgment, utilizing the Hay data and recommendations. The employee benefits are a reflection of the Company’s historic practice of providing benefits that are commensurate with those in the regulated energy industry.

Base Salary

We pay salaries to our employees to provide them with a predictable base compensation for their day-to-day job performance. The Committee reviews base salaries at calendar year-end for the Company’s executive officers and adjusts them, if it deems appropriate, upon consideration of the recommendations of the outside compensation consultant and Mr. Ackerman. In addition, base salary may be adjusted during the calendar year when changes in responsibility occur.

In establishing the base salary amount for the top three officers, the Committee generally targets a range of the 50th percentile to the 75th percentile of the survey data provided by its outside compensation consultant for either the peer group listed above for Mr. Ackerman or its databases as discussed above. The Committee believes this percentile range sets an appropriate market-competitiveness standard. The Committee also considers an individual’s specific responsibilities, experience (including time in position), and effectiveness and makes adjustments based thereon. For these reasons, the Committee for calendar year 2007, increased the base salaries of Messrs. Ackerman (to the 75th percentile), Smith (to an amount that is slightly less than the 50th percentile) and Tanski (to an amount that is slightly less than the 50th percentile).

Mr. Cabell’s base salary was specifically negotiated when he was hired in the late fall of 2006. To assist in the search to hire a President of Seneca Resources Corporation (“Seneca”), the Company’s exploration and production subsidiary, the Company retained Korn Ferry, a respected executive search firm with expertise in the energy industry, in general, and in exploration and production, in particular. To assist the Company in developing its negotiating position with Mr. Cabell, Korn Ferry provided compensation data showing base salary and short-term incentive compensation for individuals with similar positions at exploration and production companies with operations in Houston. Mr. Cabell’s starting base salary is the result of negotiations that reflect market conditions in Houston, the exploration and production segment of the natural gas industry, and the need to attract a high caliber individual to a key management position. The Committee did not increase Mr. Cabell’s base salary as of January 1, 2007, given his recent date of hire.

For executive officers below the level of these top four individuals, including Mr. Ramsdell, Mr. Ackerman made recommendations for annual base salary, which were accepted by the Committee. In making such recommendations, Mr. Ackerman references the compensation consultant’s proposal on the appropriate target amount at the 50th and 75th percentiles for the coming year and makes his recommendation based on his opinion, and the advice of Mr. Smith and Mr. Tanski, on an individual’s specific responsibilities, experience and effectiveness over the past year. For these reasons, Mr. Ramsdell received a base salary increase for calendar 2007 which placed him between the 50th percentile and 75th percentile target amounts.

The fiscal 2007 base salaries of the named executive officers are shown on the Summary Compensation Table under “Base Salary” column within this proxy statement.

Annual Cash Incentive

We pay an additional annual cash incentive to our executives to motivate their performance over a short-term (which we generally consider to be no longer than two years). For the top three individuals, this incentive is paid under the At Risk Plan.

Target Award Levels

In setting target award levels for the annual cash incentive for 2007, the Committee exercised its business judgment and, upon consideration of the recommendations of its compensation consultant, set target awards as follows:

Target
Executive	(As a Percentage of Base Salary)

Mr. Ackerman	100%
Mr. Smith	70%
Mr. Tanski	65%
Mr. Cabell	65%

In each case, the maximum possible award was two times the target amount. The compensation consultant’s recommendations were based on current and emerging trends in both energy and general industries.

Performance Goals

The following are the general categories of performance goals and the purpose of such goals. The precise performance goals differ for each executive.

Goal	Purpose

Consolidated earnings per share	To focus executives’ attention on the profitability of the Company as a whole

Increasing reserves in the exploration and production segment	To focus the attention of certain executives on this segment of our business

Safety	To underscore the Company’s commitment to safety, which is particularly important given the nature of the field operations in the utility and pipeline and storage segments

Long-term strategy	To focus the executives’ attention on areas the Committee believes are important, including succession and business planning

Investor relations	To further the Company’s message regarding strategic value with the investment community

Customer service in the utility segment	To focus the attention of certain executives on this segment of our business

For fiscal 2007, At Risk Plan goals for Mr. Ackerman were based on the following:

	Weight	Target Performance Level

Consolidated earnings per share. In determining final performance level, the results of this goal are averaged with the prior year results on the same goal.	60%	$2.35 up to but not including $2.45 diluted earnings per share
Increase in proved developed and undeveloped reserves.	25%	Increase proved developed and undeveloped reserves by 5% over the September 30, 2006 level.
Long-term strategy.	10%	Establish a strategic leadership plan for Seneca and present to the Board of Directors, for approval, by June 30, 2007.
Customer service, measured by emergency response time for the utility segment.	2.5%	Utility segment responds to emergency situations within forty-five minutes or less at a rate of 90% of the time.
Safety, measured by the number of OSHA recordable injuries in the utility and pipeline and storage segments.	2.5%	7.13 OSHA recordable injuries in these subsidiaries, as determined under the Occupational Safety and Health Act (OSHA).

In fiscal 2007, Mr. Ackerman was awarded a bonus of 89.25% of his target amount for his performance on the goals set under the At Risk Plan.

For fiscal 2007, At Risk Plan goals for Mr. Smith were based on the following:

	Weight	Target Performance Level

Consolidated earnings per share. In determining final performance level, the results of this goal are averaged with the prior year results on the same goal.	55%	$2.35 up to but not including $2.45 diluted earnings per share
Increase in proved developed and undeveloped reserves.	15%	Increase proved developed and undeveloped reserves by 5% over the September 30, 2006 level.
Long-term strategy	15%	Establish a strategic leadership plan for Seneca and present to the Board of Directors, for approval, by June 30, 2007.
Production volume	10%	52 Billion cubic feet equivalent.

Safety, measured by the number of OSHA recordable injuries in the utility and pipeline and storage segments.	5%	7.13 OSHA recordable injuries in these subsidiaries

In fiscal 2007, Mr. Smith was awarded a bonus of 95% of his target amount for his performance on the goals set under the At Risk Plan.

For fiscal 2007, At Risk Plan goals for Mr. Tanski were based on the following:

	Weight	Target Performance Level

Consolidated earnings per share. In determining final performance level, the results of this goal are averaged with the prior year results on the same goal.	30%	$2.35 up to but not including $2.45 diluted earnings per share
Regulated companies earnings per share. In determining final performance level, the results of this goal are averaged with the prior year results on the same goal.	30%	$1.05 up to but not including $1.10 diluted earnings per share
Long-term strategy	10%	Establish a strategic leadership plan for the regulated companies and present to the Board of Directors, for approval, by its December 2007 meeting
Customer service, measured by the utility segment’s service quality performance standards in New York.	10%	63 penalty units assessed based on customer service satisfaction measures
Safety, measured by the number of OSHA recordable injuries in the utility and pipeline and storage segments.	10%	7.13 OSHA recordable injuries in these subsidiaries
Investor relations, measured by the number of marketing trips.	5%	Marketing trips to 16 different cities or analyst conferences
Investor relations, measured by the number of one-on-one meetings.	5%	Meetings with 65 different analysts or money managers

In fiscal 2007, Mr. Tanski was awarded a bonus of 162.5% of his target amount for his performance on the goals set under the At Risk Plan.

The Committee approved written goals for Mr. Cabell after the first quarter of the fiscal year (such goals were not set under the At Risk Plan) because he was hired as President of Seneca Resources in December 2006 and additional time was necessary to consider the specifics of his goals. The goals were intended to focus Mr. Cabell’s attention on the metrics of a successful exploration and production company and also to take into account that he had less than a whole fiscal year in which to impact operations. For fiscal 2007, goals for Mr. Cabell were based on the following:

	Weight	Target Performance Level

Finding and development costs	30%	$3.00 Per million cubic feet equivalent
Production volume	15%	51 Billion cubic feet equivalent
Total reserve replacement for Seneca	15%	Replace 92% of fiscal 2007 production
Appalachian reserve replacement	15%	Replace 250% of fiscal 2007 Appalachian production
Lease operating expense plus general and administrative expense, per Mcfe	15%	$1.70 Per million cubic feet equivalent
Seneca’s return on average capital, before other comprehensive income	10%	10.5%

In fiscal 2007, Mr. Cabell was awarded a bonus of 96% of his target amount for his performance on the goals noted above.

For executive officers below the level of these top four individuals including Mr. Ramsdell, Mr. Ackerman made recommendations for fiscal 2007 bonuses, which were accepted by the Committee. In making such recommendations, Mr. Ackerman references the compensation consultant’s recommendation on the approximate target amount, but makes adjustments based on his opinion and the advice of Mr. Smith and Mr. Tanski on individual performance over the past year. Mr. Ackerman recommended that Mr. Ramsdell receive a fiscal 2007 bonus because of his role in the regulated companies in maintaining the capital and operations and maintenance budgets and because of his overall management of all field operations activities in the regulated companies, which included strong customer service performance.

The fiscal 2007 annual cash incentive of Messrs. Ackerman, Smith, Tanski and Cabell are shown on the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. The fiscal 2007 annual cash incentive for Mr. Ramsdell is shown in the “Bonus” column of this table.

Equity Compensation and Long Term Incentive Compensation

Stock options, restricted stock, stock appreciation rights and the Performance Incentive Program represent the longer-term incentive and retention component of the executive compensation package. Such awards are intended to focus attention on managing the Company from a long-term investor’s perspective. In addition, we wish to encourage officers and other managers to have a significant, personal investment in the Company through stock ownership. Awards of stock options, stock-settled stock appreciation rights (“SARs”) and/or restricted stock are also used to attract and retain key management employees, when necessary or advisable. The Company typically awards options on an annual basis. The Committee has not recently granted options at a specific quarterly meeting because of its ongoing consideration of the appropriate option practice.

In exercising its business judgment regarding long-term incentive compensation, the Committee generally utilizes its compensation consultant’s guidelines on the level of such compensation. The consultant, in setting those guidelines, attempts to balance general industry and energy industry practice.

Option grants and other long-term incentives are described in the Grants of Plan-Based Awards in Fiscal 2007 table within this proxy statement.

Stock Options, Stock Appreciation Rights and Restricted Stock

Awards of stock options and restricted stock are made by the Committee under the 1997 Award and Option Plan (“Option Plan”). Following approval of shareholders at the 2007 annual meeting, the Committee is also able to grant stock-settled SARs under the Option Plan. The exercise price for all options and stock-settled SARs is the average of the high and low market price (FMV) of the Company’s Common Stock on the date of the grant. This method of determining the FMV appears in all of the Stock Option Plans since 1983 and has been approved by the shareholders. The Committee anticipates using stock-settled SARs rather than options in the future, as they are less dilutive to shareholder equity.

As part of the employment package needed to attract Mr. Cabell to accept a position at Seneca and to further serve as a retention tool, Mr. Ackerman recommended to the Committee that the Committee award 100,000 stock options and 15,000 shares of restricted stock to Mr. Cabell. Both awards vest three years after the grant date, or December 11, 2009. Mr. Ackerman’s recommendations were accepted.

On December 5, 2007, the Committee also awarded Mr. Cabell 25,000 shares of restricted stock in recognition of his excellent performance in the sale of the Canadian assets and to act as a retention tool. This award vests annually in increments of 5,000 shares, beginning four years after the grant date.

Performance Incentive Program

In fiscal 2005 the Committee, with the assistance of its compensation consultant, evaluated its alternatives on long-term incentive compensation including the use of incentives in addition to options and restricted stock. The Committee concluded that equity should remain an important component of long-term compensation at the Company, but that the number granted in the future would be more limited than in the past due to their dilutive nature. The Committee then recommended to the Board that a cash-based long-term incentive program be adopted to complement the use of smaller equity awards going forward. The Board adopted the Performance Incentive Program and delegated authority to the Committee to administer that program.

Under the Performance Incentive Program, the Compensation Committee may establish a performance condition for a performance period of at least one year. The default performance condition is the Company’s total return on capital as compared to the same metric for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports (each, a “Monthly Utility Report”) of AUS, Inc., a leading industry consultant (“AUS”). A cash bonus may be paid following the end of the performance period based on the level of performance.

The natural gas distribution and integrated natural gas companies reported in the most recent Monthly Utility Report are:

AGL Resources Inc.
Atmos Energy Corporation
Chesapeake Utilities Corporation
Delta Natural Gas Company
El Paso Corporation
Energen Corporation
Energy West Incorporated
EnergySouth, Inc.
Equitable Resources, Inc.
Laclede Group, Inc.
National Fuel Gas Company
New Jersey Resources Corp.
NICOR Inc.
Northwest Natural Gas Co.
ONEOK, Inc.
Piedmont Natural Gas Co., Inc.
Questar Corporation
RGC Resources, Inc.
South Jersey Industries, Inc.
Southern Union Company
Southwest Gas Corporation
Southwestern Energy Company
UGI Corporation
WGL Holdings, Inc.
Williams Companies, Inc.

In fiscal 2005, the Compensation Committee chose the Company’s total return on capital as the performance metric for the three-year performance period of October 1, 2004 to September 30, 2007. The Committee selected this financial metric because it reflects how profitably management is able to allocate capital to its operations and also because it provides a performance metric of relevance to all participants, regardless of the business segment(s) for which they provide services. Based on the level of performance at the end of each of the three-year performance periods, payment can range from 0% to 200% of the target incentives. Target performance is achieved if the Company ranks in the 60th percentile of the peer group, determined by averaging percentile performance for each of the years within the performance period. For this performance period, the Committee approved the following target incentives for the current named executive officers:

Mr. Ackerman	$525,000
Mr. Smith	$195,000
Mr. Tanski	$60,000
Mr. Ramsdell	$100,000

At the time the Committee chose the above performance metric, it was unaware that AUS did not include in its calculations gains realized on the sale of operations that were reported under Generally Accepted Accounting Principles as discontinued non-recurring operations. There are two such relevant gains in the Company’s case: one in fiscal 2005 related to the sale of our Czech operations and one in fiscal 2007 related to the sale of our Canadian operations. The Committee believes that the two sales were significant achievements on the part of management at very favorable prices and should be included in calculating any award. The Committee, therefore, intends to adjust the AUS calculation to include those gains. Failing to include the gain on the sale of the Canadian properties would be particularly problematic, as losses related to the fiscal 2006 Canadian full cost pool write-downs are included in the AUS calculation. If those write-downs had occurred in fiscal 2007, they would not have been included in the AUS calculation as they were attributable to discontinued operations.

Because the Monthly Utility Report with the necessary data for fiscal 2007 will not be available until January or February of 2008, the actual award amounts earned for the performance period of October 1, 2005 through September 30, 2007 are unknown. The amounts shown in the Summary Compensation Table, under column (g), footnote (5) within this proxy statement were accrued by the Company in fiscal 2007 as estimates of the amount which will be calculated and paid, in the second quarter of fiscal 2008.

In fiscal 2006 and fiscal 2007 the Committee again chose the Company’s total return on capital as the performance metric. The performance period selected in fiscal 2006 was the three-year period of

October 1, 2005 through September 30, 2008, and the target incentive for the current named executive officers was selected as follows:

Mr. Ackerman	$650,000
Mr. Smith	$375,000
Mr. Tanski	$250,000
Mr. Ramdsell	$85,000

The performance period selected in fiscal 2007 was the three-year period of October 1, 2006 through September 30, 2009, and the target incentive for the current named executive officers was selected as follows:

Mr. Ackerman	$774,000
Mr. Smith	$385,000
Mr. Tanski	$308,750
Mr. Cabell	$276,250
Mr. Ramsdell	$100,000

The target thresholds for these two performance periods are the same as noted above.

EMPLOYEE BENEFITS

Retirement Benefits

The Company maintains a qualified defined contribution retirement plan (401(k)), a qualified defined benefit retirement plan, a non-qualified executive retirement plan and a non-qualified tophat plan in order to attract and retain high caliber employees in high-level management positions, and, in the case of the non-qualified plans, to restore retirement benefits lost to employees under the qualified retirement plans as a result of the effect of the Internal Revenue Code limits and the qualified plans’ limits on compensation considered and benefits provided under such qualified plans.

Messrs. Ackerman, Smith, Tanski and Ramsdell are eligible to participate in both of the non-qualified plans. Mr. Cabell is eligible to participate in the non-qualified tophat plan. These benefits are described in more detail in the section entitled “Pension Benefits Table” within this proxy statement.

Mr. Smith has a Retirement Benefit Agreement, approved by the Board and entered into in September of 2003, that provides additional retirement benefits if Mr. Smith’s employment is terminated by the Company without cause or by Mr. Smith with good reason, prior to March 1, 2011. If eligible for the enhanced benefit, Mr. Smith’s retirement benefit would be calculated as though he were 57 1/2 years old for purposes of determining the applicable early retirement penalty, but without giving Mr. Smith credit for additional years of service. The Committee recommended this agreement as a reflection of Mr. Smith’s achieving a high level position at a relatively early age, such that his retirement benefits could be severely reduced in the event of termination without cause. The Committee also viewed this agreement as a retention tool and a means to direct Mr. Smith’s attention to his duties of acting in the best interests of the shareholders. This benefit is described in more detail in the section entitled “Pension Benefit Table” within this proxy statement.

Executive Life Insurance

In 2004, the Committee authorized an insurance program known as the “ExecutiveLife Insurance Plan.” Under this plan, upon specific direction of the Company’s Chief Executive Officer, when an executive officer reaches age 50, the Company would pay the cost of a life insurance policy or policies, to be owned by the executive officer, in an amount up to $15,000 per year. The payment is taxable income to the executive officer and ceases when the executive officer’s employment ceases. The Committee authorized this plan as a replacement for its prior practice of providing split dollar life insurance agreements to designated executive officers. Historically, the Company provided a split dollar life insurance agreement to an executive when he or she reached age 50 as a more cost-efficient means to provide the same death benefit as provided under the Company’s group life insurance plan. The Committee replaced the split dollar arrangement with the current plan because it wanted to continue to provide an appropriate level of death benefit, but was prohibited by the Sarbanes Oxley Act from making premium payments on certain split dollar policies due to their nature as loans.

Life insurance for Messrs. Ackerman and Smith is currently maintained under split dollar arrangements, into which the Company makes no premium payments. Mr. Tanski and Mr. Ramsdell are covered by the ExecutiveLife Insurance Plan. Mr. Cabell is a participant in the Company’s group life insurance plan.

EXECUTIVE PERQUISITES

The Company offers a limited number of perquisites to our executive officers. The basis for offering these perquisites is to enhance the Company’s ability to attract and retain highly qualified persons and also to assist the officer in conducting business on behalf of the Company. For certain items, the perquisite is incidental to other business-related use. For example, the Company shares a stadium suite with another local utility company for the local professional football team and an arena suite with a local law firm for the local professional hockey team. The Company also has some season tickets for seats outside the suites. The Company made these investments as a result of specific drives by the Buffalo, New York business community to support the retention of these professional athletic teams in the Buffalo area. These suites are primarily used for Company business. On the occasions when the suites are not used for Company business, the executive officers as well as other employees are permitted personal use.

The Company offers executive officers tax preparation advice, in part to assure the Company that its officers are properly reporting compensation. To officers in the regulated companies, which have operations in New York and Pennsylvania, the Company provides a vehicle manufactured by Ford, Dodge or Chevrolet for reliable transportation with minimal distraction from their duties. Taxable income is imputed for any personal use of these items. In addition, the Company covers Mr. Ackerman’s annual dues in a private country club and a local business club and Mr. Cabell’s annual dues in a Houston business club to allow them to host business-related events and meetings.

CHANGE IN CONTROL ARRANGEMENTS

If an executive officer’s employment is terminated without cause within a specific time following a change in control of the Company, many of the components of total compensation described above become immediately vested or paid out in a lump sum. These items are described in more detail and calculations as of September 30, 2007, are set forth in the section entitled “Potential Payments Upon Termination or Change in Control” within this proxy statement.

In December of 1998, upon recommendation by the Committee, the Company adopted an amended and restated change in control agreement, known as the “Employment Continuation and Noncompetition Agreement” (“ECNA”). Each of the named executive officers is a party to an ECNA. In September of 2007, the ECNA was amended and restated to be in compliance with Internal Revenue Code Section 409A and the final regulations promulgated thereunder. No enhancement to the benefit provided under the agreement was added at that time.

The Company and the Committee believe that these agreements are required for the attraction and retention of the executive talent needed to achieve corporate objectives and to assure that executive officers direct their attention to their duties, acting in the best interests of the shareholders, notwithstanding the potential for loss of employment in connection with a change in control.

The agreement contains a “double-trigger” provision that provides payment only if employment terminates within three years following a change in control, as defined in the agreement, either by the Company other than for cause or by the executive officer for good reason. The Committee believes this structure strikes a balance between the incentive and the executive attraction and retention efforts described above, without providing change in control benefits to executive officers who continue to enjoy employment with the Company in the event of a change in control transaction.

The payment is generally calculated by multiplying 1.99 by the sum of the executive officer’s current base salary plus the average of the annual cash bonus for the previous two fiscal years. The 1.99 multiplier is reduced on a pro-rata basis if termination occurs between age 62 and 65. There is no gross-up for taxes. If payment is triggered, certain health benefits are continued for the earlier of 18 months following termination or until age 65.

The Employment Continuation and Noncompetition Agreement contains a restrictive covenant whereby the executive officer may, upon termination following a change in control, choose to refrain from being employed by or otherwise serving as an agent, consultant, partner or major stockholder of a business engaged in activity that is competitive with that of the Company or its subsidiaries. If he so chooses to be bound by this restrictive covenant, an additional payment is made in the amount of one times the sum of current base salary plus the average of the annual cash bonus for the previous two fiscal years. The Committee and the Company believe this is an appropriate payment in exchange for the non-compete covenant agreed to by the executive officer.

OWNERSHIP GUIDELINES

In fiscal 2002, in an effort to emphasize the importance of stock ownership and after consultation with the Compensation Committee, Mr. Ackerman set Company Common Stock ownership guidelines for officers. These guidelines range from one times base salary for junior officers to four times base salary at the Chief Executive Officer level. Other employees receiving options are encouraged to retain their Common Stock for long-term investment. We believe that employees who are shareholders perform their jobs in a manner that considers the long-term interests of the shareholders.

TAX CONSIDERATIONS

Section 162(m) of the Internal Revenue Code prohibits the Company from deducting compensation paid in excess of $1 million per year to any executive officer listed in the Compensation Summary Table unless such compensation qualifies as “performance-based compensation” within the meaning of Section 162(m). The Committee generally intends that compensation paid to its managers, including its executive officers, should not fail to be deductible for federal income tax purposes by reason of Section 162(m). For this reason, compensation paid under the At Risk Plan is designed to qualify as performance-based compensation under Section 162(m). The Committee may elect to award compensation, especially to a Chief Executive Officer, that is not fully deductible, if the Committee determines that such award is consistent with its philosophy and is in the best interests of the company and its stockholders.

Summary Compensation Table

The following table sets forth a summary of the compensation paid to or earned by the Chief Executive Officer, the Principal Financial Officer and each of the three other most highly compensated executive officers (the “Named Executive Officers”) of the Company in fiscal 2007. The compensation reflected for each officer was for the officer’s services provided in all capacities to the Company and its subsidiaries.

							(6)
							Change in
						(5)	Pension Value
				(3)	(4)	Non-Equity	and Nonqualified	(7)
		(1)	(2)	Stock	Option	Incentive Plan	Deferred	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
	Year	($)	($)	($)	($)	($)	Earnings($)	($)	($)
Name and Principal Position (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Philip C. Ackerman Chief Executive Officer of the Company	2007	$851,250	N/A	64,750	$798,644	1,424,759	1,340,042	148,785	4,628,230
Ronald J. Tanski Treasurer and Principal Financial Officer of the Company and President of National Fuel Gas Distribution Corporation	2007	$456,250	N/A	0	413,798	557,916	486,590	60,167	1,974,721
David F. Smith President and Chief Operating Officer of the Company and President of National Fuel Gas Supply Corporation	2007	$543,750	N/A	0	580,133	608,601	531,864	49,031	2,313,379
Matthew D. Cabell President of Seneca Resources Corporation	2007	343,269	150,000	159,395	196,072	265,338	0	18,543	1,132,617
James D. Ramsdell Senior Vice President of National Fuel Gas Distribution Corporation	2007	$277,500	125,000	0	137,933	126,670	224,195	41,183	932,481

(1)	The amounts in column (c) reflect base salary paid during the fiscal year. Mr. Cabell was hired on December 11, 2006; therefore, his salary reflects a partial fiscal year.

(2)	For Mr. Ramsdell the amount in column (d) represents a cash bonus earned in the fiscal year and paid in December 2007. For Mr. Cabell this amount represents a sign-on bonus of $150,000 that was paid to him in January 2007 as part of his employment package.

(3)	Column (e) represents the dollar amount recognized in fiscal 2007 for financial statement reporting purposes with respect to Restricted Stock awarded to Mr. Cabell during fiscal year 2007 and to Mr. Ackerman in prior years. Restricted stock is subject to restrictions on vesting and transferability. The fair market value of restricted stock on the date of the award, calculated as the average of the high and low market price of Company stock on the date of award, is recorded as compensation expense over the vesting period. SFAS 123R requires such awards to be valued at fair value.

(4)	Column (f) represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of the stock options granted to each of the named executive officers, in fiscal 2007 as well as prior years, in accordance with SFAS 123R. For information on the valuation assumptions with respect to grants made prior to 2007 and in 2007, refer to Note A under the heading “Stock-Based Compensation” in the Company’s financial statements in Form 10-K for the fiscal year ended September 30, 2007.

(5)	For Messrs. Ackerman, Tanski and Smith, column (g) reflects both an estimated Performance Incentive Program payment expected to be made by March 15, 2008 ($665,018 for Mr. Ackerman, $76,002 for Mr. Tanski and $247,007 for Mr. Smith) and the actual At Risk Program payment made in December 2007 ($759,741 for Mr. Ackerman, $481,915 for Mr. Tanski and $361,594 for Mr. Smith.) For Mr. Cabell, this amount represents his bonus paid in December 2007 for performance in fiscal 2007 based on his short-term incentive goals. For Mr. Ramsdell, column (g) reflects the estimated Performance Incentive Program payment as described below. Refer to the Compensation Discussion and Analysis for additional information about these programs, including information regarding the performance conditions applicable to the awards.

For the performance period ended September 30, 2007, the Company estimates that its performance relative to its peer group will result in a payout of approximately 127% of the “Target Incentive Opportunity” awarded to the participants in the Performance Incentive Program. This estimate (127%) is subject to change based on the final AUS report for the performance period ended September 30, 2007.

(6)	Column (h) represents the actuarial increase in the present value of the named executive officer’s benefits under all pension plans maintained by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial Statements. These amounts may include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested as of September 30, 2007. Also, the amounts include above market earnings under the Deferred Compensation Plan for Mr. Ackerman ($33,139) and for Mr. Ramsdell ($66). See the narrative, tables and notes to the Pension Plan and the Nonqualified Deferred Compensation Plan within this proxy statement.

(7)	All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

	Philip C.	Ronald J.	David F.	Matthew D.	James D.
Description	Ackerman	Tanski	Smith	Cabell	Ramsdell

Defined Contribution Company Match (401(k))(a)	13,400	13,400	13,400	1,688	13,400
401(k) Tophat(a)	84,525	29,726	34,215	1,500	10,090
Employee Stock Ownership Plan (ESOP) Supplemental Payment(b)	6,780	1,587	898	0	2,305
Executive Officer Life Insurance(c)	0	15,000	0	1,058	15,000
Travel Accident Insurance(d)	518	454	518	647	388
Dividends paid on Restricted Stock(e)	16,607	0	0	13,650	0
Perquisites(f)	26,955	N/A	N/A	N/A	N/A
Total	148,785	60,167	49,031	18,543	41,183

a)	Represents the Company matching contributions within the 401(k) plan. Each officer except for Mr. Cabell has over 20 years of service and receives a 6% match on the lesser of a) their base salary or b) the IRS annual salary limit for fiscal 2007. Each of these officers is prohibited from receiving the full 401(k) Company match on their salary due to the IRS maximum salary limit of $220,000 for 2006 and $225,000 for 2007. The 401(k) tophat gives each officer, except Mr. Cabell, an additional match (6%) on the following forms of compensation: i.) base salary that exceeds the IRS maximum salary allowed for the 401(k) plan; ii) regular bonus and iii) Annual at Risk Incentive Plan Bonus. Mr. Cabell became eligible for the 401(k) plan July 1, 2007 and receives a 3% Company match within the 401(k) plan. His 401(k) tophat match is based on his annual base salary that exceeds the IRS maximum salary limit. The 401(k) tophat dollars represent the benefit earned in fiscal 2007.

b)	For all management participants who were hired prior to December 31, 1986, the ESOP pays dividends to the participants on the Common Stock held in the plan. The participant does not have the option to reinvest these dividends in order to defer the federal and state income taxes on these dividends. Therefore, the Company makes supplemental payments representing the approximate amount the Company saves in corporate income taxes. The ESOP is a qualified benefit plan that was frozen in 1987 and closed to future participants, including Mr. Cabell.

c)	Represents the Company-paid life insurance premiums on behalf of Mr. Tanski and Mr. Ramsdell under the “ExecutiveLife Insurance Plan.”

None of the officers, except Mr. Cabell, receive a death benefit under the Company’s Group Life Insurance Plan. Mr. Cabell is a participant in the Company’s Group Life Insurance Plan. The above dollars represent the premiums paid for this benefit.

d)	Represents the premiums paid for the blanket travel insurance policy, which provides a death benefit to each officer while traveling on business.

e)	Dividends are paid on unvested restricted stock and reported as taxable income for each officer.

f)	Perquisites for Mr. Ackerman included club membership dues and expenses, tax preparation and advice, personal use of company owned automobile, spousal travel expenses relating to business trips, personal use of the shared suite for local athletic events, blanket travel insurance for personal travel and personal use of Company leased aircraft. No single perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Ackerman. Perquisites for each of the other named executive officers were less than $10,000.

Grants of Plan-Based Awards in Fiscal 2007

The following table sets forth information with respect to awards granted to the named executive officers during fiscal 2007 under the National Fuel Gas Company Performance Incentive Program, the Annual at Risk Compensation Incentive Plan, and the National Fuel Gas Company 1997 Award and Option Plan. There are no future payouts under Equity Incentive Plan Awards; therefore we have removed those columns from the table. Please refer to the Compensation Discussion and Analysis (CD&A) within this proxy statement for additional information regarding these plans.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards

							All Other	All Other
							Stock	Option
			Compensation				Awards:	Awards:	Exercise or		Grant Date
			Committee				Number of	Number of	Base		Fair Value
			Approval Date,				Shares of	Securities	Price of		of Stock
			if Different				Stock or	Underlying	Option	Closing	and Option
		Grant	from Grant	Threshold	Target	Maximum	Units	Options	Awards	Market	Awards
Name	Note	Date	Date	($)	($)	($)	(#)(1)	(#)(1)	($/Sh)	Price($)	($)(4)

Philip C. Ackerman	(1)	12/06/2006						110,000	$39.475	$39.40	798,644
	(2)	12/21/2006		0	774,000	1,548,000	0
	(3)	12/28/2006		0	851,250	1,702,500	0
Ronald J. Tanski	(1)	12/06/2006						45,000	$39.475	$39.40	326,718
	(2)	12/21/2006		0	308,750	617,500	0
	(3)	12/28/2006		0	296,563	593,125	0
David F. Smith	(1)	12/06/2006					0	60,000	$39.475	$39.40	435,624
	(2)	12/21/2006		0	385,000	770,000
	(3)	12/28/2006		0	380,625	761,250	0
Matthew D. Cabell	(1)	12/11/2006	11/16/2006				15,000		$39.50	$39.52	592,500
	(1)	12/11/2006	11/16/2006					100,000	$39.50	$39.52	730,200
	(2)	12/21/2006		0	276,250	552,500
	(3)	02/15/2007		0	276,250	552,500
James D. Ramsdell	(1)	12/06/2006						15,000	$39.475	$39.40	108,906
	(2)	12/21/2006		0	100,000	200,000	0

(1)	The options shown on this table for all officers except Mr. Cabell were granted under the 1997 Award and Option Plan with a ten-year term, and vested on December 6, 2007. The Committee on November 16, 2006 awarded Mr. Cabell, effective as of the date he commenced employment with the Company, the options and restricted stock shown in the table. Mr. Cabell’s stock options and restricted stock were granted under the 1997 Award and Option Plan. The options have a ten-year term and are scheduled to vest on December 11, 2009, the third anniversary of his date of hire. The shares of restricted stock are also scheduled to vest on December 11, 2009. The exercise price of the options is based on the average of the high and low market price of the Common Stock on the date of grant. The options may be exercised any time after the “vest date” and prior to the expiration date, if the holder remains employed by the Company, subject to the Company’s Insider Trading Policy. Please refer to the narrative disclosure under “Potential Payments Upon Termination or Change-in-Control” section within this proxy statement for additional information regarding termination prior to and after the vest date of the options.

(2)	This line describes the National Fuel Gas Company Performance Incentive Program under which awards were established in fiscal 2007 with a performance period that begins October 1, 2006 and ends on September 30, 2009.

(3)	For Messrs. Ackerman, Tanski and Smith, this represents the annual cash incentive awards made in fiscal 2007 under the At Risk Plan. For Mr. Cabell, this represents his annual short-term incentive award made in fiscal 2007.

(4)	This column shows the hypothetical value of these options according to a Black-Scholes-Merton option-pricing model. The assumptions used in this model for the options granted on December 6, 2006 and December 11, 2006 respectively, were: quarterly dividend yield of 0.76% and 0.759%, an annual standard deviation (volatility) of 17.73% and 17.72 (calculation of volatility based on average of high and low price), a risk-free rate of 4.45% and 4.489%, and an expected term before exercise of 7 years. Whether the assumptions used will prove accurate cannot be known at the date of grant. The model produces a value based on freely tradable securities, which the options are not. The holder can derive a benefit only to the extent the market value of Company Common Stock is higher than the exercise price at the date of actual exercise. Please refer to Note A under the heading “Stock-Based Compensation” in the Company’s financial statements in Form 10-K for the fiscal year ended September 30, 2007 for additional detail regarding the accounting for these awards.

The Company’s named executive officers serve at the pleasure of the Board of Directors and are not employed pursuant to employment agreements. Each of the named executive officers is a party to an Employment Continuation and Noncompetition Agreement with the Company, which would become effective upon a change in control of the Company. In addition, David F. Smith and the Company are parties to a Retirement Benefit Agreement that provides Mr. Smith with certain retirement benefits in the event the Company terminates him without cause, or Mr. Smith terminates employment with good reason, prior to the first day of the month after which Mr. Smith reaches 57 1/2 years of age. The Employment Continuation and Noncompetition Agreements and the Retirement Benefit Agreement for David F. Smith are described in this proxy statement under Potential Payments Upon Termination or Change-in-Control.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth, on an award-by-award basis, the number of securities underlying unexercised stock options and the total number and aggregate market value of shares of unvested restricted stock held by the named executives as of September 30, 2007. The table also provides the exercise price (average of the high and low on grant date) and date of expiration of each unexercised stock option. As of September 30, 2007, the Compensation Committee had not awarded any performance-based stock options or other performance-based equity awards; therefore, columns for equity incentive plan awards are excluded from the table.

Option Awards							Stock Awards
								Market
				Number of				Value of
			Number of	Securities			Number of	Shares
			Securities	Underlying			Shares or	or Units
			Underlying	Unexercised			Units of	of Stock
			Unexercised	Options	Option	Option	Stock That	That
			Options	(#)	Exercise	Expiration	Have Not	Have Not
	Grant Date		(#)	Unexercisable	Price ($)	Date	Vested (#)	Vested
Name	(2)		Exercisable	(2)	(3)	(4)	(5)	($)(5)

Philip C. Ackerman	12/10/98		315,660	0	$23.03	12/11/2008	0	0
	12/9/99						1,328	$62,018
	2/17/00		435,312	0	21.33	2/18/2010	0	0
	12/7/00		500,000	0	27.80	12/8/2010	0	0
	3/14/02		4,082	0	24.50	3/14/2012	0	0
	3/14/02		195,918	0	24.50	3/15/2012	0	0
	3/29/05		160,000	0	28.16	3/30/2015	0	0
	5/10/06		100,000	0	35.11	5/10/2016	0	0
	12/6/06			110,000	39.48	12/6/2016	0	0
Ronald J. Tanski	12/10/98		4,340	0	23.03	12/10/2008	0	0
	12/10/98		20,660	0	23.03	12/11/2008	0	0
	2/17/00		4,688	0	21.33	2/17/2010	0	0
	2/17/00		20,312	0	21.33	2/18/2010	0	0
	12/7/00		25,000	0	27.80	12/8/2010	0	0
	3/14/02		4,082	0	24.50	3/14/2012	0	0
	3/14/02		70,918	0	24.50	3/15/2012	0	0
	3/29/05		40,000	0	28.16	3/30/2015	0	0
	5/10/06		36,000	0	35.11	5/10/2016	0	0
	12/6/06			45,000	39.48	12/6/2016	0	0
David F. Smith	12/7/00		20,000	0	27.80	12/8/2010	0	0
	3/14/02		4,082	0	24.50	3/14/2012	0	0
	3/14/02		125,918	0	24.50	3/15/2012	0	0
	3/29/05		60,000	0	28.16	3/30/2015	0	0
	5/10/06		55,000	0	35.11	5/10/2016	0	0
	12/6/06			60,000	39.48	12/6/2016	0	0
Matthew D. Cabell	12/11/06	(1)		100,000	39.50	12/11/2016	15,000	$700,500
James D. Ramsdell	12/10/98		4,340	0	23.03	12/10/2008	0	0
	12/10/98		20,660	0	23.03	12/11/2008	0	0
	2/17/00		4,688	0	21.33	2/17/2010	0	0
	2/17/00		20,312	0	21.33	2/18/2010	0	0
	12/7/00		25,000	0	27.80	12/8/2010	0	0
	3/14/02		4,082	0	24.50	3/14/2012	0	0
	3/14/02		70,918	0	24.50	3/15/2012	0	0
	3/29/05		15,000	0	28.16	3/30/2015	0	0
	5/10/06		12,000	0	35.11	5/10/2016	0	0
	12/6/06			15,000	39.48	12/6/2016	0	0

(1)	On November 16, 2006, the Compensation Committee approved the award of the stock options and restricted stock subject to Mr. Cabell commencing employment as President of Seneca Resources Corporation. The actual award date is Mr. Cabell’s first day of employment, December 11, 2006.

(2)	Options vest one year after grant date except for the following:

Options granted on March 14, 2002 vested over a period of 3 years — 1/3 on March 14, 2003, 1/3 on March 14, 2004 and the balance on March 13, 2005.

Options granted on March 29, 2005 vested on June 29, 2005.

Options and restricted stock granted on December 11, 2006 will vest on December 11, 2009.

(3)	Awards were issued at Fair Market Value (FMV), which is defined by the 1997 Award and Option Plan which is approved by the shareholders.

(4)	Option expiration date unless there is a premature termination of employment or a “change in control” or “change in ownership” of the Company as defined in the Plan.

(5)	Represents a grant of restricted stock issued to Mr. Ackerman on December 9, 1999 and will vest following retirement. Also represents an award to Mr. Cabell of 15,000 shares of restricted stock that will vest on December 11, 2009 subject to Mr. Cabell’s continued employment. The Market value represents the total number of unvested restricted stock shares multiplied by the FMV as of September 28, 2007.

Please refer to the “Potential Payments Upon Termination or Change-in-control” section within this proxy statement for additional information regarding termination prior to and after the vest date of the awards.

Option Exercises and Stock Vested — Fiscal 2007

The following table sets forth as to each named executive officer’s information with respect to stock option exercises and vested restricted stock during fiscal 2007. None of the named executive officers have stock appreciation rights.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	on	Acquired on	on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Philip C. Ackerman	404,340	$9,109,061	25,000	$1,020,375
Ronald J. Tanski	40,200	850,204	0	0
David F. Smith	120,000	1,870,125	0	0
Matthew D. Cabell	0	0	0	0
James D. Ramsdell	40,196	851,731	0	0

(1)	Represents the aggregate difference between the exercise price and the fair market value of the common stock on the date of exercise.

(2)	Represents the fair market value on vest date multiplied by the number of restricted shares that vested.

Pension Benefits

The following table sets forth information with respect to the pension benefits as of September 30, 2007 of each of the named executive officers. The Company offers a qualified pension plan and a supplemental benefit plan in which certain of the named executive officers participate.

		Number of	Present Value	Payments
		Years	of	During
		Credited	Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)(1)	($)(1)	($)

Philip C. Ackerman	Executive Retirement Plan	39	12,390,124	0
	National Fuel Gas Company Retirement Plan	38	1,423,232	0
Ronald J. Tanski	Executive Retirement Plan	28	1,060,076	0
	National Fuel Gas Company Retirement Plan	27	794,079	0
David F. Smith	Executive Retirement Plan	29	2,325,262	0
	National Fuel Gas Company Retirement Plan	28	809,222	0
Matthew Cabell	Executive Retirement Plan	N/A	0	0
(not a participant)	National Fuel Gas Company Retirement Plan	N/A	0	0
James D. Ramsdell	Executive Retirement Plan	31	666,976	0
	National Fuel Gas Company Retirement Plan	30	937,704	0

(1)	The years of credited service and present value of accumulated benefits were determined by Mercer the plan actuary using the same assumptions used for accounting and disclosure purposes. Please refer to Note G, Retirement Plan and Other Post-retirement Benefits, to the Company’s financial statements for a discussion of these assumptions.

Retirement Plan

The National Fuel Gas Company Retirement Plan (the “Retirement Plan”) is a tax-qualified defined benefit plan. The Retirement Plan provides unreduced retirement benefits at termination of employment at or after age 65, or, with ten years of credited service, at or after age 60. For the Retirement Plan, credited service is the period that an employee is a participant in the plan and receives pay from the Company or one of its participating subsidiaries. Credited service is measured in years, with a maximum of 40 years of credited service. The Retirement Plan does not permit the granting of extra years of credited service to the participants.

A reduced retirement benefit is available upon attainment of age 55 and completion of ten years of credited service. For retirement between ages 55 and 60, the benefit is reduced by 5% for each year retirement precedes age 60 (for example, a participant who retires at age 59 would receive a retirement benefit equal to 95% of the unreduced benefit). However, participants may retire with no reduction in their accrued benefit on or after the date on which the sum of their age plus years of service equals ninety. As of September 30, 2007, Mr. Ackerman is eligible for early retirement with no reduction in benefit, and Mr. Tanski is eligible for an early retirement benefit equal to 75% of the unreduced benefit. Neither Mr. Smith nor Mr. Ramsdell is currently eligible for an early retirement benefit. Mr. Smith is eligible for certain retirement benefits under his Retirement Benefit Agreement if, prior to March 1, 2011, he is terminated for cause or resigns for good reason. See the “Potential Payments Upon Termination or Change-in-Control” section within this proxy statement.

The base benefit under the Retirement Plan is a life annuity that is calculated as the product of (a), (b) and (c), where (a) is final average pay, (b) is years of credited service, and (c) is 1.5%. Final average pay is the average of the participant’s total pay during the five consecutive years of highest pay from the last ten years of participation. Total pay includes base salary, bonus payments, and annual At Risk Plan payments. Total pay does not include reimbursements or other expense allowances, imputed income, deferrals under the National Fuel Gas Company Deferred Compensation Plan (the “DCP”), fringe benefits, or Performance Incentive Program awards or equity awards. The benefit under the Retirement Plan is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Other forms available at retirement include joint and survivor, term-certain, and Social Security adjusted annuities. All are calculated on an actuarially equivalent basis using a 6% interest rate and unisex mortality factors developed from 1971 Group Annuity Mortality Table rates.

Executive Retirement Plan

The National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan (the “ERP”) is a non-tax-qualified deferred compensation plan. The Chief Executive Officer of the Company designates all participants of the ERP.

The ERP provides a two-part benefit: a Tophat Benefit and a Supplemental Benefit. The Tophat Benefit makes an ERP participant whole for any reduction in the regular pension he or she receives under the Retirement Plan resulting from Internal Revenue Code limitations and/or participation in the Company’s deferred compensation plan. The Supplemental Benefit provides an additional retirement benefit to the Retirement Plan.

The Tophat Benefit vests in the same manner and subject to the same service requirements that apply to the Retirement Plan. The Supplemental Benefit vests at age 55 and completion of five years of credited service. An ERP participant who vests in the Tophat Benefit, but does not vest in the Supplemental Benefit, receives only a Tophat Benefit. A participant who is vested in both the Tophat Benefit and the Supplemental Benefit and who terminates service with the Company before age 65 receives the Tophat Benefit and a portion of the Supplemental Benefit that is based upon the participant’s age and years of credited service. For the Executive Retirement Plan, credited service is the number of years the participant has been employed by the Company or one of its participating subsidiaries. The ERP does not permit the granting of extra years of credited service to participant.

The Tophat Benefit is stated as a life annuity that is calculated as the difference between (a) and (b), where (a) is the benefit the ERP participant would have received under the Retirement Plan but for the limitations imposed by the Internal Revenue Code and adjusted as if deferrals under the deferred compensation plan were not excluded from the definition of final average pay; and (b) is the base benefit the participant receives under the Retirement Plan.

Assuming retirement at age 65, the Supplemental Benefit is stated as a life annuity that is calculated using the following formula:

(a) 1.97% of final average pay for each year of service not in excess of 30 years; plus

(b) 1.32% of final average pay for each of the next 10 years of service that are in excess of 30 (but not to exceed 10); minus

(c) 1.25% of an assumed Social Security benefit (calculated as if the participant had no future wages) for each year of service not in excess of 40 years; minus

(d) the participant’s base benefit under the Retirement Plan; minus

(e) the participant’s Tophat Benefit.

Final average pay under the ERP is the same as under the Retirement Plan, except that deferrals to DCP are not excluded and the Internal Revenue Code limitations are not considered.

If a participant retires before age 65, the amounts determined in (a) and (b) above are multiplied by an early retirement percentage from the table that follows:

Early
Retirement	Retirement
Age	Percentage

65	100
64	94
63	88
62	82
61	70
60	58
59	46
58	34
57	22
56	10
55 and 2 months	0

The early retirement percentages set forth above are increased by 1.5% for each year of service in excess of 30 years (provided the total early retirement percentage does not exceed 100%). Mr. Ackerman is eligible for an unreduced early retirement under the ERP.

The normal form of benefit under the ERP is a four-year period certain annuity that is actuarially equivalent to the lump-sum present value (calculated using the most recently published mortality table that is generally accepted by American actuaries and reasonably applicable to the ERP, and a 6 percent discount rate) of the sum of the participant’s Tophat Benefit and Supplemental Benefit (if the participant is vested therein). Other available forms of payment include single life, ten-year period certain and life, and joint and survivor annuities.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Deferred Compensation Plan (DCP) is a non-qualified deferred compensation plan, which was instituted for certain high-level management employees of the Company and certain subsidiaries. The DCP is not an active plan and has been dormant with no deferrals since July 31, 2002. The purpose of the DCP was to provide retirement/savings financial planning opportunities, which were not available to the officers in the qualified retirement plans due to Internal Revenue Code Limitations. All account balances are subject to the general creditors of the Company.

DCP participants were able to defer receipt of portions of their salaries and bonuses, to be paid to them following retirement, termination of employment, death or earlier in certain circumstances. The participants were eligible to elect a “Savings” and/or a “Retirement” account. For DCP deferrals prior to May 1, 1994, the Company credited deferred amounts and all earnings with interest equal to the Moody’s Composite Average of Yields on Corporate Bonds (“Moody’s Index”) in effect for the month of May prior to the plan year beginning August 1 plus 135% of the Moody’s Composite Average of Yields on Corporate Bonds (“Accumulation Account”). The participant signed a contract selecting the amount to be deferred for the upcoming deferral period, the type of account (Savings and/or Retirement), annuity term (5, 10 or 15 years) if a Retirement account and up to three dates with percentages and/or dollar amounts if a Savings account. The annuity for the Retirement account is determined by setting the interest rate on all outstanding balances at 135% of the average of the Moody’s Index in effect for the 60-month period that ends with the month preceding the month of retirement.

Beginning with deferrals after May 1, 1994, the participants could select a Savings and/or a Retirement account similar to DCP deferrals prior to May 1, 1994 but without the Accumulation Account and including one additional investment opportunity. The two investment choices were the Moody’s Composite Average of Yields on Corporate Bonds in effect for the month of May prior to the plan year beginning August 1 and a return equal to the total return of the Standard and Poor’s 500 stock index minus 1.2% per annum (“S&P 500 Minus 1.2% Election”). The participant could select either the Moody’s Index or the S&P 500 Minus 1.2% Election, but not both within the same account. For deferrals after May 1, 1994, the rate of 135% of Moody’s was no longer available. In addition, participants with deferrals after May 1, 1994 could elect to defer their Savings and Retirement account balance past their retirement date, but not past age 70.

The DCP deferral contract indicates the participant’s investment selection and future payouts or retirement choices regarding the term of the annuity (5,10 or 15 years). A participant who selected the S&P 500 Minus 1.2% Election for his Retirement account may, after he reaches age 55, switch once to the Moody’s Index. For a participant who retires and elects to invest in the S&P 500 Minus 1.2% Election, the investment’s return will assume the Moody’s Index six months prior to his retirement date in order to determine the final benefit.

The Company also maintains a non-qualified tophat plan. See note (1) below. The Company pays the 401(k) tophat benefit during the first of the year following the calendar year end.

See “Potential Payments Upon Termination or Change-in-Control” section within this proxy statement for additional information regarding the effect of termination of employment on the DCP.

The following table reflects the earnings, distributions and total balance of the National Fuel Gas Company Deferred Compensation Plan (DCP) and 401(k) Tophat Plan:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)(1)	($)(2)	($)(3)	($)(4)

Philip C. Ackerman	0	84,525	175,654	83,375	1,721,790
Ronald J. Tanski	0	29,726	5,963	93,146	39,815
David F. Smith	0	34,215	28,974	30,840	255,873
Matthew D. Cabell	0	1,500	0	0	1,500
James Ramsdell	0	10,090	921	28,192	9,963

(1)	This represents the 401(k) tophat which gives each officer, except Mr. Cabell, an additional match (6%) on the following forms of compensation: (i) base salary that exceeds the IRS maximum salary allowed for the 401(k) plan; (ii) regular bonus and (iii) Annual at Risk Incentive Plan Bonus. Mr. Cabell became eligible for the 401(k) plan July 1, 2007 and receives a 3% company match within the 401(k) plan. His 401(k) tophat match is based on his annual base salary that exceeds the IRS maximum salary limit. The above amounts represent the benefit earned in fiscal 2007 and also appears in the Summary Compensation Table under Other Income. There are no earnings on this benefit and it cannot be deferred.

(2)	Mr. Ackerman’s earnings includes $31,538 of Above Market Rate of Interest in respect to his Accumulation account and $1,601 in respect to all other DCP plan balances that were credited with the Moody’s Index. Mr. Ramsdell’s earnings included $66 in respect to the Moody’s Index. The total Above Market Rate of Interest is included in the Compensation Table under Column h. Mr. Tanski and Mr. Smith were not credited with Above Market Rate of Interest on their DCP balances. The DCP interest credited for the S&P 500 Minus 1.2% Election is not considered Above Market because a similar type of investment choice is offered within the 401(k) plan which is generally available to full-time employees with six months of service.

(3)	This represents the annual tophat payment for Messrs. Ackerman and Smith. For Mr. Tanski and Mr. Ramsdell, this represents their tophat payment and their final Savings account payment under the DCP. Mr. Tanski and Mr. Ramsdell received their final Savings account payment and no longer have a DCP balance.

(4)	This represents the ending DCP balance, if any, plus the 401(k) tophat accruals for the period January 1, 2007 through September 30, 2007.

None of the amounts above were reported in the Summary Compensation Table in last year’s proxy statement.

Potential Payments Upon Termination or Change-in-Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on September 28, 2007 (the last business day of the Company’s fiscal year), assuming the named executive officer’s compensation and service levels as of that date and, if applicable, based on the fair market value (FMV) of the Common Stock on that date. The FMV is the average of the high and low stock price on September 28, 2007. These benefits are in addition to benefits available generally to most salaried employees.

National Fuel Gas Company Performance Incentive Program

Termination for Cause

Regardless of whether the performance period has been completed and the named executive officer would have been entitled to a cash payment, if a named executive officer’s employment is terminated for Cause at any time prior to payment under this program, the named executive officer is no longer entitled to the payment.

“Cause” under the Performance Incentive Program generally means:

•	the executive’s failure to comply with a reasonable and lawful written directive of the Board of Directors or the Chief Executive Officer;

•	the executive’s failure to perform the substantial responsibilities of his position;

•	any act of dishonesty, gross negligence, or misconduct by the executive;

•	the executive’s conviction of or entering a plea of guilty or nolo contendere (will not contest) to a crime constituting a felony or the executive’s willful violation of any law, rule or regulation; or

•	the executive engages in any business which is competitive with that of the Company.

Termination for Any Other Reason

If a named executive officer’s employment terminates during a performance period for any reason other than Cause, the named executive officer will be entitled to the amount that would have been payable to the named executive officer if the named executive officer remained employed for the entire performance period, pro-rated based on the number of days completed within said performance period prior to termination. Any payment to the named executive officer will also be subject to any conditions as determined by the Chief Executive Officer.

Change of Control

In the event of a Change of Control, the performance period will be truncated, and the Compensation Committee will determine each named executive officer’s payment based on achievement of the performance conditions. The payment will be pro-rated based on the truncated time period.

“Change of Control” under the Performance Incentive Program generally means:

•	notice of a Schedule 13D filing with the Securities and Exchange Commission disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) is the beneficial owner, directly or indirectly, of twenty (20) percent or more of the outstanding stock of the Company;

•	a tender or exchange offer to acquire, directly or indirectly, twenty (20) percent or more of the outstanding stock of the Company;

•	consolidation or merger of the Company in which the Company is not the surviving corporation, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before;

•	consolidation in which the Company is the surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation;

•	sale or other transfer of all or substantially all the assets of the Company; or

•	a change in the majority of the members of the Board of Directors of the Company within a 24-month period unless the election or nomination for election by the Company’s shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

National Fuel Gas Company 1997 Award and Option Plan

Noncompetition

Under this plan, if a named executive officer engages in any business or activity competitive with that of the Company, without the Company’s written consent, or the named executive officer performs any act that is against the best interests of the Company, all unexercised, unearned or unpaid awards are forfeited.

Termination of Employment

As a general rule, if the named executive officer’s employment with the Company terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned or unpaid awards are forfeited, unless otherwise stated below or in an award notice to the named executive officer. The Compensation Committee has the authority to determine what events constitute disability, retirement, or termination for an approved reason.

Incentive Stock Options

Except as otherwise disclosed in an award letter, if the named executive officer’s employment with the Company terminates, any incentive stock option that has not expired will terminate, and the named executive officer will no longer be entitled to purchase shares of the Company’s Common Stock pursuant to such incentive stock option except that:

(i) Upon termination of employment (other than by death), the named executive officer may, within three months after the date of termination of employment, purchase all or part of the shares of the Common Stock which the named executive officer was entitled to purchase under the incentive stock option on the date of termination of employment. However, if termination of employment occurs by reason of death, disability or retirement at age 65 or later, then the Company must offer to extend the term of those incentive stock options to the lesser of five years or the original term, unless the named executive officer is president or chief executive officer of the Company or president of a “principal subsidiary” (an entity owned at least 80% by the Company with at least $5 million net income in the most recently completed fiscal year), in which case the Company must offer to extend the term of that person’s incentive stock options to the original term.

(ii) Upon the death of the named executive officer while employed with the Company or within three months after the date of termination of employment, the executive officer’s estate or beneficiary may, within one year after the date of the named executive officer’s death, purchase all or part of any shares of Common Stock which the named executive officer was entitled to purchase under such incentive stock option on the date of death.

Non-Qualified Stock Options

Except as otherwise disclosed in an award letter, any non-qualified stock option that has not expired will terminate upon the termination of the named executive officer’s employment with the Company, and no shares of Common Stock may be purchased pursuant to the non-qualified stock option, except that:

(i) Upon termination of employment for any reason other than death, discharge by the Company for cause, or voluntary resignation of the named executive officer prior to age 60, a named executive officer may, within five years after the date of termination of employment, or any such greater period of time that the Compensation Committee deems appropriate, exercise all or part of the non-qualified stock option, which the named executive officer was entitled to exercise on the date of termination of employment or subsequently becomes eligible to exercise as follows: (a) six months after the date of grant, if the named executive officer has voluntarily resigned on or after his 60th birthday, after the date of grant, and before such six months; or (b) on the date of the named executive officer’s voluntary resignation on or after his 60th birthday and at least six months after the date of grant. However, if termination of employment occurs by reason of death, disability or retirement at age 65 or later and if the named executive officer is the president or chief executive officer of the Company, or president of a principal subsidiary, then each non-qualified stock option would remain exercisable for the balance of its unexpired term.

(ii) Upon the death of a named executive officer while employed with the Company or within the period stated in the preceding paragraph (i), the named executive officer’s estate or beneficiary may, within five years after the date of the named executive officer’s death while employed, or within the period stated in paragraph (i) above, exercise all or part of the non-qualified stock option, which the named executive officer was entitled to exercise on the date of death.

As specified in Mr. Cabell’s award letter, upon a voluntary termination of employment or an involuntary termination for Just Cause, all non-qualified stock options are forfeited. Upon an involuntary termination due to death or for other than Just Cause, all non-qualified stock options will become exercisable and will remain exercisable for three years.

Restricted Stock

As specified in Mr. Cabell’s award letter dated December 12, 2006, the following will occur with respect to his restricted stock upon a termination:

(i) unless his termination is due to death or termination by the Company without Just Cause, he will forfeit his right to the restricted stock if his employment with the Company terminates for any reason prior to the expiration of the vesting restrictions;

(ii) in the event of either his termination by the Company without Just Cause or his death before December 11, 2009, all restrictions will lapse on the date of his death or termination without Just Cause.

In this context, “Just Cause” means the failure to comply with Company policies on hedging, financial reporting, accurate accounting, disclosure of information about the Company, or regulatory compliance; fraud, misconduct, or dishonesty related to employment; illegal conduct amounting to a misdemeanor or felony; or the willful and continued failure to substantially perform duties with the Company after written warnings specifically identifying the lack of substantial performance.

Change in Control and Change in Ownership

If there is a Change in Ownership or a named executive officer’s employment terminates within three years following a Change in Control, unless the termination is due to death, disability, Cause, resignation by the named executive officer other than for Good Reason, or retirement, all terms and conditions lapse, and all unvested awards become vested. In addition, any outstanding awards are cashed out based on the Fair Market Value of the Common Stock as of either the date the Change in Ownership occurs or the date of termination following a Change in Control. For this purpose, “Fair Market Value” is the average of the high and low market price. In addition, the noncompetition provision mentioned above will become null and void.

For purposes of this section, “Change in Control” has a meaning similar to the definition of Change of Control, which was defined earlier under the Performance Incentive Program section. The only major difference between the 1997 Award and Option Plan definition of Change in Control and the Performance Incentive Program Change of Control definition is that the 1997 Award and Option Plan provides that a Change in Control shall be deemed to have occurred at such time as individuals who constitute the Board of Directors of the Company on January 1, 1997 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority, provided that any person becoming a director subsequent to January 1, 1997 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be considered as though such person was a member of the Incumbent Board. The Performance Incentive Program instead states that a Change of Control shall be deemed to have occurred when there is change in the majority of the members of the Board of Directors of the Company within a 24-month period unless the election or nomination for election by the Company’s shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

“Change in Ownership” means a change which results directly or indirectly in the Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

“Good Reason” means a good faith determination made by a named executive officer that the Company has materially reduced the responsibilities, prestige or scope of the named executive officer’s position. Examples include the assignment to the named executive officer of duties inconsistent with the named executive officer’s position, assignment of the executive to another place of employment more than 30 miles from the named executive officer’s current place of employment, or reduction in the named executive officer’s total compensation or benefits. The named executive officer must specify the event relied upon for his or her determination by written notice to the Board of Directors within six months after the occurrence of the event.

National Fuel Gas Company Tophat Plan

Under the Company’s Tophat Plan, the Company restores to the named executive officers benefits lost under the 401(k) Plan due to the Internal Revenue Code or qualified plan limits.

Retirement or Termination of Employment

If a named executive officer retires or his employment is terminated, the named executive officer (or his beneficiary in the event of his death) will receive a lump sum payment equal to the value of his benefit, as of the date of retirement or termination of employment.

National Fuel Gas Company 2007 Annual at Risk Compensation Incentive Plan (“AARCIP”)

Noncompetition

If, in the opinion of the Compensation Committee, the named executive officer, without the written consent of the Company, engages in any business or activity that is competitive with that of the Company, or the named executive officer performs any act which in the opinion of the Committee is against the best interests of the Company, the named executive officer must forfeit all unearned and/or unpaid At Risk Awards.

Termination of Employment Other Than Due to Death, Disability, Retirement, Or an Approved Reason

If a named executive officer’s employment with the Company or a subsidiary terminates for a reason other than death, disability, retirement, or an approved reason, all unearned or unpaid At Risk Awards will be canceled or forfeited, unless stated below or in an award notice to the named executive officer. The Compensation Committee has the authority to determine what events constitute disability, retirement, or termination for an approved reason.

Termination Due to Disability, Retirement, Or an Approved Reason

In the event of the disability, retirement or termination for an approved reason of a named executive officer during a performance period, the named executive officer’s participation will be deemed to continue to the end of the performance period, and the named executive officer will be paid a percentage of the amount earned proportionate to the named executive officer’s period of active service during the performance period.

Death

If a named executive officer dies during a performance period, the named executive officer’s beneficiary will be paid an amount proportionate to the period of active service during the performance period, based upon the maximum amount, which the named executive officer could have earned under the At Risk Award.

Change in Control and Change in Ownership

In the event of a Change in Ownership (which has the same definition as provided in the 1997 Award and Option Plan, discussed above) or a named executive officer’s employment terminates within three years following a Change in Control, unless the termination is due to death, disability entitling the named executive officer to benefits under the Company’s long-term disability plan, Cause, resignation by the named executive officer other than for Good Reason (which has the same definition as provided in the 1997 Award and Option Plan, discussed above), or retirement entitling the named executive officer to benefits under the Company’s retirement plan, the named executive officer will be entitled to a single lump sum cash payment equal to a prorated portion of the At Risk Award previously established for the performance period which has commenced but has not yet ended, and 100% of the At Risk Award previously earned by, but not yet paid, to the named executive officer during each performance period that has ended.

“Change in Control” under the AARCIP has the same meaning as provided in the 1997 Award and Option Plan, discussed above, except with respect to an incumbent board. The AARCIP provides that a Change in Control occurs if individuals who constitute the Board on January 1, 2007 (the “Incumbent Board) cease to constitute at least a majority, provided that any person becoming a director subsequent to January 1, 2007 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board will be considered as though he or she was a member of the Incumbent Board.

“Cause” means the executive’s willful and continued failure to substantially perform his duties after written warnings specifically identifying his lack of substantial performance or his willful engaging in illegal conduct which is materially and demonstrably injurious to the Company or its subsidiaries.

Deferred Compensation Plan (“DCP”)

The term Change in Control under the DCP has a similar definition as provided in the Performance Incentive Program, discussed above.

Termination For Any Reason Other Than Death or Retirement Prior to a Change in Control

In the event of a termination for any reason, other than death or retirement, prior to a Change in Control, the named executive officer is entitled to receive any undistributed savings account balance and his retirement account balance in the form of a lump sum payment. However, the named executive officer will not be entitled to the accumulation account balance.

Termination After A Change in Control or Death

If the named executive officer’s employment terminates for any reason, other than retirement, after a Change in Control or the named executive officer dies at any time during his employment with the Company, the named executive officer (or his beneficiary) will receive in the form of a lump sum payment any undistributed savings account balance, retirement account balance, and accumulation account balance.

Retirement

In the case of retirement at any time, the named executive officer is entitled to a monthly payment (a 15-year annuity, unless the named executive officer elected to receive a 5- or 10-year annuity) based on his retirement account balance and accumulation account balance; provided that the named executive officer provides the Company at least 90 days notice of his retirement. However, if the named executive officer does not have a retirement account balance and his accumulation account balance is less than $5,000 at the date of retirement, that account will be paid in the form of a lump sum equal to the value of the account. If the named executive officer dies before the commencement of the retirement annuity, the entire DCP balance will be paid in full as a lump sum payment to the named executive officer’s beneficiary. If the named executive officer dies after commencement of the annuity, the annuity will continue to be paid to the named executive officer’s beneficiary for the remainder of its original term.

Under the plan, for certain deferrals after May 1, 1994, Mr. Ackerman was eligible and elected to defer a portion of his salary to a retirement account that would entitle him to commence monthly payments beginning the first of the month coinciding with or following his 70th birthday.

Employment Continuation and Noncompetition Agreement

If there is a change in control, and the executive remains employed thereafter, the executive’s annual salary and employee benefits are preserved for at least three years at the levels then in effect for the named executive officers. The Agreement also provides the benefits described below.

Termination by the Company Without Cause Or Termination By the Executive For Good Reason

Severance Benefit

In the event of termination of a named executive officer within three years of a Change in Control without Cause or by the named executive officer for Good Reason, the named executive officer is entitled to a single lump sum cash payment equal to 1.99 times the sum of the named executive officer’s annual base salary and the average of the annual cash bonus for the previous two fiscal years. The named executive officers are also entitled to any vested benefits under the employee benefit plans, including any compensation previously deferred and not yet paid and any amounts payable pursuant to any agreement with the named executive officer.

If the named executive officer’s employment terminates at any time during the three year period ending on the first day of the month following the named executive officer’s sixty-fifth birthday, the multiplier will not be 1.99, but will be a number equal to 1.99 times (x/1095), where x equals the number of days remaining until the named executive officer’s sixty-fifth birthday. In addition, the extension of any welfare benefits will cease at age 65.

“Cause” means the named executive’s gross misconduct, fraud or dishonesty, which has resulted or is likely to result in material economic damage to the Company or its subsidiaries as determined in good faith by a vote of at least two-thirds of the non-employee directors of Company at a meeting of the Board.

“Change in Control” has a similar definition as provided in the Performance Incentive Program, discussed above. However, Mr. Cabell’s agreement also provides that a Change in Control will occur if the Company sells more than 50% ownership of Seneca Resources.

“Good Reason” means there is a material diminution in the named executive’s responsibilities, base compensation or budget, or in the responsibilities of the person to whom the named executive is required to report. “Good Reason” also includes a requirement that the named executive relocate to an office outside the United States or more than 30 miles from the location at which the executive performed his services immediately prior to the Change in Control, or any other action or inaction that constitutes a material breach by the Company of the agreement. The Company has a period of 30 days to cure any acts which would otherwise give the executive the right to terminate his employment for Good Reason.

Continuation of Health and Welfare Benefits

In addition to the severance payment, the named executive officer will be entitled to participate in the Company’s employee and executive health and welfare benefit plans, excluding any vacation benefits, for eighteen months following termination (or, in the case of Mr. Cabell, until the end of the second calendar year following termination for purposes of any non-health-related benefit) or until the named executive officer becomes eligible for comparable benefits at a subsequent employer.

Retirement

Except for Mr. Cabell, if the named executive officer is at least fifty-two years old at the date of termination, the named executive officer will be deemed to have earned and be vested in the retirement benefits that are payable to the named executive officer under the Company retirement plans.

Mr. Cabell will be entitled to a single lump sum payment equal to the present value of his unvested accrued benefits under the Company’s retirement plans, which he participated in immediately before the Change in Control.

Termination for Cause or the Executive Voluntarily Terminates

If the named executive officer’s employment is terminated for Cause, death, disability, or the named executive officer voluntarily terminates his employment other than for Good Reason, the named executive officer will not be entitled to the severance benefit discussed above. The named executive officer (or his beneficiary) will be entitled to any vested benefits under the employee benefit plans, including any compensation previously deferred and not yet paid and any amounts payable pursuant to any agreement between the named executive officer and the Company. The named executive officer will also be entitled to any other benefits provided in the Company’s plans for death or disability.

Noncompetition

Unless the named executive officer has elected not to be bound by the noncompete provisions of the Agreement, the Company will make a lump sum payment of one times the sum of the named executive officer’s annual base salary and the average of the annual cash bonus for the previous two fiscal years. The noncompete payment will not be paid to the named executive officer if his employment is terminated by reason of death or disability.

In order for the named executive officer to be entitled to the noncompete payment, the named executive officer may not directly or indirectly engage in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of any business or entity that is engaged in any activity which is competitive with the business of the Company or its subsidiaries or affiliates in any geographic area in which the Company or its subsidiaries are engaged in competitive business.

Split Dollar Arrangement and Death Benefit Agreement for Philip C. Ackerman

The Company has maintained a split dollar life insurance arrangement with Mr. Ackerman since 1991, as amended from time to time. The split dollar arrangement formerly required that (i) the Company would pay, until his retirement date, the premiums on two life insurance policies owned by Mr. Ackerman (ownership later transferred to a life insurance trust established by Mr. Ackerman), (ii) the Company would be repaid its premiums upon the earlier of his 70th birthday or death, and (iii) if he died before age 70 his beneficiaries would receive a death benefit from the policies of no more than twice the sum of his most recent annual salary and lump sum compensation, with any additional death benefit payable to the Company. In light of Sarbanes-Oxley’s prohibition on loans to executive officers, the Company stopped paying premiums on those policies in 2002. All subsequent premiums on those policies have instead been paid from the policies owned by Mr. Ackerman’s trust. In fiscal 2006, the trust transferred to the Company one of its insurance policies as a partial early repayment to the Company of the insurance premiums previously paid by the Company, which left one existing insurance policy covered by the split dollar arrangement. To place Mr. Ackerman in approximately the position he would have been in had the Company not been prohibited under Sarbanes-Oxley from performing its obligations under the split dollar arrangement, in fiscal 2006 the Company and Mr. Ackerman agreed that (i) if Mr. Ackerman dies before his 70th birthday, the Company will pay his beneficiaries a death benefit equal to the sum of 24 times his base monthly salary in the month prior to his death or retirement plus two times the most recent award, if any, paid to him under the Company’s lump sum payment programs other than the Performance Incentive Program, reduced by the amount received by his trust from the remaining insurance policy pursuant to the split dollar arrangement, or (ii) if Mr. Ackerman is living on his 70th birthday, the Company’s agreement to pay a death benefit will terminate, and the Company will make a cash payment to Mr. Ackerman in the amount of $968,905. This cash amount represents the amount that, at that time, was projected as the difference between the cash surrender value that would have been available to Mr. Ackerman at age 70 under the original arrangement (net of the premiums that would have been repayable to the Company) over the projected net cash surrender value available to Mr. Ackerman’s trust on his 70th birthday under the remaining insurance policy.

Retirement Benefit Agreement for David F. Smith

The Retirement Benefit Agreement for David F. Smith provides Mr. Smith with certain retirement benefits in the event the Company terminates Mr. Smith without Cause, or Mr. Smith terminates employment with Good Reason, prior to March 1, 2011 (the first day of the month after which Mr. Smith reaches 57 1/2 years of age). “Cause” means the failure by Mr. Smith to substantially perform duties or the engaging in illegal conduct, gross misconduct, fraud or dishonesty, which injures the Company in a material way. “Good Reason” means a significant reduction in the nature and scope of duties and direct reporting responsibilities, a significant reduction in total potential compensation, or a requirement to relocate more than 100 miles away from the Company’s headquarters.

The payment that Mr. Smith would receive under the Retirement Benefit Agreement would be calculated to ensure that Mr. Smith receives benefits equivalent to what he would have received under the terms of the Executive Retirement Plan and the qualified Retirement Plan if he had attained age 57 1/2 at the time of his termination of employment. The Retirement Benefit Agreement will terminate on March 1, 2011 if benefits have not become payable under the agreement. In addition, the agreement will terminate before March 1, 2011 if Mr. Smith is terminated for any reason other than a termination by the Company without cause or by Mr. Smith with Good Reason.

Potential Payments Upon Termination or Change-in-Control Table

Due to the number of factors that affect the nature and amount of any benefit provided upon the events discussed above, any actual amounts paid or distributed may be different from the amounts contained in the table. Factors that could affect these amounts include the timing during the year of any such event, the market value of the Common Stock and the named executive officer’s age. For Column (2), “Retirement,” will be “N/A” if the named executive officer was not eligible to retire on September 30, 2007. In that case, the Company would have accrued benefits payable to the named executive officer, which are accrued amounts in the other columns for the different types of terminations. Mr. Ackerman is the only named executive officer who was eligible for unreduced retirement benefits as of September 30, 2007; therefore, the table for Mr. Ackerman below assumes that he will either retire or become disabled.

The payments that would have been due upon a “termination for cause” on September 28, 2007 other than in connection with a change-in-control are not shown in a separate column in the following table. The payments that would have been due in that case are the Deferred Compensation Plan balances of $1,367,451 for Mr. Ackerman, 0 for Mr. Tanski, $219,652 for Mr. Smith, 0 for Mr. Cabell and 0 for Mr. Ramsdell, and the accrued 401(k) Tophat Plan benefit for the period January 1, 2007 to September 30 , 2007 of $74,009 for Mr. Ackerman, $39,815 for Mr. Tanski, $36,221 for Mr. Smith, $1,500 for Mr. Cabell and $9,963 for Mr. Ramsdell. All of the unvested and vested stock options and restricted stock awards would have been forfeited on the date of termination for cause other than in connection with a change-in-control.

The payments that would have been due upon an “involuntary termination” other than for cause and other than in connection with a change in control are the same as the payments under Column (1) for “Voluntary Termination,” with the following exceptions: i) the “Bonus-At-Risk Award” could have been paid if termination was for an approved reason, such as a reduction in force, ii) the unvested stock options would have vested if not already reflected as vested under Column(1), iii) Mr. Smith would have received a benefit of $914,986 under the Retirement Benefit Agreement, and iv) for Mr. Cabell, the unvested Restricted Stock would have vested upon termination. The unvested restricted stock for Mr. Ackerman would have been forfeited upon this type of termination.

	Potential Payments Upon Termination Other than in Connection with a Change in Control				Potential Payments Upon Termination Following a Change in Control or Change in Board
					Company
					Terminates		Executive
					without Cause		Terminates
					and/or		Voluntarily
					Executive		Other
Executive Benefits					Terminates	Company	than for
and Payments	Voluntary				for Good	Terminates	Good
Upon Termination	Termination	Retirement	Death	Disability	Reason	for Cause	Reason
for:	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)

Mr. Philip Ackerman
Cash Severance(a)	N/A	N/A	N/A	N/A	1,484,888	0	0
Bonus — At Risk Award(b)	0	759,741	759,741	759,741	759,741	0	0
Performance Incentive Program(c)	1,540,729	1,540,729	1,540,729	1,540,729	1,540,729	0	1,540,729
Non-Compete(d)	N/A	N/A	N/A	N/A	1,631,745	1,631,745	1,631,745
Unvested Restricted Stock(e)	0	0	62,018	62,018	62,018	0	0
Unvested Stock Options(f)	794,750	794,750	794,750	794,750	794,750	0	794,750
Vested and Outstanding exercisable Options(g)	N/A	N/A	N/A	N/A	36,534,910	N/A	N/A
Deferred Compensation Plan(h)	1,367,451	1,628,521	1,647,781	1,628,521	1,647,781	1,647,781	1,647,781
Executive Retirement Plan(i)	12,379,325	12,379,325	6,189,663	12,379,325	12,379,325	0	12,379,325
401k Tophat(k)	74,009	74,009	74,009	74,009	74,009	74,009	74,009
Post-retirement/Post- termination Health Care(l)	N/A	N/A	N/A	N/A	25,487	0	0
Death Benefit(m)	N/A	N/A	1,365,070	N/A	N/A	N/A	N/A
Welfare Plan Benefits and Fringe Benefits(n)	0	9,584	0	9,584	14,375	0	0

Total for Mr. Ackerman	16,156,264	17,186,659	12,433,761	17,248,677	56,949,758	3,353,535	18,068,339

Mr. Ronald Tanski
Cash Severance(a)	N/A	N/A	N/A	N/A	1,692,171	0	0
Bonus — At Risk Award(b)	0	481,915	481,915	481,915	481,915	0	0
Performance Incentive Program(c)	417,483	417,483	417,483	417,483	417,483	0	417,483
Non-Compete(d)	0	0	0	0	850,337	850,337	850,337
Unvested Stock Options(f)	0	0	325,125	325,125	325,125	0	0
Vested and Outstanding exercisable Options(g)	N/A	N/A	N/A	N/A	4,523,173	N/A	N/A
Executive Retirement Plan(i)	1,045,876	1,045,876	695,516	1,045,876	1,045,876	0	1,045,876
401k Tophat(k)	39,815	39,815	39,815	39,815	39,815	39,815	39,815
Post-retirement/Post- termination Health Care(l)	N/A	N/A	N/A	N/A	25,487	N/A	N/A
Welfare Plan Benefits and Fringe Benefits(n)	0	1,534	0	1,534	17,300	0	0

Total for Mr. Tanski:	1,503,174	1,986,623	1,959,854	2,311,748	9,418,682	890,152	2,353,511

	Potential Payments Upon Termination Other than in Connection with a Change in Control				Potential Payments Upon Termination Following a Change in Control or Change in Board
					Company
					Terminates
					without Cause
					and/or		Executive
					Executive		Terminates
Executive Benefits					Terminates	Company	Voluntarily Other
and Payments	Voluntary				for Good	Terminates	than for Good
Upon Termination	Termination	Retirement	Death	Disability	Reason	for Cause	Reason
for:	$(1)	$(2)	$(3)	$(4)	$(5)	$(6)	$(7)

Mr. David Smith
Cash Severance(a)	N/A	N/A	N/A	N/A	1,704,942	0	0
Bonus — At Risk Award(b)	0	N/A	361,594	361,594	361,594	0	0
Performance Incentive Program(c)	726,241	N/A	726,241	726,241	726,241	0	726,241
Non-Compete(d)	0	N/A	0	0	856,755	856,755	856,755
Unvested Stock Options(f)	0	N/A	433,500	433,500	433,500	0	0
Vested and Outstanding exercisable Options(g)	N/A	N/A	N/A	N/A	5,015,125	0	N/A
Deferred Compensation Plan(h)	219,652	N/A	219,652	209,911	219,652	219,652	219,652
Executive Retirement Plan(i)	2,064,453	N/A	1,584,072	2,064,453	2,064,453	0	2,064,453
Retirement Agreement(j)	0	N/A	0	0	914,986	0	0
401k Tophat(k)	36,221	N/A	36,221	36,221	36,221	36,221	36,221
Post-retirement/Post- termination Health Care(l)	N/A	N/A	N/A	N/A	25,487	N/A	N/A
Welfare Plan Benefits and Fringe Benefits(n)	0	N/A	0	5,524	8,285	0	0

Total for Mr. Smith	3,046,567	N/A	3,361,280	3,837,444	12,367,241	1,112,628	3,903,322

Mr. Matthew Cabell
Cash Severance(a)	N/A	N/A	N/A	N/A	1,373,773	0	0
Short Term Incentive bonus(b)	N/A	N/A	265,338	265,338	265,338	0	0
Performance Incentive Program(c)	116,642	N/A	116,642	116,642	116,642	0	116,642
Non-Compete(d)	0	N/A	0	0	690,338	690,338	690,338
Unvested Restricted Stock(e)	0	N/A	700,500	700,500	700,500	0	0
Unvested Stock Options(f)	0	N/A	720,000	720,000	720,000	0	0
401k Tophat(k)	1,500	N/A	1,500	1,500	1,500	1,500	1,500
Post-retirement/Post- termination Health Care(l)	N/A	N/A	N/A	N/A	20,856	N/A	N/A
Welfare Plan Benefits and Fringe Benefits(n)	0	N/A	0	0	0	0	0

Total for Mr. Cabell	118,142	N/A	1,803,980	1,803,980	3,888,947	691,838	808,480

Mr. James Ramsdell
Cash Severance(a)	N/A	N/A	N/A	N/A	797,000	0	0
Short Term Incentive bonus(b)	0	N/A	125,000	125,000	125,000	0	0
Performance Incentive Program(c)	240,673	N/A	240,673	240,673	240,673	0	240,673
Non-Compete(d)	0	N/A	0	0	400,503	400,503	400,503
Unvested Stock Options(f)	0	N/A	108,375	108,375	108,375	0	0
Vested and Outstanding exercisable Options(g)	N/A	N/A	N/A	N/A	3,781,268	N/A	N/A
Executive Retirement Plan(i)	525,613	N/A	423,273	525,613	525,613	0	525,613
401k Tophat(k)	9,963	N/A	9,963	9,963	9,963	9,963	9,963
Post-retirement/Post- termination Health Care(l)	N/A	N/A	N/A	N/A	25,487	N/A	N/A
Welfare Plan Benefits and Fringe Benefits(n)	0	N/A	0	2,840	19,260	0	0

Total for Mr. Ramsdell	776,249	N/A	907,284	1,012,464	6,033,142	410,466	1,176,752

(a)	For Mr. Ackerman, severance is equal to 1.99 multiplied by .46 (the number of days to age 65 divided by 1,095) multiplied by the sum of (i) current annual base salary and (ii) the annual cash bonus to him for the two fiscal years of the company ending immediately prior to the effective date of the change in control. For all other officers, severance is equal to 1.99 multiplied by the sum of (i) annual base salary and (ii) the average of the named executive officer’s annual cash bonus for the two fiscal years of the Company ending immediately prior to the effective date of the change in control. The earned salary and severance amount shall be paid in cash in a lump sum.

(b)	Represents the Annual At Risk Award or Short Term Incentive paid in December 2007 that was earned in fiscal 2007. This amount also appears in the Summary Compensation table.

(c)	The target incentive payable to Mr. Ackerman of $1,540,729 at September 30, 2007, represents the estimated target incentive if he were to terminate, except for cause, as a participant of the three separate performance periods. The total estimated payment of $1,540,729 is composed of $665,018 for the three-year performance period ended September 30, 2007, $548,902 for the three-year performance period ended September 30, 2008, and $326,809 for the three-year performance period ended September 30, 2009. The target incentive payable to Mr. Tanski of $417,483 at September 30, 2007, represents the estimated target incentive if he were to terminate, except for cause, as a participant of the three separate performance periods. The total estimated payment of $417,483 is composed of $76,002 for the three-year performance period ended September 30, 2007, $211,117 for the three-year performance period ended September 30, 2008, and $130,364 for the three-year performance period ended September 30, 2009.

The target incentive payable to Mr. Smith of $726,241 at September 30, 2007, represents the estimated target incentive if he were to terminate, except for cause, as a participant of the three separate performance periods. The total estimated payment of $726,241 is composed of $247,007 for the three-year performance period ended September 30, 2007, $316,674 for the three-year performance period ended September 30, 2008, and $162,560 for the three-year performance period ended September 30, 2009.

The target incentive payable to Mr. Cabell of $116,642 at September 30, 2007, represents the estimated target incentive if he were to terminate, except for cause, as a participant in the one performance period in which he participates. The total estimated payment of $116,642 is composed of the estimated payment for the three-year performance period ended September 30, 2009.

The target incentive payable to Mr. Ramsdell of $240,673 at September 30, 2007, represents the estimated target incentive if he were to terminate, except for cause, as a participant of the three separate performance periods. The total estimated payment of $240,673 is composed of $126,670 for the three-year performance period ended September 30, 2007, $71,780 for the three-year performance period ended September 30, 2008, and $42,223 for the three-year performance period ended September 30, 2009.

The above payments in respect of any three-year performance period will be paid in a lump sum cash amount not later than 2-1/2 months after the end of the calendar year in which the relevant performance period ends.

(d)	If the named executive officer elected to be bound by the non-compete provision contained in the Employment Continuation and Noncompetition Agreement, he shall receive a lump sum payment within 30 days following the named executive officer’s date of termination equal to one times the sum of (i) the named executive officer’s annual base salary and (ii) the named executive officer’s average cash bonus payable to the named executive officer for the two fiscal years of the company ending immediately prior to the effective date of the change in control, as compensation for the covenant not to compete.

(e)	Represents the value of the acceleration of unvested Restricted Stock awards on September 30, 2007 using a Fair Market Value (FMV) of $46.70 per share.

(f)	Represents the value of the unvested options that were issued to all named executive officers, except for Mr. Cabell, on December 6, 2006 and subsequently vested on December 6, 2007. The amounts are based on the number of options that would have vested at the termination event multiplied by the difference between the FMV of stock on September 28, 2007 of $46.70 and the exercise price of $39.475. For Mr. Cabell, this amount represents the unvested options issued on December 11, 2006 that would have vested at termination event and are scheduled to vest on December 11, 2009 multiplied by the difference between the FMV of the stock on September 28, 2007 and the exercise price of $39.50.

(g)	This represents the total number of vested options outstanding at September 30, 2007 multiplied by the difference between the FMV of stock on September 28, 2007 and the exercise price of each option. Under the terms of the 1997 Award and Option Plan this amount will be paid in a lump sum, which is why this is separately disclosed.

(h)	Represents the Deferred Compensation Plan (“DCP”) balances as of September 30, 2007. Under the plan, DCP retirement and disability benefits are the same for participants listed on this table (Columns 2 and 4) and are calculated with the Plan-mandated switch to the Moody’s index rate six months prior to retirement or disability for those participants who elected a return based on the S&P 500 Minus 1.2% Election. For those participants, DCP retirement and disability benefits will be different than DCP benefits provided upon death or voluntary termination other than retirement. DCP benefits provided upon death are the full lump sum value of all account balances, with no switch to the Moody’s index rate as noted above (Column 3). DCP benefits provided upon termination other than death, retirement or disability are the lump sum value of all accounts less any Accumulation account balance (Column 1). The Accumulation account is not forfeited if termination occurs following a change in control (Columns 5-7). Benefits are paid as a lump sum in all situations except retirement or disability, in which case benefits are paid as an annuity.

Upon retirement and/or disability, Mr. Ackerman would receive three separate monthly annuities, the present value of which equals $1,628,521. These consist of (i) a fifteen-year annuity of $7,503 per month with a present value of $779,507, (ii) a fifteen-year annuity of $3,520 per month with a present value of $415,047 and (iii) a ten-year annuity commencing at age 70 of $7,727 per month with a present value of $433,967. Upon death or termination following a change in control, Mr. Ackerman (or his beneficiary) would receive a lump sum payment of the value of all accounts. Upon voluntary termination other than retirement, Mr. Ackerman would receive the amount noted in Column 1, which is the lump sum value of all accounts less his Accumulation account balance of $280,330.

Mr. Smith is not eligible for retirement. However, upon becoming disabled, Mr. Smith would receive a ten-year annuity of $2,335 per month with a present value of $209,911. Mr. Smith does not have an Accumulation account balance. The amounts for all other terminations are the account balances as of September 30, 2007.

Messrs. Tanski and Ramsdell do not have any outstanding account balances under the DCP. Mr. Cabell is not eligible to participate in the DCP.

(i)	For each of the named executive officers who are eligible to participate in the Executive Retirement Plan (the “ERP”), the benefit values presented in the table were determined by our plan actuary and have been expressed as the actuarially equivalent lump sum present value (calculated using a 6% discount rate and the 1994 Group Annuity Reserving Table) of the four-year period certain annuity (the normal benefit form under the ERP). As stated in the description of the ERP under the caption “Executive Retirement Plan” following the Pension Benefits Table, the ERP is a two-part benefit, consisting of a tophat benefit and a supplemental benefit. For further description of the ERP, the calculation of the benefit payable under this plan and the applicable early retirement percentages, please refer to the caption “Executive Retirement Plan” following the Pension Benefits Table.

The amounts in this row represent the following, with respect to benefits provided under the ERP:

For Mr. Ackerman, in the event of a termination resulting from retirement, Mr. Ackerman is eligible to retire with an unreduced early retirement. In addition, in the event of a voluntary termination, involuntary termination other than for cause, or disability Mr. Ackerman is eligible to receive an unreduced early retirement benefit. With respect to an involuntary termination for cause (willful misconduct), no retirement benefits will be paid under the ERP. In the event of death prior to commencement of the ERP benefit, Mr. Ackerman’s spouse shall receive the ERP benefit for her lifetime commencing on the first day of the month following the date of death.

For Mr. Tanski, in the event of termination resulting from retirement, Mr. Tanski is eligible to retire with a reduced retirement benefit that includes the tophat portion of the ERP benefit, but not the supplemental portion of the ERP. In the event of a voluntary termination, involuntary termination other than for cause or disability, Mr. Tanski is eligible to receive a reduced early retirement benefit. With respect to an involuntary termination for cause (willful misconduct), no retirement benefits will be paid under the ERP. In the event of death prior to commencement of the ERP benefit, Mr. Tanski’s spouse shall receive the ERP benefit for her lifetime commencing on the first day of the month following the date of death.

Mr. Ramsdell is not eligible to retire under the ERP at September 30, 2007. However, he is eligible for a deferred vested benefit for the tophat portion. For purposes of this disclosure, Mr. Ramsdell is assumed to begin receiving his tophat at the earliest unreduced retirement age. In the event of a voluntary termination, involuntary termination other than for cause or disability, Mr. Ramsdell is eligible to receive a deferred vested benefit for the tophat portion. With respect to an involuntary termination for cause (willful misconduct), no retirement benefits will be paid under the ERP. In the event of death prior to commencement of the ERP benefit, Mr. Ramsdell’s spouse shall receive the ERP benefit for her lifetime commencing on the first day of the month following the date of death.

Mr. Smith is not eligible to retire under the Executive Retirement Plan at September 30, 2007. However, he is eligible for a deferred vested benefit for the tophat portion. For purposes of this disclosure, Mr. Smith is assumed to begin receiving his tophat at the earliest unreduced retirement age. In the event of a voluntary termination, involuntary termination other than for cause or disability, Mr. Smith is eligible to receive a deferred vested benefit for the tophat portion. With respect to an involuntary termination for cause (willful misconduct), no retirement benefits will be paid under the ERP. In the event of death prior to commencement of the ERP benefit, Mr. Smith’s spouse shall receive the ERP benefit for her lifetime commencing on the first day of the month following the date of death.

(j)	Mr. Smith is also eligible to receive benefits under the Retirement Benefit Agreement. At September 30, 2007, under this agreement, if Mr. Smith is terminated other than for cause or resigns for good reason, he would be eligible for an early retirement benefit equal to 87.5% of the unreduced benefit under the qualified defined benefit retirement plan. With regards to the ERP, Mr. Smith’s benefit would be calculated using an early retirement percentage of 28%.

(k)	Represents the 401(k) Tophat Plan benefit for the period January 1, 2007 through September 30, 2007.

(l)	For all terminations other than for a Change-in-Control: the officer receives the same health benefits as other supervisory employees hired prior to January 1, 2003. The amount shown under column (5) represents 18 months of COBRA rates for medical, drug and dental. The actual COBRA rates were used for 2007 and 2008 and the 2009 rates were projected using a 10.8% trend for medical, 10% for drug and 6% for dental.

(m)	Mr. Ackerman by contract, would receive a death benefit payment based on two times the sum of his current base salary and his most recent annual cash bonus, less proceeds paid under his split dollar policy.

(n)	For Columns (2) and (4), this represents an allowance for tax preparation and financial planning in the year following the year of retirement and/or disability. For Column (5), this includes an allowance for tax preparation and financial planning and the annual payment for life insurance under the ExecutiveLife Insurance Plan for 18 months. Mr. Tanski and Mr. Ramsdell are participants in the ExecutiveLife Insurance Plan.

PROPOSAL 2.  APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2 on WHITE proxy card)
PLEASE USE THE WHITE PROXY CARD ONLY

At the Annual Meeting, stockholders will be asked to approve the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending September 30, 2008 (“fiscal 2008”). If approved by the stockholders, PricewaterhouseCoopers LLP will examine the financial statements of the Company and its subsidiaries and report upon the annual consolidated financial statements for fiscal 2008, as they did for fiscal 2007.

Representatives of PricewaterhouseCoopers LLP will not be attending the Annual Meeting. Therefore, no representative will be available to answer questions or make a statement.

The affirmative vote of a majority of the votes cast with respect to the appointment of the independent registered public accounting firm by the holders of shares of Common Stock entitled to vote is required for the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

If the necessary votes are not received, or if PricewaterhouseCoopers LLP declines to accept or otherwise becomes incapable of accepting or exercising the appointment, or its services are otherwise discontinued, the Board of Directors will appoint another independent registered public accounting firm. Unless they are otherwise directed by the stockholders, the Proxies intend to vote for the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS APPOINTMENT.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and greater-than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of information furnished to the Company, reports filed through the Company and/or written representations that no Form 5 was required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than 10% beneficial owners were complied with during fiscal 2007.

CODE OF ETHICS

Pursuant to SEC regulations, the Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal accounting officer, controller, other officers and employees that is designed to deter wrongdoing and to promote honest and ethical conduct. The text of the code of ethics is available on the Company’s website at www.nationalfuelgas.com. Upon request, the Company will provide to any person without charge a copy of the code of ethics. Requests must be made to the Secretary at the principal offices of the Company.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

Only one copy of this proxy statement and one copy of the Company’s Annual Report for the 2007 fiscal year are being delivered to multiple stockholders who share an address unless the Company has received contrary instructions from one or more of the stockholders. A separate proxy card and a separate notice of the Annual Meeting are being included for each account at the shared address.

Registered stockholders who share an address and would like to receive a separate annual report to stockholders and/or a separate proxy statement for the Annual Meeting or future Annual Meetings of Stockholders, or have questions regarding the householding process, may contact the Company’s transfer agent, The Bank of New York Mellon, by calling 1-800-648-8166 or by forwarding a written request addressed to The Bank of New York, 101 Barclay St., 11 East, New York, NY 10286. Promptly upon request, additional copies of the Company’s Annual Report for the 2007 fiscal year and separate proxy statements for the Annual Meeting will be sent. By contacting The Bank of New York Mellon, registered stockholders sharing an address can also request delivery of a single copy of annual reports to stockholders or proxy statements in the future if registered stockholders at the shared address are receiving multiple copies.

Many brokerage firms and other holders of record have also instituted householding procedures. If your family has one or more “street name” accounts under which you beneficially own shares of Common Stock, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our Annual Report to Stockholders for fiscal 2007 or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

PROPOSALS OF SECURITY HOLDERS

Proposals that security holders intend to present at the 2009 Annual Meeting of Stockholders must be received by the Secretary at the principal offices of the Company no later than September 13, 2008, in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Notice of a stockholder proposal submitted outside the processes of SEC Rule 14a-8 under the Securities Exchange Act, for consideration at the 2009 Annual Meeting of Stockholders, shall be considered untimely unless received by the Secretary at the Company’s principal office between September 24, 2008 and October 24, 2008.

CERTAIN LEGAL PROCEEDINGS

On November 8, 2007, National Fuel Gas Distribution Corporation, a subsidiary of the Company, filed a petition with the Pennsylvania Public Utility Commission seeking the issuance of an Order compelling the New Mountain Group to apply for and receive a certificate of public convenience as related to the Company’s Utility segment operations in western Pennsylvania. The Company believes that the New Mountain Group is advancing a business plan for all of the Company’s operating segments, including its Utility operations, that is not in the best interest of the Company’s Utility customers. The Company further believes that, under Pennsylvania law, the New Mountain Group is required to have obtained the permission of the Pennsylvania Public Utility Commission before it secured a significant ownership position in the Company, advanced its business strategy and presented a list of candidates it wishes to be elected to the Board of Directors. In its petition, the Company explains that Pennsylvania utility law requires that if an entity is pursuing a controlling interest, either directly or indirectly, in a regulated public utility, then it must first secure a certificate of public convenience. Such a requirement, the Company believes, is designed to give the public and regulatory agencies an opportunity to determine if that entity will be qualified to manage the assets that deliver energy to the citizens of Pennsylvania. On November 21, 2007, the New Mountain Group filed a petition for intervention and preliminary objections to the Company’s petition, generally denying the Company’s allegations and asking for expedited proceedings. On December 26, 2007, the Pennsylvania Public Utility Commission entered an Order denying the preliminary objections of New Mountain Group. The Order states, among other things, that “we cannot conclude that the law will not permit NFG Distribution’s Complaint and Petition to prevail,” and further that “the Commission will determine whether a hearing is necessary to address and resolve disputed factual issues.”

On December 19, 2007, the Company filed a Verified Petition of National Fuel Gas Distribution Corporation with the New York State Public Service Commission seeking relief in a form and manner substantially similar to the order sought in Pennsylvania as described above. Although there are important differences between the states’ regulatory schemes governing transfer of control, the requirement that New Mountain Group receive the prior approval of the regulator is common to both jurisdictions.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES

Under applicable SEC regulations, members of the Company’s Board of Directors are “participants” and certain executive officers and employees may be deemed to be “participants” in the Company’s solicitation of proxies in connection with the Annual Meeting. Certain required information regarding these “participants” is set forth in Annex A to this proxy statement and in the soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act on Form 8-K/A incorporated by reference into this proxy statement.

COST OF SOLICITATION

The cost of the Company’s proxy solicitation will be borne by the Company. The Company has retained Morrow & Co., LLC, a professional proxy solicitation firm, at an estimated cost of $400,000, plus reimbursement of expenses, to assist it in soliciting proxies from brokers, nominees, institutions and individuals. Morrow expects that approximately 60 of its employees will assist in the solicitation. The Company may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. Solicitation of proxies by mail may be supplemented by telephone, facsimile, e-mail or personal solicitation by the persons identified as “participants” on Annex A to this proxy statement. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company’s expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of the Company’s regular employees and officers and any costs incurred in proceedings before the Pennsylvania Public Utility Commission and New York State Public Service Commission) are currently expected to be approximately $7,100,000 in the aggregate, of which approximately $2,700,000 has been spent to date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 21, 2008

The proxy statement and annual report to security holders are available at investor.nationalfuelgas.com.

OTHER BUSINESS

The Board of Directors does not know of any business that will be presented for consideration at the Annual Meeting except as set forth above. However, if any other business is properly brought before the Annual Meeting, or any adjournment or postponement thereof, the Proxies will vote in regard thereto according to their discretion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and at the Company’s website at www.nationalfuelgas.com.

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows the Company to incorporate by reference the information that it files with the SEC. Incorporation by reference means that the Company can disclose important information to you by referring you to other documents filed separately with the SEC that are legally considered to be part of this document, and such documents are automatically updated and superseded by this proxy statement. Later information that is filed by the Company with the SEC will automatically update and supersede the information in this document and the documents listed below.

Filings:	Periods:

Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act (17 CFR 240.14a-12) on Form 8-K	Filed December 12, 2007 (Second of two Current Reports on Form 8-K filed December 12, 2007)

Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act (17 CFR 240.14a-12) on Form 8-K/A	Filed December 14, 2007

By Order of the Board of Directors

Anna Marie Cellino Secretary

January 11, 2008

Sign, date and return the WHITE proxy card today.

Important!

1.	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy card, or vote your shares by telephone or Internet.

Please vote each WHITE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts. If you hold shares in one of the Company’s Employee Stock Ownership Plans or Tax-Deferred Savings Plans, you will receive a separate voting instruction form to instruct the Trustee as to how to vote your shares.

2.	We urge you NOT to sign any color proxy card sent to you by the New Mountain Group.

3.	Even if you have sent a color proxy card to the New Mountain Group, you have every right to change your vote. You may revoke that proxy, and vote as recommended by management by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope.

4.	If your shares are held in the name of a bank, broker or other nominee, you must instruct your bank, broker or nominee to vote your shares. Please vote the WHITE voting instruction form provided by your bank, broker or nominee, or follow the instructions on the voting instruction form to vote by telephone or Internet.

If you have any questions on how to vote your shares, please call our proxy solicitor:

Morrow & Co., LLC at (800) 252-1959

ANNEX A

INFORMATION CONCERNING PARTICIPANTS AND POTENTIAL PARTICIPANTS
IN THE SOLICITATION OF PROXIES BY NATIONAL FUEL GAS COMPANY

Directors and Nominees

The principal occupations of the directors of National Fuel Gas Company (the “Company”), each of whom is a “participant” in the solicitation, are set forth below. The principal business address of the organization of employment for each member of the Board of Directors is: c/o National Fuel Gas Company, 6363 Main St., Williamsville, New York 14221.

Name and Year
Became a Director
of the Company	Principal Occupation

Directors Whose Terms Expire in 2008

Robert T. Brady 1995	Chairman of Moog Inc. since February 1996. Moog is a worldwide designer, manufacturer and integrator of precision control components and systems with a total return of 27%, 82% and 250% for the one, three and five year periods ending September 30, 2007. President and Chief Executive Officer of Moog Inc. since 1988 and Board member since 1984. Director of Astronics Corporation, M&T Bank Corporation and Seneca Foods Corporation. Chairs the regular executive sessions of non-management directors, and is the designated contact for shareholders to communicate with the non-management directors on the Board.

Rolland E. Kidder 2002	Executive Director of the Robert H. Jackson Center, Inc., in Jamestown, New York, from 2002 until 2006. Founder of Kidder Exploration, Inc., an independent Appalachian oil and gas company; Chairman and President from 1984 to 1994. Mr. Kidder is also a former Director of the Independent Oil and Gas Association of New York and the Pennsylvania Natural Gas Associates — both Appalachian-based energy associations. An elected member of the New York State Assembly from 1975 to 1982. Former Trustee of the New York Power Authority. On the Dean’s Advisory Council of the University at Buffalo School of Law from 1996 to 2001. Vice President and investment advisor for P.B. Sullivan & Co., Inc. from 1994 until 2001.

John F. Riordan 1995	President and CEO from April 2000 to December 2005 of GTI (the Gas Technology Institute), the leading research, development and training organization serving the natural gas industry, Des Plaines, Illinois. President and CEO of MidCon Corporation, a company engaged in interstate and intrastate natural gas transportation as well as wholesale marketing of natural gas, from October 1988 to January 1998. In 1998, Mr. Riordan directed Occidental Petroleum Corporation’s divestiture and sale of MidCon to KN Energy, Inc. Vice Chairman of KN Energy from February 1998 to February 1999. Director of Nicor Inc. since 2001. Twice chairman of the Interstate Natural Gas Association of America (INGAA). Former President of the commodity chemical business at Occidental Petroleum and former President of the natural gas liquids business at Cities Service

Annex A - 1

Name and Year
Became a Director
of the Company	Principal Occupation

Company. Former director of Occidental Petroleum and former director of Chicago Bridge & Iron Company. Former Trustee, Niagara University.

Directors Whose Terms Expire in 2009

R. Don Cash 2003	Chairman Emeritus since May 2003, and Board Director since May 1978, of Questar Corporation (Questar), an integrated natural gas company headquartered in Salt Lake City, Utah. Chairman of Questar from May 1985 to May 2003. Chief Executive Officer of Questar from May 1984 to May 2002 and President of Questar from May 1984 to February 1, 2001. Director of Zions Bancorporation since 1982 and Associated Electric and Gas Insurance Services Limited since 1993. Director of Texas Tech Foundation since November 2003 and TODCO (The Offshore Drilling Company) from May 2004 until July 2007. Former trustee, until September 2002, of the Salt Lake Organizing Committee for the Olympic Winter Games of 2002.

Stephen E. Ewing 2007	Vice Chairman of DTE Energy, a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide, from November 1, 2005 until December 31, 2006. Group President, Gas Division, DTE Energy from June 1, 2001 until November 1, 2005. Former president and chief operating officer of MCN Energy Group, Inc. Former president and chief executive officer of Michigan Consolidated Gas Co. (MichCon), a natural gas utility. MichCon is a principal operating subsidiary of DTE Energy as a result of the 2001 merger of DTE Energy and MCN Energy Group, Inc. Chairman of the Board of Directors of the American Gas Association for 2006 and past chairman of the Midwest Gas Association and the Natural Gas Vehicle Coalition.

George L. Mazanec 1996	Former Vice Chairman, from 1989 until October 1996, of PanEnergy Corporation, Houston, Texas, a diversified energy company (now part of Spectra). Advisor to the Chief Operating Officer of Duke Energy Corporation from August 1997 to 2000. Director of TEPPCO, LP from 1992 to 1997, Director of Northern Border Pipeline Company Partnership from 1993 to 1998 and Director of Westcoast Energy Inc. from 1998 to 2002. Director of Dynegy Inc. since May 2004. Director of the Northern Trust Bank of Texas, NA and Associated Electric and Gas Insurance Services Limited. Former Chairman of the Management Committee of Maritimes & Northeast Pipeline, L.L.C. Member of the Board of Trustees of DePauw University since 1996.

Directors Whose Terms Expire in 2010

Philip C. Ackerman 1994	Chief Executive Officer of the Company since October 2001. Appointed as Chairman of the Board effective January 3, 2002.

Annex A - 2

Name and Year
Became a Director
of the Company	Principal Occupation

President of the Company from July 1999 until February 2006. Senior Vice President of the Company from June 1989 until July 1999 and Vice President from 1980 to June 1989. President of National Fuel Gas Distribution Corporation (1) from October 1995 until July 1999 and Executive Vice President from June 1989 to October 1995. Executive Vice President of National Fuel Gas Supply Corporation (1) from October 1994 to March 2002. President of Seneca Resources Corporation (1) from June 1989 to October 1996. President of Horizon Energy Development, Inc. (1) since September 1995 and certain other non-regulated subsidiaries of the Company since prior to 1992.

Craig G. Matthews 2005	Former President, CEO and Director of NUI Corporation, a diversified energy company acquired by AGL Resources Inc. on November 30, 2004, from February 2004 until December 2004. Vice Chairman, Chief Operating Officer and Director of KeySpan Corporation (previously Brooklyn Union Gas Co.) from March 2001 until March 2002. Director of Hess Corporation (formerly Amerada Hess Corporation) since 2002. Chairman of the Board of Trustees, Polytechnic University, and Director since 1996. Board member of Republic Financial Corporation since May 2007.

Richard G. Reiten 2004	Chairman from September 2000 through February 2005 and Director since March 1996 of Northwest Natural Gas Company, a natural gas local distribution company headquartered in Portland, Oregon. Chief Executive Officer of Northwest Natural Gas Company from January 1997 until December 2002 and President from January 1996 through May 2001. Director of Associated Electric and Gas Insurance Services Limited since 1997. Director of US Bancorp since 1998, Building Materials Holding Corp. since 2001 and IDACORP Inc. since January 2004.

David F. Smith 2007	President and Chief Operating Officer of the Company since February 2006, Vice President from April 2005 until February 2006. President of National Fuel Gas Supply Corporation (1) since April 2005, Senior Vice President from June 2000 until April 2005. President of National Fuel Gas Distribution Corporation (1) from July 1999 to April 2005, Senior Vice President from January 1993 until July 1999. Also president of Empire State Pipeline (1) and various non-regulated subsidiaries of the Company. Board member of the Interstate Natural Gas Association of America (INGAA), the INGAA Foundation, American Gas Foundation and Chairman of the Northeast Gas Association.

(1)	Wholly-owned subsidiary of the Company.

Annex A - 3

Executive Officers

The principal occupations of the Company’s executive officers who may be deemed “participants” in the solicitation are set forth below. The principal business address of each such person is that of National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221.

Information as of November 30, 2007 (except as otherwise noted) (1)

Current Company Positions and Other Material Business
Name	Experience During Past Five Years

Philip C. Ackerman	Chairman of the Board of Directors since January 2002; Chief Executive Officer since October 2001; and President of Horizon since September 1995. Mr. Ackerman has served as a Director of the Company since March 1994, and previously served as President of the Company from July 1999 through January 2006.

David F. Smith	President of the Company since February 2006; Chief Operating Officer of the Company since February 2006; President of Supply Corporation since April 2005; President of Empire since April 2005. Mr. Smith previously served as Vice President of the Company from April 2005 through January 2006; President of Distribution Corporation from July 1999 to April 2005; and Senior Vice President of Supply Corporation from July 2000 to April 2005.

Ronald J. Tanski	Treasurer and Principal Financial Officer of the Company since April 2004; President of Distribution Corporation since February 2006; Treasurer of Distribution Corporation since April 2004; Treasurer of Horizon since February 1997. Mr. Tanski previously served as Controller of the Company from February 2003 through March 2004; Senior Vice President of Distribution Corporation from July 2001 through January 2006; and Controller of Distribution Corporation from February 1997 through March 2004.

Matthew D. Cabell	President of Seneca since December 2006. Prior to joining Seneca, Mr. Cabell served as Executive Vice President and General Manager of Marubeni Oil & Gas (USA) Inc., an exploration and production company, from June 2003 to December 2006. From January 2002 to June 2003, Mr. Cabell served as a consultant assisting oil companies in upstream acquisition and divestment transactions as well as Gulf of Mexico entry strategy, first as an independent consultant and then as Vice President of Randall & Dewey, Inc., a major oil and gas transaction advisory firm. Mr. Cabell’s prior employers are not subsidiaries or affiliates of the Company.

Karen M. Camiolo	Controller and Principal Accounting Officer of the Company since April 2004; Controller of Distribution Corporation and Supply Corporation since April 2004; and Chief Auditor of the Company from July 1994 through March 2004.

Anna Marie Cellino	Secretary of the Company since October 1995; Secretary of Distribution Corporation since September 1999; Senior Vice President of Distribution Corporation since July 2001.

Paula M. Ciprich	General Counsel of the Company since January 2005; Assistant Secretary of Distribution Corporation since February 1997; General Counsel of Distribution Corporation from February 1997 to January 2007.

Donna L. DeCarolis	Vice President Business Development of the Company since October 2007. Ms. DeCarolis previously served as President of National Fuel Resources (NFR) from

Annex A - 4

Current Company Positions and Other Material Business
Name	Experience During Past Five Years

January 2005 to October 2007; Secretary of NFR from March 2002 to October 2007; and Vice President of NFR from May 2001 to January 2005.

John R. Pustulka	Senior Vice President of Supply Corporation since July 2001.

James D. Ramsdell	Senior Vice President of Distribution Corporation since July 2001.

(1)	The executive officers serve at the pleasure of the Board of Directors. The information provided relates to the Company and its principal subsidiaries. Many of the executive officers also have served or currently serve as officers or directors of other subsidiaries of the Company.

Certain Employees

The principal occupations of the Company’s officers and employees who may be deemed “participants” in the solicitation are set forth below. The principal business address of each such person is that of National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221.

Name	Principal Occupation

Cynthia M. Battista	Investor Relations Analyst
Carl M. Carlotti	Senior Vice President of Distribution Corporation
Julie C. Cox	Assistant General Manager — Corporate Communications
Jay W. Lesch	Vice President of Distribution Corporation
James C. Welch	Director, Investor Relations

Annex A - 5

INFORMATION REGARDING OWNERSHIP OF THE COMPANY’S COMMON STOCK BY PARTICIPANTS

The following table sets forth information concerning beneficial ownership of the common stock (“Common Stock”) of the Company by each person who is or may be deemed to be a participant in the Company’s solicitation of proxies for its 2008 Annual Meeting of Stockholders. The Common Stock is the only class of Company equity securities outstanding. Unless otherwise stated, to the best of the Company’s knowledge, each person has sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire through exercise of stock options but has not done so. All information is as of November 30, 2007, except as otherwise indicated.

		Shares	Shares Held		Shares Otherwise
	Exercisable Stock	held in	in 401(k)	Restricted	Beneficially
NAME	Options(1)	ESOP(2)	Plan(3)	Stock(4)	Owned(5)

Directors
Philip C. Ackerman	1,820,972	21,740	17,101	1,328	588,766	(6)
Robert T. Brady	0	0	0	0	11,400
R. Don Cash	0	0	0	0	9,833	(7)
Stephen E. Ewing	0	0	0	0	2,046
Rolland E. Kidder	0	0	0	0	24,390	(8)
Craig G. Matthews	0	0	0	0	5,581
George L. Mazanec	0	0	0	0	12,200	(9)
Richard G. Reiten	0	0	0	0	4,676
John F. Riordan	0	0	0	0	15,400
David F. Smith	325,000	1,764	12,328	0	116,174
Executive Officers (other than Mr. Ackerman and Mr. Smith)
Matthew D. Cabell	0	0	95	15,000	0
Karen M. Camiolo	65,500	0	4,632	0	0
Anna Marie Cellino	152,918	1,047	10,050	0	83,319
Paula M. Ciprich	132,660	0	5,190	0	13,709
Donna L. DeCarolis	127,660	176	11,115	0	6,528
John R. Pustulka(10)	66,082	3,677	12,877	0	30,392
James D. Ramsdell	192,000	3,814	11,421	0	38,125	(11)
Ronald J. Tanski	271,000	2,839	15,334	0	66,158	(12)
Other Employees
Cynthia M. Battista	0	25	1,984	0	70	(13)
Carl M. Carlotti	132,000	100	7,663	0	14,572
Julie C. Cox	0	0	4,632	0	0
Jay W. Lesch	122,660	416	12,257	0	9,077	(14)
James C. Welch	0	0	335	0	0

(1)	This column lists shares with respect to which the named individuals have the right to acquire beneficial ownership within 60 days of November 30, 2007, through the exercise of stock options granted under the National Fuel Gas Company 1997 Award and Option Plan. Stock options, until exercised, have no voting power.

(2)	This column lists shares held in the National Fuel Gas Company and Subsidiaries Employee Stock Ownership Plan (“ESOP”). The beneficial owners of these shares have sole voting power with respect to shares held in the ESOP, but do not have investment power respecting most of those shares until they are distributed.

(3)	This column lists shares held in the National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees (“TDSP”), a 401(k) plan. The beneficial owners of these shares have sole voting power and investment power with respect to shares held in the TDSP.

(4)	This column lists shares of restricted stock, certain restrictions on which had not lapsed as of November 30, 2007. Owners of restricted stock have power to vote the shares, but have no investment power with respect to the shares until the restrictions lapse.

Annex A - 6

(5)	This column includes shares held of record and any shares beneficially owned through a bank, broker or other nominee.

(6)	Includes 1,000 shares held by Mr. Ackerman’s wife in trust for her mother, as to which shares Mr. Ackerman disclaims beneficial ownership, and 220 shares with respect to which Mr. Ackerman shares voting and investment power with his wife.

(7)	Includes 3,000 shares held by the Don Kay Clay Cash Foundation, a Utah not-for-profit corporation, of which Mr. Cash, his wife, son and daughter-in-law are directors. Mr. Cash disclaims beneficial ownership of these shares.

(8)	Includes 11,100 shares owned by Mr. Kidder’s wife, as to which Mr. Kidder shares voting and investment power.

(9)	Includes 600 shares owned by Mr. Mazanec’s wife, as to which Mr. Mazanec shares voting and investment power.

(10)	Mr. Pustulka’s information is as of January 7, 2008.

(11)	Shares owned jointly with Mr. Ramsdell’s wife, as to which Mr. Ramsdell shares voting and investment power.

(12)	Includes 614 shares owned jointly with Mr. Tanski’s wife, as to which Mr. Tanski shares voting and investment power.

(13)	Shares owned jointly with Ms. Battista’s husband, as to which Ms. Battista shares voting and investment power.

(14)	Includes 8,532 shares owned jointly with Mr. Lesch’s wife and 545 shares owned by Mr. Lesch’s wife, as to which Mr. Lesch shares voting and investment power.

Except as may be disclosed in the proxy statement to be filed with the SEC in connection with the solicitation of proxies for the 2008 Annual Meeting, no associate or affiliate of any participant in the solicitation directly or indirectly beneficially owns any securities of the Company.

Information Regarding Transactions in the Company’s Common Stock by Participants

The following table sets forth purchases or sales of Common Stock during the two years ended November 30, 2007, except as otherwise indicated, by each person who is or may be deemed to be a participant. The following table does not include the monthly Company matching contribution that is invested into the Common Stock fund within the 401(k) plan or dividend reinvestment within the 401(k) plan and the Employee Stock Ownership Plan. Unless otherwise indicated below, all of the following transactions were conducted in open market or privately negotiated transactions, and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Participant	Date	Type & Description (1)(2)	# of Shares

Robert T. Brady	01/03/2006 04/03/2006 07/03/2006 10/02/2006 01/02/2007 04/02/2007 07/02/2007 10/01/2007	Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
		Shares acquired per Retainer Policy	300 300 300 300 300 300 300 300
R. Don Cash	01/03/2006 04/03/2006 07/03/2006 10/02/2006 01/02/2007 04/02/2007 07/02/2007 10/01/2007	Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
		Shares acquired per Retainer Policy	300 300 300 300 300 300 300 300

Annex A - 7

Participant	Date	Type & Description (1)(2)	# of Shares

Stephen E. Ewing	12/27/2006 02/23/2007 04/02/2007 07/02/2007 10/01/2007	Purchase Shares acquired per Retainer Policy Shares acquired per Retainer Policy Shares acquired per Retainer Policy Shares acquired per Retainer Policy	1,000 146 300 300 300
Rolland E. Kidder	01/03/2006 01/05/2006 04/03/2006 07/03/2006 10/02/2006 11/13/2006 01/02/2007 04/02/2007 05/29/2007 07/02/2007 10/01/2007	Shares acquired per Retainer Policy
Sale
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Sale
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Sale
Shares acquired per Retainer Policy
		Shares acquired per Retainer Policy	300 (1,500) 300 300 300 (4,000) 300 300 (500) 300 300
Craig G. Matthews	01/03/2006 01/13/2006 04/03/2006 04/15/2006 07/03/2006 07/17/2006 10/02/2006 10/16/2006 01/02/2007 01/16/2007 04/02/2007 04/16/2007 07/02/2007 07/16/2007 10/01/2007 10/15/2007	Shares acquired per Retainer Policy
Purchase — Dividend Reinvestment
Shares acquired per Retainer Policy
Purchase — Dividend Reinvestment
Shares acquired per Retainer Policy
Purchase — Dividend Reinvestment
Shares acquired per Retainer Policy
Purchase — Dividend Reinvestment
Shares acquired per Retainer Policy
Purchase — Dividend Reinvestment
Shares acquired per Retainer Policy
Purchase — Dividend Reinvestment
Shares acquired per Retainer Policy
Purchase — Dividend Reinvestment
Shares acquired per Retainer Policy
		Purchase — Dividend Reinvestment	300 9.17 300 12.34 300 13.68 300 16.00 300 17 300 17 300 21.81 300 22
George L. Mazanec	01/03/2006 04/03/2006 07/03/2006 10/02/2006 01/02/2007 04/02/2007 07/02/2007 10/01/2007	Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
		Shares acquired per Retainer Policy	300 300 300 300 300 300 300 300
John F. Riordan	01/03/2006 04/03/2006 07/03/2006 10/02/2006 01/02/2007 04/02/2007 07/02/2007 10/01/2007	Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
		Shares acquired per Retainer Policy	300 300 300 300 300 300 300 300

Annex A - 8

Participant	Date	Type & Description (1)(2)	# of Shares

Richard G. Reiten	01/03/2006 04/03/2006 07/03/2006 10/02/2006 01/02/2007 04/02/2007 07/02/2007 10/01/2007	Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
Shares acquired per Retainer Policy
		Shares acquired per Retainer Policy	300 300 300 300 300 300 300 300
Philip C. Ackerman	03/14/2006 07/24/2006 08/03/2006 12/19/2006 12/27/2006 03/14/2007 04/05/2007 05/23/2007	(3) Canceled for taxes
(2) Purchase with stock
(2) Tendered stock for payment
(2) Canceled for taxes
Gift of Stock — Charitable
(2) Purchase — Cash exercise
Gift of Stock — Charitable
(3) Canceled for taxes
(2) Purchase with stock
(2) Tendered stock for payment
(2) Canceled for taxes
		Gift of Stock — Charitable	(8,450) 314,558 (156,830) (68,890) (665) 8,796 (1,545) (8,726) 395,544 (196,828) (87,036) (1,073)
David F. Smith	05/05/2006 05/08/2006 06/02/2006 08/04/2006 12/14/2006 12/15/2006 12/20/2006 02/08/2007 04/04/2007	(2) Purchase with stock
(2) Tendered stock for payment
(2) Canceled for taxes
(2) Purchase
(2) Sale
(2) Purchase with stock
(2) Tendered stock for payment
(2) Canceled for taxes
(2) Purchase with stock
(2) Tendered stock for payment
(2) Canceled for taxes
(2) Purchase with stock
(2) Tendered stock for payment
(2) Canceled for taxes
(2) Purchase
(2) Sale
(2) Canceled for taxes
Gift of stock — Charitable
(2) Purchase with stock
(2) Tendered stock for payment
(2) Canceled for taxes
(2) Purchase with stock
(2) Tendered stock for payment
		(2) Canceled for taxes	25,000 (16,486) (2,877) 25,000 (25,000) 25,000 (15,800) (3,109) 20,660 (12,430) (3,502) 25,000 (15,407) (4,201) 25,000 (21,000) (4,000) (305) 45,000 (29,117) (5,398) 25,000 (15,581) (3,482)
Ronald J. Tanski	12/30/2005 02/07/2007 02/08/2007 Various in 2005 Various in 2006 Various in 2007	(2) Purchase — Cash exercise
(2) Canceled for taxes
(2) Purchase with stock
(2) Tendered stock for payment
(2) Purchase with stock
(2) Tendered stock for payment
(2) Purchase with stock
(2) Tendered stock for payment
Purchased through 401(k)
Purchased through 401(k)
		Purchased through 401(k)	4,800 (545) 25,000 (13,050) 10,396 (5,036) 4,804 (2,327) 30 120 86

Annex A - 9

Participant	Date	Type & Description (1)(2)	# of Shares

Matthew D. Cabell	Various in 2007	Purchased through 401(k)	40
Karen M. Camiolo	Various in 2005 Various in 2006 Various in 2007	Purchased through 401(k) Purchased through 401(k) Purchased through 401(k)	24 131 104
Carl M. Carlotti	08/16/2006 04/04/2007 04/05/2007 Various in 2005 Various in 2006 Various in 2007	(2) Purchase (2) Sale (2) Canceled for taxes (2) Purchase with stock (2) Tendered stock for purchase (2) Purchase (2) Sale Purchased through 401(k) Purchased through 401(k) Purchased through 401(k)	30,196 (26,396) (3,800) 4,340 (2,241) 20,660 (20,660) 35 138 132
Anna Marie Cellino	03/28/2006 06/02/2006 03/22/2007	(2) Purchase — Cash exercise (2) Purchase (2) Sale (2) Purchase (2) Canceled for taxes (2) Sale	4,082 25,000 (25,000) 20,660 (3,242) (17,418)
Paula M. Ciprich	02/03/2006 05/30/2006 12/15/2006 12/27/2006 04/02/2007 04/05/2007 04/16/2007 07/16/2007 10/15/2007	(2) Purchase — Cash exercise
(2) Purchase with stock
(2) Tendered stock for payment
(2) Purchase
(2) Sale
(2) Canceled for taxes
(2) Purchase — Cash exercise
(2) Purchase with stock
(2) Tendered stock for payment
(2) Purchase — Option exercise
(2) Sale — Exercise of options
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
		Purchase — Dividend Reinvestment	500 4,304 (2,513) 20,000 (17,050) (2,950) 4,340 4,688 (2,280) 7,312 (7,312) 72 94 91
Donna L. DeCarolis	01/13/2006 04/15/2006 06/26/2006 07/03/2006 07/17/2006 10/16/2006 01/16/2007 02/28/2007 02/28/2007 04/16/2007 05/10/2007 07/05/2007 07/16/2007 10/15/2007 11/28/2007	Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Gift of Stock — Charitable
(2) Purchase with stock
(2) Tendered stock for payment
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
(2) Purchase
(2) Purchase
(2) Sale
Purchase — Dividend Reinvestment
(2) Purchase
(2) Sale
Gift of Stock — Charitable
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
(2) Purchase with stock
		(2) Tendered stock for payment	11 12 (80) 2,202 (1,298) 10 18 17 507 2,627 (2,397) 19 2,627 (1,725) (62) 27 25 5,086 (2,458)

Annex A - 10

Participant	Date	Type & Description (1)(2)	# of Shares

Jay W. Lesch	05/11/2006 05/24/2006 01/13/2006 04/15/2006 07/17/2006 10/16/2006 01/16/2007 04/16/2007 07/16/2007 10/15/2007 Various in 2005 Various in 2006 Various in 2007	(2) Purchase
(2) Sale
(2) Purchase with stock
(2) Tendered stock for purchase
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Purchase — Dividend Reinvestment
Purchased through 401(k)
Purchased through 401(k)
		Purchased through 401(k)	8,196 (8,196) 4,340 (1,310) 48 51 71 72 69 58 63 60 14 130 39
John R. Pustulka	06/01/2006 02/12/2007 02/13/2007 12/19/2007 12/19/2007 12/27/2007 12/28/2007 12/31/2007 01/02/2008 01/03/2008 01/04/2008	(2) Purchase with stock
(2) Tendered stock for payment
(2) Purchase with stock
(2) Tendered stock for payment
(2) Canceled for taxes
(2) Purchase with stock
(2) Tendered stock for payment
(2) Purchase
(2) Sale
(2) Purchase with stock
(2) Tendered stock for payment
(2) Purchase — Cash exercise
(2) Canceled for taxes
Sale
Sale
Sale
Sale
Sale
Sale
5,432 (2,769) 14,568 (7,428) (2,413) 4,804 (2,334) 40,196 (40,196) 9,028 (4,182) 111,890 (12,000) (36,100) (10,000) (5,000) (18,000) (12,000) (18,790)
James D. Ramsdell	03/27/2006 05/19/2006 12/08/2006 04/05/2007	(2) Purchase with stock (2) Tendered stock for payment (2) Purchase with stock (2) Tendered stock for payment (2) Purchase (2) Canceled for taxes (2) Sale (2) Purchase (2) Sale	5,432 (3,079) 4,804 (2,917) 15,196 (2,400) (12,796) 25,000 (25,000)
Cynthia M. Battista	Various in 2005 Various in 2006 Various in 2007 05/23/2007	Purchased through 401(k) Purchased through 401(k) Purchased through 401(k) Exchange within the 401(k)	20 106 76 (217)
Julie A. Cox	Various in 2005 Various in 2006 Various in 2007	Purchased through 401(k) Purchased through 401(k) Purchased through 401(k)	26 104 74

Annex A - 11

Participant	Date	Type & Description (1)(2)	# of Shares

James C. Welch	Various in 2005 Various in 2006 07/18/2006 Various in 2007 04/05/2007	Purchased through 401(k) Purchased through 401(k) Exchange within the 401(k) Purchased through 401(k) Exchange within the 401(k)	6 21 (55) 6 (65)

(1)	For “Shares acquired per Retainer Policy,” this line item refers to the Company’s Retainer Policy for Non-Employee Directors. The above non-employee directors were paid 300 shares of Common Stock each quarter. Common Stock issued to non-employee directors is nontransferable until the later of two years from issuance or six months after the recipient’s cessation of service as a director of the Company. For “Purchase — Dividend Reinvestment,” the director/employee elected to reinvest the dividends paid on the Common Stock to purchase shares of common stock. For “Purchased through 401(k),” the employee elected to purchase, via monthly contributions, Common Stock as one of their investment choices within the 401(k). For “Exchange within the 401(k),” the employee elected to rebalance their 401(k) investments by either an exchange out of or into the Common Stock investment fund.

(2)	Represents the exercise of stock options that were awarded under the 1993 Award and Option Plan or the 1997 Award and Option Plan. Payment of the exercise price and taxes, if applicable, may be in cash or by tendering shares of Common Stock. For example, on February 7, 2007, Mr. Tanski elected to exercise 25,000 nonqualified stock options and pay the exercise cost with shares he already owned and elected to pay cash for his tax liability. He gave the Company 13,050 shares to receive 25,000 shares back. His Common Stock ownership increased by the net new shares of 11,950 (25,000 less shares he tendered of 13,050).

(3)	Represents shares that were used to pay tax liability due upon the vesting of shares of restricted stock. Mr. Ackerman had 25,000 shares of restricted stock vest on March 14, 2006 and 25,000 shares of restricted stock vest on March 14, 2007.

Information Regarding Arrangements with Certain Participants

As described in further detail in the proxy statement, the Company’s executive officers are parties to employment continuation and noncompetition agreements with the Company. These agreements may require the Company to make or provide certain payments and benefits to these executive officers in the event of a “change in control.” Further detail regarding the employment continuation and noncompetition agreements will be described in the proxy statement under the heading “Potential Payments Upon Termination or Change-in-Control.”

Except as may be described in the proxy statement, to the best of the Company’s knowledge, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”), is either a party to any transaction or series of transactions since October 1, 2006, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or any Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as may be described in the proxy statement, to the best of the Company’s knowledge, no participant nor any Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as may be described in the proxy statement, to the best of the Company’s knowledge, there are no contracts, arrangements or understandings by any of the participants or any Participant Affiliate within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantee against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as may be described in the proxy statement, to the best of the Company’s knowledge, no participant nor any Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Annex A - 12

APPENDIX A TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
DIRECTOR INDEPENDENCE GUIDELINES

AS AMENDED DECEMBER 8, 2005

The following Director Independence Guidelines (the “Guidelines”) have been adopted by the Board of Directors (the “Board”) of National Fuel Gas Company (“National Fuel”) to assist the Board in the exercise of its responsibilities to National Fuel and its shareholders. The Guidelines should be interpreted in the context of all applicable laws and National Fuel’s other corporate governance documents, and are intended to serve as a flexible framework within which the Board may conduct its business. The Guidelines are subject to modification from time to time, and the Board shall be able, in the exercise of its discretion, to deviate from the Guidelines from time to time, as the Board may deem appropriate and as required or permitted by applicable laws and regulations.

1. Effectiveness.  The Guidelines will become effective on January 1, 2004.

2. Implementation.  The Board will annually review the independence of all directors, affirmatively make a determination as to the independence of each director and disclose those determinations, in each case, consistent with the requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”), as applicable.

3. Independence of at Least a Majority of the Board.  The Board will at all times have at least a majority of directors who meet the criteria for independence required by the NYSE and the SEC.

4. Absence of a Material Relationship.  In order for a director to be considered “independent,” the Board must affirmatively determine, after consideration of all relevant facts and circumstances, that the director has no direct or indirect material relationship with National Fuel or any subsidiary in a consolidated group with National Fuel (together, the “Company”). When assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or entities with which the director has an affiliation.

5. Cooling-Off Period.  A director will not be considered independent if:

(i)	currently or within the preceding three years the director is or was employed by the Company;

(ii)	currently or within the last three years, an immediate family member of the director is or was employed by the Company as an executive officer;

(iii)	the director or an immediate family member of the director received during any twelve-month period within the last three years more than $100,000 in compensation from the Company (excluding (A) director and committee fees, (B) pension and other deferred compensation for prior service provided such compensation is not contingent in any way on continued service and (C) compensation received by such immediate family member for service as a non-executive employee of the Company);

(iv)	the director (A) is a current partner or employee of a firm that is the present auditor of the Company or (B) within the past three years was a partner or employee of such firm and worked on the Company’s audit;

(v)	an immediate family member of the director (A) is a current partner of a firm that is the present auditor of the Company (B) is a current employee of a firm that is the present auditor of the Company and participates in such firm’s audit, assurance or tax compliance practice or (C) within the past three years was a partner or employee of such firm and worked on the Company’s audit;

(vi)	a present Company executive officer currently serves or within the past three years served on the compensation committee of an entity which employed the director or an immediate family member of the director as an executive officer (this three year cooling-off period shall apply to both service and employment); or

(vii)	the director is an employee, or an immediate family member of the director is an executive officer, of an entity that in any of the last three fiscal years made payments to, or received payments from, the Company for property or services in excess of the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues. Contributions to tax-exempt organizations shall not be considered “payments.”

6. Categorical Standards.  Provided that the independence criteria set forth in Paragraph 5 above are met, the Board has determined that the following commercial or charitable relationships will not be considered material relationships for purposes of determining whether a director is independent:

(i)	the director is a member, partner or executive officer of, or of counsel to, an entity (excluding any charitable organization) that makes annual payments to or receives annual payments from the Company for property or services in an amount less than the greater of (A) $1 million, or (B) 2% of the other’s consolidated gross revenues for its last completed fiscal year;

(ii)	the director is an executive officer, trustee or director of an entity, and the Company’s discretionary charitable contributions to that entity are less than 5% of that entity’s total annual charitable receipts for its last completed fiscal year; and

(iii)	the director is an executive officer of an entity which is indebted to the Company, or to which the Company is indebted, and the total amount of either’s indebtedness to the other is less than 5% of its own total consolidated assets, measured as of the last fiscal year-end.

For purposes of the Guidelines:

“immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home

For purposes of the Categorical Standards:

(i)	The calculation of payments to and from the Company may exclude: (A) payments determined by competitive bid or authorized by, or in conformity with, law or governmental authority and (B) payments arising solely from the ownership of securities of the Company with no benefit being received that is not shared on a pro rata basis by all holders of the class of securities.

(ii)	The calculation of indebtedness owed to or by the Company may exclude: (A) debt securities publicly offered, traded on a national exchange or quoted on an automated quotation system of a registered securities association and (B) trade debt subject to usual terms.

7. Relationships and Transactions Not Covered by the Categorical Standards.  Any determination by the Board that a director who has a business or other relationship that is not covered by the Categorical Standards set forth in Paragraph 6 above is independent, will be disclosed by National Fuel in its annual proxy statement, together with the basis for such determination.

8. Affirmative Obligation of Directors.  Each director has an affirmative obligation to inform the Board of any material change in his or her business or other relationships that may impact the Board’s determination with regard to his or her independence.

9. Disclosure by the Company.  The Board will cause National Fuel to disclose the following in its annual proxy statement:

(i)	the Guidelines, including the categorical standards adopted by the Board to assist it in making determinations regarding the independence of a director;

(ii)	the identity of the independent directors and the basis for the affirmative determinations of the Board regarding the independence of each director;

(iii)	a specific explanation of any determination by the Board that a director is independent notwithstanding that the director does not meet the categorical standards set forth in the Guidelines; and

(iv)	charitable contributions by the Company to an entity that employs a director of the Company as an executive officer if, within the preceding three years, contributions by the Company in any fiscal year exceeded the greater of (A) $1 million, or (B) 2% of the other entity’s consolidated gross revenues.

APPENDIX B TO PROXY STATEMENT

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF NATIONAL FUEL GAS COMPANY
AMENDED AS OF NOVEMBER 6, 2007

I. Organization

The Audit Committee (“Committee”) is a committee of the Board of Directors (“Board”) of National Fuel Gas Company (“Company”). Its primary function is to assist the Board in fulfilling its oversight responsibilities.

II. Membership of the Committee

A.	The Committee shall be appointed by the Board and shall consist of no fewer than three members of the Board where at least one Committee member has accounting or related financial management expertise as the Board interprets such requirement in its business judgment.
B.	Each member of the Committee shall meet the requirements of the New York Stock Exchange listing standards (the “Listing Standards”), and all other applicable laws and regulations, with respect to audit committees, including Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (“Act”), and the rules and regulations of the Commission, as they may become applicable from time to time, as well as the requirements of the Company’s Corporate Governance Guidelines and any additional requirements that the Board deems appropriate.
C.	No member of the Committee may serve on the audit committees of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to serve effectively on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement.
D.	The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.
E.	Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

III. Committee’s Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the Company’s compliance with legal and regulatory requirements, and the performance of the Company’s internal audit function and independent auditors. The Committee shall also prepare an audit committee report required by the Commission’s proxy rules to be included in the Company’s annual proxy statement.

IV. Committee’s Authority and Responsibilities

The Committee shall perform all duties required by the Listing Standards, the Act and any other applicable laws and regulations. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions.

A.	Oversight of Company’s Relationship with the Independent Auditors

(1)	Directly appoint, retain, compensate, evaluate, terminate and oversee the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and such firm must report directly to the Committee.

(2)	Pre-approve all audit and non-audit services to be provided to the Company by the independent auditors, including the adoption by the Committee of any policies and procedures detailing services that the independent auditors are permitted to provide to the Company without specific advance approval by the Committee (of which services the Committee shall be informed at its next meeting), except that the Committee’s pre-approval for non-audit services is not required to the extent such non-audit services meet the de minimus exception requirements of the Commission’s rules and regulations. The Committee may delegate to one or more designated Committee members the authority to grant pre-approvals, provided that the decisions of any member to whom authority is delegated shall be presented to the Committee at its next meeting.

(3)	Ensure that the lead audit partners assigned by the independent auditor, as well as the audit partner responsible for reviewing the Company’s audit, and any other audit partners required to be rotated, shall be rotated at appropriate intervals in compliance with applicable laws, rules and regulations.

(4)	Review and evaluate, at least annually,

(a)	The annual engagement letter with the Company’s independent auditors, including the proposed fees contained therein;

(b)	The annual audit plan of the independent auditors, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

(c)	The qualifications, performance, and independence (including but not limited to the independence requirements associated with any auditor’s compensation) of the independent auditors, including the lead partner;

(d)	A report by the independent auditor describing the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(e)	A report by the independent auditor describing all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category), in order to assess the independent auditors’ independence.

(5)	Set clear policies for the hiring of employees or former employees of the Company’s independent auditors.

B.	Financial Statement and Disclosure Matters

(1)	Review and discuss with management and the independent auditors the following:

(a)	The annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and any major issues related thereto;

(b)	Major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles;

(c)	Any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Company’s financial statements; and

(d)	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(2)	Discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and to rating agencies. This may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

(3)	Discuss guidelines and policies governing the process by which management of the Company assesses and manages the Company’s exposure to risk. The discussion should include the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures.

(4)	Review with management its evaluation of the Company’s internal control structure and procedures for financial reporting and review periodically management’s assessment about the effectiveness of such internal controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

(5)	Review and discuss periodically with the independent auditors with appropriate consultation of management:

(a)	All critical accounting policies and practices used.

(b)	All alternative accounting treatments of financial information within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including:

(i)	Ramifications of the use of such alternative disclosures and treatments; and

(ii)	The treatment preferred by the independent auditors.

(c)	Other material written communications between the independent auditors and management, such as any management letter.

(6)	Receive periodic reports from the Company’s independent auditors, with appropriate consultation of management, to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company.

(7)	Review with the independent auditors any audit problems or difficulties and management’s response, and resolve all disagreements between the Company’s independent auditors and management regarding financial reporting.

C.	Internal Controls and Internal Audit

(1)	Receive and review a disclosure from the Chief Executive Officer and Principal Financial Officer during their certification process for the Form 10-K and Form 10-Qs regarding:

(a)	Any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and

(b)	Any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal controls.

(2)	Review with the independent auditors, the Company’s internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(3)	Review the internal audit functions of the Company including the performance appraisal of the Chief Auditor, as well as the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

(4)	Review the appointment, retention and any dismissal of the Chief Auditor.

D.	Miscellaneous

(1)	Prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

(2)	Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis.

E.	Compliance Programs. Review the procedures established to monitor and ensure compliance with the Company’s Code of Business Conduct and Ethics and review management’s response to any material violation of the Policy.

F.	Investigations and Outside Advisors. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and is authorized to investigate any other matter brought to the Committee’s attention within the scope of its duties. The Committee may secure independent advice to the extent it determines appropriate, including engaging outside legal, accounting and other advisors as the Committee determines appropriate to carry out its duties, the costs of such advisors to be borne by the Company.

G.	Funding. The Committee shall be provided appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor, any advisors engaged by the Committee under Paragraph F, and ordinary administrative expenses necessary or appropriate to carry out its duties.

H.	Complaint Procedures. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

I.	Meetings

(1)	Meet as often as may be deemed necessary or appropriate in the Committee’s judgment (but no less than quarterly), and at such times and places as the Committee shall determine.

(2)	A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

(3)	The Committee may act by unanimous written consent. Such written consent may be signed in multiple parts and will be effective as of the last signature date, unless otherwise specified in the written consent.

(4)	The Committee shall maintain minutes of its meetings and records relating to those meetings.

(5)	Meet separately and periodically with management, the internal auditors and the independent auditors and discuss any matters they wish to bring to the Committee’s attention.

J.	Reporting to the Board. Report regularly to the Board and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

K.	Review of Charter. Review and assess the adequacy of this Charter on an annual basis and recommend any proposed changes, as the Committee deems appropriate, to the Board for approval.

V. Annual Performance Evaluation

Conduct and present to the Board an annual performance evaluation of the Committee.

* * *

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee.

APPENDIX C TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
CORPORATE GOVERNANCE GUIDELINES

Amended: December 6, 2007

The business of National Fuel Gas Company (the “Company”) is conducted by its employees, managers and officers, under the oversight of the Board of Directors (the “Board”), in order to serve the long-term interests of its shareholders. The Board and management recognize that the long-term interests of shareholders are served by considering the interests of customers, employees and the communities in which the Company operates. In addition, the Board requires directors, officers and employees to comply with all legal and regulatory requirements and to adhere to the highest ethical standards in the performance of their duties. To help discharge its responsibilities, the Board has adopted the following guidelines on corporate governance matters.

1.	Size of the Board

The Board shall consist of a number of directors, not less than seven nor more than eleven, as determined by a majority vote of the full Board.

2.	Independent Directors

A majority of the Board must qualify as independent directors under the listing standards of the New York Stock Exchange (NYSE). The Board will annually review the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has established Director Independence Guidelines for purposes of this review. All determinations of director independence will be disclosed in the Company’s annual proxy statement.

3.	Director Qualifications

The Board, with input from the Nominating/Corporate Governance Committee, is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include knowledge, experience, and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and candidates’ commitments to the boards of other publicly-held companies. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

The Nominating/Corporate Governance Committee is responsible for periodically reviewing these qualification guidelines and recommending modifications, as appropriate. The Board believes the qualification guidelines included as Exhibit A are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

Directors are expected to carry out the functions of the Board in a professional and diligent manner, and to spend the time and effort necessary to properly discharge such responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and Committees on which such director sits, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the Chair of the appropriate Committee in advance of such meeting. A director is also expected to review provided materials in advance of a meeting.

4.	Selection of New Directors

The Board is responsible for selecting its members and nominating them for election by the stockholders and for filling vacancies on the Board. The Nominating/Corporate Governance Committee will recommend to the Board nominees for election, including, as appropriate, incumbent directors for re-election.

Stockholders may propose candidates for consideration in accordance with the Process for Identifying and Evaluating Nominees for Director included as Exhibit B.

In selecting individuals for nomination, the Committee will seek the input of the Chairman of the Board and Chief Executive Officer and will evaluate candidates using the qualification guidelines included as Exhibit A and the Process for Identifying and Evaluating Nominees for Director included as Exhibit B, as they may be supplemented from time to time. Once a candidate is selected to join the Board, the Chairman of the Board and/or the Chair of the Nominating/Corporate Governance Committee will extend the invitation to join the Board on the Board’s behalf.

5.	Term Limits

The Board does not believe it should limit the number of terms for which an individual may serve as a director. While term limits could help ensure fresh ideas, they also would force the Board to lose the contributions of directors who have developed an insight into the Company. This insight and continuity of directors is an advantage, not a disadvantage. As an alternative to term limits, the Nominating/Corporate Governance Committee will review a director’s continuation on the Board whenever the director experiences a change in professional responsibilities, as a way to assure that the director’s skills and experience continue to match the needs of the Board. In addition, in connection with nomination of the slate of directors that the Board proposes for election by stockholders each year, the Nominating/Corporate Governance Committee will consider re-nominated directors’ continuation on the Board and take steps as may be appropriate to ensure that the Board maintains an openness to new ideas.

Subject to paragraph 7, a director shall normally serve on the Board for a three-year term, except that a director appointed to fill a vacancy shall stand for election at the next annual meeting of shareholders.

6.	Change in Professional Responsibilities

It is the view of the Board that each director who experiences a change in his or her business or professional affiliation or responsibilities should bring this change to the attention of the Board and should offer to resign. The Board does not believe that each director who retires or has a change in position or responsibilities should necessarily leave the Board. The Nominating/Corporate Governance Committee will, however, review the continued appropriateness of Board membership under these circumstances and make a recommendation to the Board.

This same guideline applies to any inside directors, including the Chief Executive Officer of the Company, in the event he or she no longer serves in that position.

7.	Retirement Age

As a general rule, directors shall retire not later than the date of the first Annual Meeting of Shareholders following the date of their 72nd birthday. The Board shall have the authority to make exceptions to this general rule on a case-by-case basis.

8.	Board Leadership

A.	Chairman of the Board and Chief Executive Officer

1. The Chairman of the Board, who may also be the Chief Executive Officer, shall be a director and preside at all meetings of the Board and meetings of the shareholders. The Chairman of the Board is chosen on an annual basis by at least a majority vote of the remaining directors.

2. The Chief Executive Officer, who may also be the Chairman of the Board, shall be appointed by the Board and serve at the pleasure of the Board.

B.	Succession Planning and Leadership Development

Each year, the Chief Executive Officer will report to the Compensation Committee on succession planning and his or her recommendation as to a potential successor, along with a review of any development plans recommended for such individuals. The Committee will make an annual report to the Board on succession planning, and the Board will work with the Committee to evaluate potential successors to the Chief Executive Officer. When the Compensation Committee and the Board review management succession plans for the Chief Executive Officer, they will consider succession in the event of an emergency or retirement of the Chief Executive Officer. The Committee and the Board will also review succession candidates for executive officers other than the Chief Executive Officer and other senior managers as it deems appropriate.

9.	Board Committees

A.	Number of Committees

Currently there are four Committees: Executive, Audit, Compensation and Nominating/Corporate Governance. The Board believes the current Committee structure is appropriate. From time to time, depending upon the circumstances, the Board may form a new Committee or disband a current Committee.

B.	Assignment of Committee Members

The Board appoints members of the Committees on an annual basis. Vacancies in the Committees will be filled by the Board. In making assignments to the Committees, only Independent Directors may serve on the Audit Committee, the Compensation Committee, or the Nominating/Corporate Governance Committee, and at least one member of the Audit Committee must have accounting or financial management experience, as defined by the U.S. Securities and Exchange Commission rules or as required under applicable New York Stock Exchange listing requirements. Additionally, a member of the Audit Committee may not sit on more than three other Audit Committees of other public companies, unless the Board determines that such commitments would not impair his or her effective service to the Company.

The Board will take into account tenure on a Committee and give consideration to rotating Committee members periodically, but the Board does not feel that rotation should be mandated as a policy.

C.	Committee Charters and Authority

The Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, each have a written charter, which has been approved by the Board. Each charter delegates certain responsibilities to the respective Committee.

The Executive Committee may exercise Board authority with respect to matters other than those for which action of the full Board is required under applicable law.

Unless delegated to one of the Committees either in the Charter, the Bylaws, a resolution of the Board or a vote of stockholders, each Committee shall make recommendations to the Board and the Board will consider and approve the recommendations. The Committee charters may be changed from time to time by approval of the Board.

10.	Board Meetings

A.	Number of Meetings

The Board has at least four scheduled meetings per year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company.

B.	Agenda Items

The Chairman of the Board and the Chief Executive Officer shall establish the agenda for Board meetings. Any director may request inclusion of an item on the agenda. The Chairman of the Board shall preside over Board meetings.

C.	Distribution of Board Materials in Advance

Materials for review, discussion and/or action of the Board should be distributed to Board members in advance of meetings whenever practicable.

D.	Non-Management Director Meetings

The non-management directors will meet at regularly scheduled executive sessions without management. The Audit Committee Chair, Nominating/Corporate Governance Committee Chair and Compensation Committee Chair may call the non-management directors to additional sessions without management.

11.	Board Performance Evaluation

The Board and each Committee will perform an annual self-evaluation. Each year the directors will provide assessments of the effectiveness of the Board and the Committees on which they serve. These evaluations will be submitted to the Nominating/Corporate Governance Committee which will review them and determine if any additional evaluation is necessary. If the Nominating/Corporate Governance Committee determines that additional evaluation is necessary, it may elect to have such evaluation performed internally, or by an independent corporate governance expert. The Nominating/Corporate Governance Committee will report all evaluation results to the Board and make recommendations for areas which, in its judgment, require improvement.

12.	Board Compensation

The Board has sought and received shareholder approval of the current form of director compensation. The Board’s compensation philosophy is that directors (other than those who are also salaried officers of the Company or any of its subsidiaries) are entitled to receive reasonable compensation for their services and reimbursement for certain expenses, as may be determined by the Board. The Compensation Committee shall have the responsibility for recommending to the Board changes in compensation levels for non-employee directors. In discharging this duty, the Committee shall be guided by four general principles: compensation should fairly pay directors for work required; compensation should attract and retain highly qualified candidates for Board membership; compensation should align directors’ interests with the long-term interests of shareholders; and compensation should be transparent and as simple as possible within the limitations of tax and legal considerations.

Reasonable compensation also may be paid to any person (other than a salaried officer or employee of the Company or any of its subsidiaries) formally requested by the Board to attend a meeting.

13.	Board Access to Company Management and Employees

Board members will have access to all Company management. Independent Board members may consult with managers without senior corporate management present. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board to have a full understanding of matters being considered and to introduce managers with significant potential.

14.	Access to Independent Advisors

The Board shall have the power at any time to retain independent outside financial, legal or other advisors, at the Company’s expense.

15.	Director Contact with the Company’s Constituencies

Except as otherwise required by NYSE listing standards or applicable law, communications with parties external to the Company (including but not limited to shareholders, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate area of the Company. The directors will be consulted from time to time for their advice, as the Chief Executive Officer so determines.

16.	Director Orientation and Continuing Education

All directors, upon their initial appointment to the Board, shall attend an educational session, thereby enabling them to better perform their duties and recognize and deal with various issues that may arise during their tenure as directors. Subsequently, the directors shall attend ongoing educational programs related to their Board service as the Board deems appropriate.

17.	Amendment and Interpretation

These Guidelines are in addition to and are not intended to change or interpret any federal or state law or regulation, or the Company’s Certificate of Incorporation or Bylaws or any Committee Charter reviewed and approved by the Board. The Guidelines are subject to modification from time to time by the Board.

EXHIBIT A
TO
NATIONAL FUEL GAS COMPANY
CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY
DIRECTOR QUALIFICATION GUIDELINES

The Board of Directors in considering qualifications of directors standing for re-election and candidates for Board membership will consider the following factors, in addition to those other factors it may deem relevant:

1. Strong management experience, ideally with major public companies.

2. Other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board, such as expertise or experience in: the natural gas industry, information technology businesses, manufacturing, financial or investment banking, scientific research and development, senior level government experience, and academic administration or teaching.

3. Desirability of range in age, so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members.

4. Independence, as defined by the Board.

5. Diversity of perspectives brought to the Board by individual members.

6. Knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge and leadership.

7. Personal characteristics matching the Company’s values, such as integrity, accountability, financial literacy, and high performance standards.

8. Additional characteristics, such as:

a.)	willingness to commit the time required to fully discharge their responsibilities to the Board, including the time to prepare for Board and Committee meetings by reviewing the material supplied before each meeting;

b.)	commitment to attend a minimum of 75% of meetings;

c.)	ability and willingness to represent the stockholders’ long and short-term interests;

d.)	awareness of the Company’s responsibilities to its customers, employees, suppliers, regulatory bodies, and the communities in which it operates; and

e.)	willingness to advance their opinions, but once a decision is made by a majority of the Board, a willingness to support the majority decision assuming questions of ethics or propriety are not involved.

9. The number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.

10. In order to qualify for election as a director, a nominee must be a shareholder of the Company.

EXHIBIT B
TO
NATIONAL FUEL GAS COMPANY
CORPORATE GOVERNANCE GUIDELINES

NATIONAL FUEL GAS COMPANY
NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Process for Identifying and Evaluating Nominees for Director

1. The Nominating/Corporate Governance Committee (the Committee) will observe the following procedures in identifying and evaluating candidates for election to the Company’s Board of Directors.

2. The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving the company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees shall reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

3. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will consider the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board.

4. The Board will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will —

(a)	consider if the director continues to satisfy the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines;

(b)	review any prior assessments of the performance of the director during the preceding term made by the Committee; and

(c)	determine whether there exist any special, countervailing considerations against re-nomination of the director.

5. If the Committee determines that:

(a)	an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as a director during the preceding term; and

(b)	there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, the Committee will, absent special circumstances, propose the incumbent director for re-nomination.

6. The Committee will identify and evaluate new candidates for election to the Board, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or the desire of the directors to expand the size of the Board.

7. The Committee will accept recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. If such a firm is engaged, the Committee shall set its fees and the scope of its engagement.

8. As to each recommended candidate that the Committee believes merits consideration, the Committee will:

(a)	cause to be assembled information concerning the background and qualifications of the candidate;

(b)	determine if the candidate satisfies the Director Qualification Guidelines which are Exhibit A to the Company’s Corporate Governance Guidelines; if so, then

(c)	consider the contribution that the candidate can be expected to make to the overall functioning of the Board.

9. The Committee shall solicit the views of the Chief Executive Officer and the Chairman of the Board, and the views of such other persons as the committee deems appropriate, regarding the qualifications and suitability of candidates to be nominated as directors.

10. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate.

11. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is suited for membership on the Board. The Committee will then recommend to the Board that the candidate be nominated. The Board would then, if it chooses, nominate the candidate by a resolution adopted by the Board at a meeting or by unanimous written consent.

12. Stockholders may propose candidates for consideration by the Committee by communication directed to the Company’s Secretary at its principal office, received no later than 165 days before the scheduled date of the next annual meeting pursuant to the Company’s bylaws, which communication must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case under applicable SEC regulations, including such person’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. In making its selection, the Committee will evaluate candidates proposed by stockholders owning at least two percent (2%) of the Company’s outstanding common stock, under criteria similar to the evaluation of other candidates. The Committee shall have no obligation whatsoever to consider other unsolicited recommendations received from stockholders proposing candidates for the Board. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group on the equity of the Company, and the candidate’s relationship to that stockholder or group, in order to determine whether the candidate can effectively represent the interests of all stockholders. The Committee may also consider the extent to which the recommending stockholder or group intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

APPENDIX D TO PROXY STATEMENT

NATIONAL FUEL GAS COMPANY
REPORTING PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

I.	Purpose

National Fuel Gas Company (“Company”) has a longstanding commitment to comply with federal and state securities laws and regulations, accounting standards, accounting controls and audit practices. In furtherance of this commitment, the Audit Committee of the Company’s Board of Directors has established these Reporting Procedures for Accounting and Auditing Matters (“Procedures”), which provide for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

II.	Scope

These Procedures apply to all employees of all divisions and subsidiaries of the Company.

III.	Procedures

A. Making a Report of Accounting and Auditing Matters

1.	An employee with a concern or complaint regarding accounting, internal accounting controls, or auditing matters (collectively “Accounting and Auditing Matters”) may report such concerns, on a confidential and anonymous basis if the employee so desires, as follows:

a.	Via the Company’s dedicated toll-free hotline (1-800-605-1338) operated by a third party service company; or

b.	In writing in a sealed envelope addressed to the Chairman of the Audit Committee, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221. The sealed envelope should be labeled with a legend such as: “Submitted pursuant to the Reporting Procedures for Accounting and Auditing Matters.”

2.	A sufficiently detailed description of the factual basis for the report should be given in order to allow appropriate investigation into the matter.

B. Treatment of Reports

1.	All reports will be forwarded to the Chairman of Audit Committee, the Chief Auditor, and General Counsel.

2.	Upon receipt of a report, the Chief Auditor will determine whether the complaint pertains to Accounting and Auditing Matters. If the report does not pertain to Accounting and Auditing Matters, the Chief Auditor and General Counsel will decide together on the appropriate disposition.

3.	Reports relating to Accounting and Auditing Matters will be promptly investigated by the Chief Auditor under the Audit Committee’s direction and oversight, and may involve the assistance of other Company resources as needed. To the fullest extent possible, such investigations and reports will be kept confidential.

4.	If the results of an investigation indicate that corrective action is required, the Audit Committee will decide what steps should be taken to rectify the problem and reduce the likelihood of recurrence, and may also recommend appropriate discipline.

5.	No person making a report under these Procedures shall be subject to retaliation because of making a good faith report. In addition, any employee of the Company responsible for retaliating against individuals who in good faith report concerns regarding Accounting and Auditing Matters will be subject to disciplinary action, up to and including termination. Any employee making a bad faith report, including a report made for the purpose of harassing ormaliciously injuring the subject of the report, will be subject to disciplinary action, up to and including termination.

D-1

C. Retention of Reports and Investigation Documents

The Chief Auditor will maintain, in accordance with the Company’s document retention policy, a complete record of all reports received (including those determined not to pertain to Accounting and Auditing Matters), all records associated with reports of Accounting and Auditing Matters, the treatment of reports of Accounting and Auditing Matters under these Procedures, and the ultimate disposition of Accounting and Auditing Matters reports. In addition, the Chief Auditor shall prepare an update on the status of (i) all reports of Accounting and Auditing Matters under investigation, and (ii) those reports of Accounting and Auditing Matters whose investigation has been concluded since the previous status update. Status updates shall be provided on a monthly basis for the Chairman of the Audit Committee and shall be provided on a quarterly basis for the entire Audit Committee.

IV.	Administration of Procedures

The Audit Committee is the issuer and owner of these Procedures. These Procedures shall be subject to periodic review and revision by the Audit Committee as necessary or appropriate. The Audit Committee, in consultation with the Company’s Chief Auditor, shall have the authority to make any interpretations regarding the operation of these Procedures.

D-2

Vote by Telephone
Please have your proxy card available when you call the toll-free number 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you.
c/o Morrow & Co., LLC P. O. Box 1150 Pittsburgh, PA 15230
Vote by Internet
Please have your proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you.
Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Morrow & Co., LLC, P.O. Box 1150, Pittsburgh, PA 15230.
Vote by Telephone Call toll free using a touch-tone telephone: 1-888-693-8683
Vote by Internet Access the website and cast your vote: www.cesvote.com
Vote by Mail Return your completed proxy card in the postage-paid envelope provided
Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, your vote must be received by 6:00 a.m. local time on February [?], 2008 in order to be counted in the final tabulation.
è
ê If voting by mail, please fold and detach card at perforation before mailing. ê
FOR AGAINST ABSTAIN
· · ·
This proxy when properly executed will be voted in the manner directed herein. If no instructions are given, this proxy will be voted FOR items 1 and 2. To vote in accordance with the Board’s recommendations, just sign below; no boxes need to be checked.
The Board of Directors recommends a vote FOR items 1 and 2.
Item 2. Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
Item 1. Election of Directors – for three year term which expires in 2011.
Nominees: 1. Robert T. Brady 2. Rolland E. Kidder 3. John F. Riordan
· FOR ALL
· WITHHOLD ALL
· FOR ALL, EXCEPT
Signature
Signature (if held jointly)
Title:
Date:
Please sign exactly as the name appears on this proxy card. Joint owners should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title
Signature
Signature (if held jointly)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL, EXCEPT” and write the name(s) of the nominee(s) on the line below.
Exceptions
Please mark, sign, date and return this proxy card in the enclosed prepaid envelope.

ê If voting by mail, please fold and detach card at perforation before mailing. ê
This proxy, when properly executed, will be voted as directed by the stockholder. See below for important provisions and additional instructions.
Incomplete Directions. If this card is returned signed but without directions marked for one or both items, regarding the unmarked items, you are granting the Proxies discretion to vote FOR items 1 and 2.
THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE VOTE BY TELEPHONE, INTERNET, OR SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
NATIONAL FUEL GAS COMPANY Proxy Card Solicited by the Board of Directors for Use at the Annual Meeting of Stockholders, February [?], 2008
The undersigned on the reverse side of this card hereby appoints P.C. Ackerman and A.M. Cellino, or either of them, Proxies with full power of substitution and revocation in each, to vote all the shares of Common Stock held of record by the undersigned on December 26, 2007, at the Annual Meeting of Stockholders of National Fuel Gas Company or at any adjournment of the meeting, on each of the items on the reverse side and in accordance with the directions given there, and, in their discretion, on all other matters that may properly come before the Annual Meeting of Stockholders, or any adjournment thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) approval of the minutes of the prior meeting; (iii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; (iv) any shareholder proposal omitted from the enclosed proxy statement pursuant to Rule 14a-8 or 14a-9 of the Securities and Exchange Commission’s proxy rules, and (v) all matters incident to the conduct of the meeting. This proxy may be revoked with the Secretary of the meeting as described in the Proxy Statement.
THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1 and 2 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.
TO VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE; NO BOXES NEED TO BE MARKED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN AS TO ANY ITEMS SET FORTH IN THIS PROXY, THIS PROXY WILL BE VOTED FOR ITEMS 1 and 2 DESCRIBED ON THE REVERSE SIDE OF THIS CARD.